SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                               AMENDMENT NUMBER 2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       Commission File Number:  333-125539

                         PETROSEARCH ENERGY CORPORATION
                         ------------------------------
        (Exact name of small Business Issuer as specified in its charter)


                    NEVADA                                75-3129702
                    ------                                ----------
       (State or other jurisdiction of         (IRS Employer Identification No.)
        incorporation or organization)
                                                             1311
                                                             ----
                                                 (Primary Standard Industrial
                                                     Classification Code)

         675 BERING DRIVE, SUITE 200
                HOUSTON, TEXAS                              77057
                --------------                              -----
   (Address of principle executive offices)              (Zip Code)

          4801 WOODWAY, SUITE 300E
                HOUSTON, TEXAS                              77056
                --------------                              -----
(Former address of principle executive offices)       (Former Zip Code)


                                 (713) 961-9337
                                 --------------
                 Issuer's telephone number, including area code

                                 RICHARD D. DOLE
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                         PETROSEARCH ENERGY CORPORATION
                           675 BERING DRIVE, SUITE 200
                              HOUSTON, TEXAS  77057

                                   Copies to:

                             ROBERT D. AXELROD, ESQ.
                        AXELROD, SMITH & KIRSHBAUM, P.C.
                         5300 MEMORIAL DRIVE, SUITE 700
                              HOUSTON, TEXAS  77007
                                 (713) 861-1996

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

                                   CALCULATION OF REGISTRATION FEE
                                   -------------------------------
----------------------------------------------------------------------------------------------------
                                                       PROPOSED         PROPOSED
                                                        MAXIMUM          MAXIMUM        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE   OFFERING PRICE      AGGREGATE      REGISTRATION
TO BE REGISTERED                    REGISTERED (1)     PER UNIT      OFFERING PRICE      FEE (2)
----------------------------------  --------------  ---------------  ---------------  --------------
Common Stock, $.001 par value (3)        9,692,309  $          1.30  $    12,600,000  $     1,483.02
----------------------------------  --------------  ---------------  ---------------  --------------
Common Stock, $.001 par value (3)        1,208,793  $          2.44  $     2,949,455  $       347.15
----------------------------------  --------------  ---------------  ---------------  --------------
Common Stock, $.001 par value (3)           15,385  $          4.88  $        75,078  $         8.84
----------------------------------  --------------  ---------------  ---------------  --------------
Common Stock, $.001 par value/           8,473,892  $          3.56  $    30,167,055  $     3,550.66
Underlying Warrants  (4)
----------------------------------  --------------  ---------------  ---------------  --------------

----------------------------------  --------------  ---------------  ---------------  --------------
TOTAL                                   19,390,379              N/A  $    45,791,588  $     5,389.67
----------------------------------------------------------------------------------------------------

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock which may become issuable under by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the consideration which results in an increase in the number of registrant's outstanding shares of common stock.
(2) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457 under the Securities Act of 1933, as amended.
(3)  Shares  of  Common  Stock  issued  to  selling  stockholders.
(4) Represents shares issuable upon the exercise of warrants with an average weighted exercise price of $3.56 per share.

DELAYING AMENDMENT UNDER RULE 473(A): The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to section 8(a), may determine.

The information in this prospectus is subject to completion or amendment. The securities covered by this prospectus cannot be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.
[ ]

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             PRELIMINARY PROSPECTUS
                  SUBJECT TO COMPLETION, DATED AUGUST 5, 2005


                         PETROSEARCH ENERGY CORPORATION
                        19,390,379 SHARES OF COMMON STOCK

This prospectus relates to the offering for resale of up to 10,916,487 shares of our common stock, $0.001 par value currently held by certain selling stockholders and 8,473,892 shares of common stock underlying the warrants currently held by certain selling stockholders. For a list of the selling stockholders, please see "Selling Stockholders." We are not selling any shares of our Common Stock in this offering and therefore will not receive any proceeds from the sale thereof. We may, however, receive proceeds upon the exercise of the warrants held by certain selling stockholders for which we are registering the underlying shares in the event that such warrants are exercised and paid for. We will bear all expenses, other than selling commissions and fees of the selling stockholders, in connection with the registration and sale of the shares being offered by this prospectus.

These shares may be sold by the selling stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our Common Stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

Our Common Stock currently trades in the over-the-counter market and is quoted on Pink Sheets Electronic Quotation Systems under the symbol "PTSG.PK." On July 11, 2005, the last reported sales price of our Common Stock was $1.55 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISKS. PLEASE REFER TO THE "RISK FACTORS" BEGINNING ON PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS AUGUST  ____, 2005.

                         PETROSEARCH ENERGY CORPORATION
                           675 BERING DRIVE, SUITE 200
                              HOUSTON, TEXAS  77057
                                 (713) 961-9337

                                TABLE OF CONTENTS
                                -----------------


PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . .  1
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . .  2
CAUTIONARY STATEMENT CONCERNING
    FORWARD LOOKING STATEMENTS . . . . . . . . . . . . . . .  13
THE BUSINESS . . . . . . . . . . . . . . . . . . . . . . . .  15
LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . .  24
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
    CONDITION AND RESULTS OF OPERATION . . . . . . . . . . .  24
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS . .  34
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
    ON ACCOUNTING AND FINANCIAL DISCLOSURE . . . . . . . . .  35
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . .  35
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS  36
SECURITY OWNERSHIP OF CERTAIN
    BENEFICAL OWNERS AND MANAGEMENT. . . . . . . . . . . . .  43
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS . . . .  45
SELLING STOCKHOLDERS . . . . . . . . . . . . . . . . . . . .  45
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . .  52
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . .  54
INTEREST OF NAMED EXPERTS AND COUNSEL. . . . . . . . . . . .  56
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  56
RESERVE ENGINEERS. . . . . . . . . . . . . . . . . . . . . .  56
COMMISSION POSITION OF INDEMNIFICATION FOR
    SECURITIES ACT LIABILITIES . . . . . . . . . . . . . . .  56
WHERE YOU CAN FIND MORE INFORMATION. . . . . . . . . . . . .  57
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . .  F-1

                               PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled "Where you can find more information" on page 57 in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the "Company," "we," "us," and "our" refer and relate to Petrosearch Energy Corporation and its consolidated subsidiaries.

THE  COMPANY

Petrosearch Energy Corporation, a Nevada corporation formed in November 2004, is an independent crude oil and natural gas exploration and production company. We are the successor of Petrosearch Corporation, a Texas corporation formed in August 2003. All references to capitalization and business operations herein apply to our current capitalization and operating history, including our predecessor, Petrosearch Texas. We have established production in North Dakota, Texas and Oklahoma, and are currently engaged in exploration and development activities, including direct operator activities, through its subsidiary, Petrosearch Operating Company, L.L.C., in North Dakota, Texas, Oklahoma, Mississippi, Alabama and Montana. We pursue the oil and gas business by means of a business model that we believe to be highly innovative. The model is designed to attract independent professionals having quality oil and gas prospects for exploration and development rather than us having to focus our efforts on the process of originating such prospects (see "Business Plan" and "Business Model" sections herein).

THE OFFERING
Outstanding     27,966,993 shares (as of July 11, 2005).
Common Stock

Common Stock    Up to 10,925,487 shares of common stock held by certain selling stockholders and
Offered         8,473,892 shares of common stock issuable upon the exercise of warrants, which warrants have an exercise price range of $0.98 to $9.75 per share (with a weighted average price of $3.56).

Offering Price  Determined at the time of sale by the selling stockholders.

Proceeds        We will not receive any proceeds from the sale of the common stock offered by the selling stockholders that may be sold pursuant to this prospectus. We will, however, receive proceeds of approximately $30,167,055 upon the exercise of and payment for the warrants held by certain selling stockholders for which we have registered the underlying shares, if all such warrants are exercised. Proceeds, if any, received from the exercise of warrants will be used for general corporate purposes.

Risk Factors    The securities offered hereby involve a high degree of risk. See "Risk Factors" herein.

                                  RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below before deciding to purchase shares of our Common Stock. If any of the events, contingencies, circumstances or conditions described in the risks below actually occur, our business, financial condition or results of operations could be seriously harmed. The trading price of our Common Stock could, in turn, decline and you could lose all or part of your investment.

                  RISKS RELATED TO THE COMPANY AND THE OFFERING


OUR LIMITED HISTORY MAKES AN EVALUATION OF US AND OUR FUTURE EXTREMELY DIFFICULT, AND PROFITS ARE NOT ASSURED.

We have a limited operating history, having begun commercial drilling operations in August 2003. There can be no assurance that we will be profitable in the future or that the shareholders' investments in us will be returned to them in full, or at all, over time. In view of our limited history in the oil and gas exploration business, an investor must consider our business and prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. There can be no assurance that we will be successful in undertaking any or all of the activities required for successful commercial drilling operations. Our failure to undertake successfully such activities could materially and adversely affect our business, prospects, financial condition and results of operations. In addition, there can be no assurance that our exploration and production activities will produce oil and gas in commercially viable quantities, if any at all. There can be no assurance that sales of our oil and gas production will ever generate significant revenues, that we will ever generate additional positive cash flow from our operations or that we will be able to achieve or sustain profitability in any future period.

WE HAVE EXPERIENCED RECENT SUBSTANTIAL OPERATING LOSSES AND MAY INCUR ADDITIONAL OPERATING LOSSES IN THE FUTURE.

During the twelve month period ended December 31, 2004 and the three-month period ended March 31, 2005, we incurred net losses of $1,514,592 and $495,435, respectively. In the event we are unable to increase our gross margins, reduce our costs and/or generate sufficient additional revenues to offset our increased costs, we may continue to sustain losses and our business plan and financial condition will be materially and adversely affected.

SHAREHOLDERS COULD INCUR NEGATIVE IMPACT DUE TO THE REMOVAL OF THE LEGEND ON A SIGNIFICANT PERCENTAGE OF OUR OUTSTANDING SHARES OF COMMON STOCK.

As of February 2005, approximately 16,100,000 shares of our common stock were eligible to be sold pursuant Rule 144 of the Securities Act of 1933, as amended. In the event that a substantial number of these shares are offered for sale in the market by several holders, the market price of our common stock could be adversely affected. The registration of up to 19,390,379 shares pursuant to this registration statement will also increase the number of common shares which could be sold in the public market. The availability of public trading for such a large number of shares may have an adverse effect on the trading prices of our common stock. Further, we are not engaging an underwriter to assist in a distribution of shares on behalf of the selling stockholders. No prediction can be made as to the effect, if any, that sales of shares of our common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market would likely have an adverse effect on prevailing market prices for the common stock.

THE TRADING PRICE OF OUR COMMON STOCK ENTAILS ADDITIONAL REGULATORY REQUIREMENTS, WHICH MAY NEGATIVELY AFFECT SUCH TRADING PRICE.

The trading price of our common stock is below $5.00 per share. As a result of this price level, trading in our common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser's written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock. As a consequence, the market liquidity of our common stock could be severely affected or limited by these regulatory requirements.

IN THE FUTURE, WE WILL INCUR SIGNIFICANT INCREASED COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO NEW COMPLIANCE INITIATIVES.

Upon the effectiveness of the registration statement covering the resale of shares, we will incur significant legal, accounting and other expenses as a fully-reporting public company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in fiscal 2006, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

OUR MANAGEMENT CONTROLS A SIGNIFICANT PERCENTAGE OF OUR CURRENT OUTSTANDING COMMON STOCK AND THEIR INTERESTS MAY CONFLICT WITH THOSE OF OUR SHAREHOLDERS.

As of July 11, 2005, our Directors and executive officers and their respective affiliates collectively and beneficially owned approximately 18.9% of our outstanding common stock, including all warrants exercisable within 60 days. This concentration of voting control gives our Directors and executive officers and their respective affiliates substantial influence over any matters which require a shareholder vote, including, without limitation, the election of Directors, even if their interests may conflict with those of other shareholders. It could also have the effect of delaying or preventing a change in control of or otherwise discouraging a potential acquirer from attempting to obtain control of us. This could have a material adverse effect on the market price of our common stock or prevent our shareholders from realizing a premium over the then prevailing market prices for their shares of common stock.

CUMULATIVE  VOTING  IS  NOT  AVAILABLE  TO  STOCKHOLDERS.

Cumulative voting in the election of Directors is expressly denied in our Articles of Incorporation. Accordingly, the holder or holders of a majority of the outstanding shares of our common stock may elect all of our Directors. Management's large percentage ownership of our outstanding common stock helps enable them to maintain their positions as such and thus control of our business and affairs.

WE  MAY  HAVE  CONFLICTS  OF  INTEREST  WITH  KEY  PERSONNEL.

Our key personnel may, from time to time, be engaged in activities which could be construed as a conflict of interest. One of our Directors, Mr. Don Henrich, is a principal officer of Maverick Drilling Co., Inc., a company which is owned by his wife, with which we contract for drilling services in Fort Bend County, Texas, for which we paid approximately $280,000 during the fiscal year ending December 31, 2004. Additionally, Mr. Henrich owns a 15-30% working interest in the Fort Bend County Prospect (Blue Ridge) which we recently sold. Additionally, our key personnel may own non-Company oil and gas investments, and may sit on the board of directors of oil and gas companies. It is possible that we may purchase oil and gas services from key personnel in the future.

WE  ARE  DEPENDENT  ON  KEY  PERSONNEL.

We depend to a large extent on the services of certain key management personnel, including our executive officers and other key consultants, the loss of any of which could have a material adverse effect on our operations. Specifically, we rely on Mr. Richard Dole, Chairman, President and CEO, to maintain the strategic direction of the Company. We also rely on Mr. Wayne Beninger, Chief Operating Officer, to oversee the technical evaluation of projects as well as operations of the Company. Although Messrs. Dole and Beninger currently serve under employment agreements, there is no assurance that they will continue to be employed by us. We do not maintain, nor do we plan to maintain, key-man life insurance with respect to any of our officers or Directors.

WE  ARE  SUBJECT  TO  POTENTIAL  LIABILITY  FROM  OPERATIONS.

We are subject to potential liability from our operations, such as injuries to employees or third parties, which are inherent in the management of oil and gas programs. While we intend to obtain and maintain appropriate insurance coverage for these risks, there can be no assurance that our operations will not expose us to liabilities exceeding such insurance coverage or to liabilities not covered by insurance.

OUR APPROACH TO TITLE ASSURANCE COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS AND OPERATIONS.

We intend to purchase working and revenue interests in oil and gas leasehold interests from third parties or directly from the mineral fee owners as the inventory upon which we will perform our exploration activities. The existence of a material title deficiency can render a lease worthless and can result in a large expense to us. Title insurance covering the mineral leaseholds is not generally available and in all instances, we forego the expense of retaining lawyers to examine the title to the mineral interest to be placed under lease or already placed under lease until the drilling block is assembled and ready to be drilled. We rely upon the judgment of oil and gas lease brokers or experienced landmen who perform the field work in examining records in the appropriate governmental office before attempting to acquire or place under lease a specific mineral interest. This is customary practice in the oil and gas industry. Our operating agreements require us to obtain a preliminary title review of the spacing unit within which the proposed oil and gas well is to be drilled prior to drilling in order to ensure there are no obvious deficiencies in title to the well. As a result of such examinations, certain curative work may have to be performed to correct deficiencies in the marketability of the title, and such curative work entails expense. The work might include obtaining affidavits of heirship or causing an estate to be administered. Occasionally, the examination made by the title lawyers reveals that the oil and gas lease or leases are worthless, having been purchased in error from a person who is not the owner of the mineral interest desired. In such instances, the amount paid for such oil and gas lease or leases is generally lost. In general, the loss of a lease does not create a material adverse effect, but if the defective lease covers acreage which is critical to the success of a particular project, the loss could have a material adverse effect by making the target area potentially undrillable. Our customary practice is to obtain a drill site title opinion prior to drilling a well.

WE MAY EXPERIENCE POTENTIAL FLUCTUATIONS IN RESULTS OF OPERATIONS.

Our future revenues may be affected by a variety of factors, many of which are outside our control, including (a) the success of project results; (b) swings in availability of drilling services needed to implement projects and the pricing of such services; (c) a volatile oil and gas pricing market which may make certain projects that we undertake uneconomic; (d) the ability to attract new independent professionals with prospects in a timely and effective manner; and
(e) the amount and timing of operating costs and capital expenditures relating to conducting our business operations and infrastructure. As a result of our limited operating history and the emerging nature of our business plan, it is difficult to forecast revenues or earnings accurately, which may fluctuate significantly from quarter to quarter.

WE MAY BE UNABLE TO ATTRACT AND RETAIN INDEPENDENT PROFESSIONALS.

Our future success depends in large part on our ability to identify and acquire the talents of highly qualified independent professinals and their specific projects. If we are unable to engage a sufficient number of such professionals, we may not be able to expand our business. We have an innovative expansion concept within a relatively experienced industry. This concept is so non-typical that it may take longer to build its acceptance than we currently anticipate. This could delay implementation of projects and subsequent cash flows. Our concept may prove to be too inadequate to attract quality independent oil and gas professionals. Furthermore, our current subsidiaries will bear a great deal of scrutiny by independent professionals before such professionals are willing to contribute their projects to our subsidiaries. We have not conducted, or engaged any other person or entity to conduct, any formal marketing surveys regarding the potential for our proposed business plan.

WE HAVE A "RIGHT OF FIRST REFUSAL" AGREEMENT WITH ROCK ENERGY PARTNERS OPERATING, L.P.

Under the Right of First Refusal (as discussed in "The Company--Sources of Financing Employed by Company to Date"), Rock Energy Partners Operating L.P. has the right to assume some or all of our drilling obligations (and pay the costs thereof). In return, we receive a reversionary interest from Rock after Rock receives payback (return of its investment) for each project. The percentage of reversionary interest and percentage of payback varies from project to project. To the extent that Rock invests pursuant to the Right of First Refusal Agreement, this will defer the cash flow from production of any successful projects until the time that Rock's investment is repaid. To the extent Rock declines to invest in future projects, we may not be able to participate in some development opportunities without obtaining another drilling partner or additional capital.

WE RELY UPON AN EXISTING CREDIT FACILITY.

Our sole exiting credit facility has been provided by Fortuna Energy, L.P., a private entity. Since a private entity is not governed by typical banking regulations, the negotiated terms of the Fortuna Credit Facility are unique and could, in given circumstances, be less favorable to us than traditional financing. Certain of these unique terms are as follows:

     The Fortuna Credit Facility is described as an $18,000,000 facility, but limits advances in any 3-month period to $4,500,000 (with unused portions carried forward to subsequent quarters) and only guarantees advances up to an aggregate of $4,500,000. The lender will charge a one quarter percent per quarter standby fee for portions of the available funds which are not actually drawn by us in a given quarter.

     Beyond the $4,500,000 sum, the lender may not make additional funds available either due to our failure to meet the collateral coverage requirements, or due to the lender's lack of funds. If the lender fails to make further advances due to its lack of funds, the agreement between the lender and us provides that the lender has no liability to us for such failure. In the event of such a failure by the lender, we would lose our sole credit facility without sufficient notice.

     The Fortuna Credit Facility limits the availability of the funds for a 12-month period from inception. Currently, we do not have a credit facility for working capital it may need after the 12-month period.

     The repayment terms of the Fortuna Credit Facility provide for a 24-month maturity, with monthly installments of principal, but the lender is permitted to call the note and require full payment of the outstanding indebtedness at 18 months with only 30 days notice to us. Interest is payable quarterly. The principal repayments are based upon ten percent of the advances made, but are stipulated to never be less than $300,000 per month once an aggregate $3,000,000 has been advanced.

     The Fortuna Credit Facility limits available funds after the initial $4,500,000 drawn to a sum which is based upon the total principal outstanding after the advance being less than the sum of (i) all costs of oil and gas leases funded with funds under the Fortuna Credit Facility and
     (ii) 75% of our Proved Producing Reserves from all sources. Our failure to achieve sufficient drilling success to meet these Proved Producing Reserve requirements could result in a suspension of our right to obtain further advances.

WE  PARTICIPATE  IN  OIL  AND  GAS  LEASES  WITH  THIRD  PARTIES.

We may own less than 100% of the working interest in certain leases acquired by us, and other parties will own the remaining portion of the working interest. Financial risks are inherent in any operation where the cost of drilling, equipping, completing and operating wells is shared by more than one person. We could be held liable for the joint activity obligations of the other working interest owners such as nonpayment of costs and liabilities arising from the actions of the working interest owners. In the event other working interest owners do not pay their share of such costs, we would likely have to pay those costs. In such situations, if we were unable to pay those costs, we could become insolvent.

WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE, WHICH COULD CAUSE DILUTION TO ALL SHAREHOLDERS.

We may seek to raise additional equity capital in the future. Any issuance of additional shares of our common stock will dilute the percentage ownership interest of all shareholders and may dilute the book value per share of our common stock.

WE DERIVE OUR REVENUES FROM A LIMITED NUMBER OF CUSTOMERS.

During the fiscal year ending December 31, 2004, we derived all of our revenues from only three customers (purchasers of oil and gas). Our revenues from these three customers were comprised of the following percentages: Eighty Eight Oil, LLC--66%; Gulfmark Energy, Inc.--28%; and Bear Paw Energy, LLC-6%. The loss of any particular customer could have a material adverse impact on our financial condition if we are not able to find another purchaser of comparable quantities of oil and gas.

EXPANSION  OF OUR EXPLORATION PROGRAM WILL REQUIRE CAPITAL FROM OUTSIDE SOURCES.

We do not currently have the financial resources to explore and drill all of our currently identified prospects. Absent raising additional capital or entering into joint venture agreements, we will not be able to increase our exploration and drilling operations at the projected rate. This could limit the size of our business. There is no assurance that capital will be available in the future to us or that capital will be available under terms acceptable to us. We will need to raise additional money, either through the sale of equity securities (which could dilute the existing stockholders' interest), through the entering of joint venture agreements (which, while limiting our risk, could reduce our ownership interest in particular assets), or from borrowings from third parties (which could result in additional assets being pledged as collateral and which would increase our debt service requirements).

Additional capital could be obtained from a combination of funding sources, many of which could have a material adverse effect on our business, results of operations and financial condition. These potential funding sources, and the potential adverse effects attributable thereto, include:

     - cash flow from operating activities, which is sensitive to prices we receive for oil and natural gas and the success of current and future operations;

     - borrowings from financial institutions, which may subject us to certain restrictive covenants, including covenants restricting our ability to raise additional capital or pay dividends;

     - debt offerings, which would increase our leverage and add to our need for cash to service such debt (which could result in additional assets being pledged as collateral and which could increase our debt service requirements);

     - additional offerings of equity securities, which would cause dilution of our common stock;

     - sales of prospects generated by the exploration program, which would reduce future revenues from that program;

     - additional sales of interests in our projects, which could reduce future revenues; and

     - arrangement of a business development loan from, or prepayment of terminal use fees by, prospective sellers or purchasers of oil and gas.

Our ability to raise additional capital will depend on the results of operations and the status of various capital and industry markets at the time such additional capital is sought. Accordingly, capital may not become available to us from any particular source or at all. Even if additional capital becomes available, it may not be on terms acceptable to us. Failure to obtain additional financing on acceptable terms may have a material adverse effect on our business, results of operations and financial condition.

WE  DEPEND  ON INDUSTRY VENDORS AND MAY NOT BE ABLE TO OBTAIN ADEQUATE SERVICES.

We are and will continue to be largely dependent on industry vendors for the success of our oil and gas exploration projects. These contracted services include, but are not limited to, accounting, drilling, completion, workovers (remedial down hole work on a well) and reentries (entering an existing well and changing the direction and/or depth of a well), geological evaluations, engineering, leasehold acquisitoin (landmen), operations, legal, investor relations/public relations, and prospect generation. We could be harmed if we fail to attract quality industry vendors to participate in the drilling of prospects which we identify or if our industry vendors do not perform satisfactorily. We often have, and will continue to have, little control over factors that would influence the performance of our vendors.

WE  RELY  ON  THIRD  PARTIES  FOR PRODUCTION SERVICES AND PROCESSING FACILITIES.

The marketability of our production depends upon the proximity of our reserves to, and the capacity of, facilities and third party services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities. The unavailability or lack of capacity of such services and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. A shut-in or delay or discontinuance could materially adversely affect our financial condition. In addition, federal and state regulation of oil and natural gas production and transportation affect our ability to produce and market oil and natural gas on a profitable basis.

WE  MAY  NOT  OPERATE  ALL  PROJECTS.

We may not operate all properties in which we have an interest; as a result, we may have limited ability to exercise influence over, and control the risks associated with, operations of these properties. The failure of a well operator to adequately perform operations, an operator's breach of the applicable agreements or an operator's failure to act in ways that are in our best interest could reduce our production and revenues. The success and timing of our development activities on properties operated by others therefore depend upon a number of factors outside of our control, including the operator's:

     -    timing  and  amount  of  capital  expenditures;

     -    expertise  and  financial  resources;

     -    inclusion  of  other  participants  in  drilling  wells;  and

     -    use  of  technology.

OUR DIRECTORS AND OFFICERS HAVE LIMITED LIABILITY AND HAVE RIGHTS TO INDEMNIFICATION.

Our Articles of Incorporation and Bylaws provide, as permitted by governing Nevada law, that our Directors and officers shall not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a Director or officer, with certain exceptions. The Articles further provide that we will indemnify our Directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil litigation or criminal action brought against them on account of their being or having been its Directors or officers unless, in such action, they are adjudged to have acted with gross negligence or willful misconduct.

The inclusion of these provisions in the Articles may have the effect of reducing the likelihood of derivative litigation against Directors and officers, and may discourage or deter stockholders or management from bringing a lawsuit against Directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

The Articles provide for the indemnification of our officers and Directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by Nevada law. The Articles include related provisions meant to facilitate the indemnitee's receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and (iii) the establishment of certain presumptions in favor of an indemnitee.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                    GENERAL RISKS OF THE OIL AND GAS BUSINESS

INVESTMENT  IN  THE  OIL  AND  GAS  BUSINESS  IS  RISKY.

Oil and gas exploration and development is an inherently speculative activity. There is no certain method to determine whether or not a given lease will produce oil or gas or yield oil or gas in sufficient quantities and quality to result in commercial production. There is always the risk that development of a lease may result in dry holes or in the discovery of oil or gas that is not commercially feasible to produce. There is no guarantee that a producing asset will continue to produce. Because of the high degree of risk involved, there can be no assurance that we will recover any portion of our investment or that our investment in leases will be profitable.

WE  ARE  SUBJECT  TO  DRILLING  AND  OPERATIONAL  HAZARDS.

The  oil  and  gas  business  involves  a variety of operating risks, including:

          -    blowouts,  cratering  and  explosions;

          -    mechanical  and  equipment  problems;

          -    uncontrolled  flows  of  oil  and  gas  or  well  fluids;

          -    fires;

          -    marine  hazards  with  respect  to  offshore  operations;

          -    formations  with  abnormal  pressures;

          -    pollution  and  other  environmental  risks;  and

          -    natural  disasters.

Any of these events could result in loss of human life, significant damage to property, environmental pollution, impairment of our operations and substantial losses. Locating pipelines near populated areas, including residential areas, commercial business centers and industrial sites, could increase these risks. In accordance with customary industry practice, we will maintain insurance against some, but not all, of these risks and losses. The occurrence of any of these events not fully covered by insurance could have a material adverse effect on our financial position and results of operations.

WE  HAVE  COMPETITION  FROM  OTHER  COMPANIES.

A large number of companies and individuals engage in drilling for gas and oil, and there is competition for the most desirable prospects. We will encounter intense competition from other companies and other entities in the sale of our gas and oil production. We could be competing with numerous gas and oil companies which may have financial resources significantly greater than ours. Further, the quantities of gas and oil to be delivered by us may be affected by factors beyond our control, such as the inability of the wells to deliver at the necessary quality and pressure, premature exhaustion of reserves, changes in governmental regulations affecting allowable production and priority allocations and price limitations imposed by federal and state regulatory agencies.

WE  MAY  BE  UNABLE  TO  ACQUIRE  OIL  AND  GAS  LEASES.

To engage in oil and gas exploration, we must first acquire rights to conduct exploration and recovery activities on identified prospects. We may not be successful in acquiring "farm-outs" (agreements whereby the owner of lease interests grants to a third party the right to earn an assignment of an interest in the lease, typically by drilling one or more wells), permits, lease options, leases or other rights to explore for or recover oil and gas. The U.S.
Department of the Interior and the states in which we and our subsidiaries conduct operations award oil and gas leases on a competitive bidding basis. Non-governmental owners of the onshore mineral interests within the area covered by our exploration program are not obligated to lease their mineral rights to us except where we have already obtained lease options. In addition, other major and independent oil and gas companies with financial resources significantly greater than ours may bid against us for the purchase of oil and gas leases. If we or our subsidiaries are unsuccessful in acquiring these leases, permits, options and other interests, our prospect inventory for exploration and drilling could be significantly reduced, and our business, results of operations and financial condition could be substantially harmed.

THE UNAVAILABILITY OR HIGH COST OF DRILLING RIGS, EQUIPMENT, SUPPLIES, PERSONNEL AND OILFIELD SERVICES COULD MATERIALLY ADVERSELY IMPACT US.

Drilling activity in the area of our proposed initial activities is extremely high. Increased drilling activity in these areas could decrease the availability of rigs and our access to oilfield services. Either shortages or increases in the cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our operations. There can be no assurance that we will be able to obtain the necessary equipment or services may not be available to us at economical prices.


OIL  AND  GAS  PRICES  ARE  VOLATILE.

Our revenues, cash flow, operating results, financial condition and ability to borrow funds or obtain additional capital depend substantially on the prices that we receive for oil and gas production. Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil and gas prices also may reduce the amount of oil and gas that we can produce economically. High oil and gas prices could preclude acceptance of our business model. Depressed prices in the future would have a negative effect on our future financial results.

Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply of and demand, market uncertainty and a variety of additional factors that are beyond our control. These factors include:

          -    the  domestic  and  foreign  supply  of  oil;

          -    the  level  of  consumer  product  demand;

          -    weather  conditions;

          - political conditions in oil producing regions, including the Middle East;

          - the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

          -    the  price  of  foreign  imports;

          -    actions  of  governmental  authorities;

          -    domestic  and  foreign  governmental  regulations;

          -    the  price, availability and acceptance of alternative fuels; and

          -    overall  economic  conditions.

These factors and the volatile nature of the energy markets make it impossible to predict with any certainty future oil and gas prices. Our inability to respond appropriately to changes in these factors could negatively affect their profitability.

WE  MAY  HAVE  WRITEDOWNS  OF  OUR  ASSETS  DUE  TO  PRICE  VOLATILITY.

SEC accounting rules require us to review the carrying value of our oil and gas properties on a quarterly basis for possible write-down or impairment. Under these rules, capitalized costs of proved reserves may not exceed a ceiling calculated at the present value of estimated future net revenues from those proved reserves. Capital costs in excess of the ceiling must be permanently written down. A decline in oil and natural gas prices could cause a write down which would negatively affect our net income.

ESTIMATES OF OIL AND GAS RESERVES ARE UNCERTAIN AND MAY VARY SUBSTANTIALLY FROM ACTUAL PRODUCTION.

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of expenditures, including many factors beyond our control. Our oil and gas reserves set forth in this prospectus represent the estimated quantities of oil and gas based on reports prepared by third party reserve engineers. There is a reasonable certainty of recovering the proved reserves as disclosed in those reports. Information relating to our proved oil and gas reserves is based upon engineering data which demonstrates, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available geological, geophysical, engineering and economic data, the precision of engineering and judgment. As a result, estimates of different engineers often vary. The estimates of reserves, future cash flows and present value are based on various assumptions, including those prescribed by the SEC relating to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds, and are inherently imprecise.

You should not assume that the present values referred to herein represent the current market value of our estimated oil and natural gas reserves. In accordance with requirements of the SEC, the estimates of present values are based on prices and costs as of the date of the estimates. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate.

Quantities of proved reserves are estimated based on economic conditions, including oil and natural gas prices in existence at the date of assessment. Our reserves and future cash flows may be subject to revisions based upon changes in economic conditions including oil and natural gas prices, as well as due to production results, results of future development, operating and development costs and other factors. Downward revisions of our reserves could have an adverse affect on our financial condition, operating results and cash flows.

WE  ARE  SUBJECT  TO  GOVERNMENTAL  REGULATIONS.

Gas and oil operations in the United States are subject to extensive government regulation and to interruption or termination by governmental authorities on account of ecological and other considerations. The Environmental Protection Agency of the United States and the various state departments of environmental affairs closely regulate gas and oil production effects on air, water and surface resources. Furthermore, proposals concerning regulation and taxation of the gas and oil industry are constantly before Congress. It is impossible to predict future proposals that might be enacted into law and the effect they might have on us. Thus, restrictions on gas and oil activities, such as production restrictions, price controls, tax increases and pollution and environmental controls may have a material adverse effect on us.

THE OIL AND GAS INDUSTRY IS SUBJECT TO HAZARDS RELATED TO POLLUTION AND ENVIRONMENTAL ISSUES.

Hazards in the drilling and/or the operation of gas and oil properties, such as accidental leakage or spillage, are sometimes encountered. Such hazards may cause substantial liabilities to third parties or governmental entities, the payment of which could reduce distributions or result in the loss of our leases. Although it is anticipated that insurance will be obtained by third-party operators for our benefit, we may be subject to liability for pollution and other damages due to environmental events which cannot be insured against due to prohibitive premium costs, or for other reasons. Environmental regulatory matters also could increase substantially the cost of doing business, may cause delays in producing oil and gas or require the modification of operations in certain areas.

Our operations are subject to numerous stringent and complex laws and regulations at the federal, state and local levels governing the discharge of materials into the environment or otherwise relating to environmental protection. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial requirements, and the imposition of injunctions to force future compliance.

The Oil Pollution Act of 1990 and its implementing regulations impose a variety of requirements related to the prevention of oil spills, and liability for damages resulting from such spills in United States waters. OPA 90 imposes strict joint and several liability on responsible parties for oil removal costs and a variety of public and private damages, including natural resource damages. While liability limits apply in some circumstances, a party cannot take advantage of liability limits if the spill was caused by gross negligence or willful misconduct or resulted from violation of a federal safety, construction or operation regulation. If a party fails to report a spill or to cooperate fully in a cleanup, liability limits likewise do not apply. Even if applicable, the liability limits for offshore facilities require the responsible party to pay all removal costs, plus up to $75 million in other damages. For onshore facilities, the total liability limit is $350 million. OPA 90 also requires a responsible party at an offshore facility to submit proof of its financial ability to cover environmental cleanup and restoration costs that could be incurred in connection with an oil spill.

The Comprehensive Environmental Response, Compensation, and Liability Act, also known as the "Superfund" law, and analogous state laws impose strict, joint and several liability on certain classes of persons that are considered to have contributed to the release of a "hazardous substance" into the environment. These parties include the owner or operator of the site where the release occurred, and those that disposed or arranged for the disposal of hazardous substances found at the site. Responsible parties under CERCLA may be subject to joint and several liability for remediation costs at the site, and may also be liable for natural resource damages. Additionally, it is not uncommon for neighboring landowners and other third parties to file tort claims for personal injury and property damage allegedly caused by hazardous substances released into the environment.

State statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. In addition, there are state statutes, rules and regulations governing conservation matters, including the unitization or pooling of oil and gas properties, establishment of maximum rates of production from oil and gas wells and the spacing, plugging and abandonment of such wells. Such statutes and regulations may limit the rate at which oil and gas could otherwise be produced from our properties and may restrict the number of wells that may be drilled on a particular lease or in a particular field.

WE  MAY  EXPERIENCE  RAPID  INCREASES  IN  OUR  OPERATING  COSTS.

The gas and oil industry historically has experienced periods of rapid cost increases from time to time. Increases in the cost of exploration and development would affect our ability to acquire equipment and supplies. Increased drilling activity could lead to shortages of equipment and material which would make timely drilling and completion of wells impossible. The costs of producing oil and gas and conducting field operations may also be subject to rapid cost changes that are not in our control. There is no assurance that over the life of any project there will not be fluctuating or increasing costs in doing business.

TERRORIST ATTACKS AND CONTINUED HOSTILITIES IN THE MIDDLE EAST OR OTHER SUSTAINED MILITARY CAMPAIGNS MAY ADVERSELY IMPACT THE INDUSTRY AND US.

The terrorist attacks that took place in the United States on September 11, 2001, were unprecedented events that have created many economic and political uncertainties, some of which may materially adversely impact us. The long-term impact that terrorist attacks and the threat of terrorist attacks may have on the oil and gas business is not known at this time. Uncertainty surrounding continued hostilities in the Middle East or other sustained military campaigns may adversely impact us in unpredictable ways.


                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management and information currently available to management. The use of words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, indicates a forward-looking statement.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements, which speak only to the date made. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demands and acceptance, changes in technology, economic conditions, the impact of competition and pricing, and government regulation and approvals. Petrosearch cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those Petrosearch expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as our ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business.

Our expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance, however, that our expectations, beliefs or projections will result, be achieved, or be accomplished. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no duty to update these forward-looking statements.


CAUTIONARY  NOTE  TO  U.S.  INVESTORS

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION PERMITS OIL AND GAS COMPANIES, IN THEIR FILINGS WITH THE SEC, TO DISCLOSE ONLY PROVED RESERVES THAT A COMPANY HAS DEMONSTRATED BY ACTUAL PRODUCTION OR CONCLUSIVE FORMATION TESTS TO BE ECONOMICALLY AND LEGALLY PRODUCIBLE UNDER EXISTING ECONOMIC AND OPERATING CONDITIONS. WE USE CERTAIN TERMS HEREIN, SUCH AS "PROBABLE", "POSSIBLE", "RECOVERABLE", AND "RISKED," AMONG OTHERS, THAT THE SEC'S GUIDELINES STRICTLY PROHIBIT US FROM INCLUDING IN FILINGS WITH THE SEC. READERS ARE URGED TO CAREFULLY REVIEW AND CONSIDER THE VARIOUS DISCLOSURES MADE BY US WHICH ATTEMPT TO ADVISE INTERESTED PARTIES OF THE ADDITIONAL FACTORS WHICH MAY AFFECT OUR BUSINESS.

For a discussion of some additional factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page 2. The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of the prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of Common Stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

                                  THE BUSINESS

OVERVIEW

Petrosearch Energy Corporation, a Nevada corporation formed in November 2004, is an independent crude oil and natural gas exploration and production company. We are the successor of Petrosearch Corporation, a Texas corporation formed in August 2003. All references to capitalization and business operations herein apply to our current capitalization and operating history, including our predecessor, Petrosearch Texas. We have established production in North Dakota, Texas and Oklahoma, and are currently engaged in exploration and development activities, including direct operator activities, through our subsidiary, Petrosearch Operating Company, L.L.C., in North Dakota, Texas, Oklahoma, Mississippi, Alabama and Montana. We pursue the oil and gas business by means of a business model that we believe to be highly innovative. The model is designed to attract independent professionals having quality oil and gas prospects for exploration and development rather than us having to focus our efforts on the process of originating such prospects (see "Business Plan" and "Business Model" sections herein).

OUR  HISTORY

We are the successor to the business of Petrosearch Corporation, a Texas corporation, that was formed in August 2003 pursuant to a multi-step merger and holding company restructure. Under this merger plan, Petrosearch Corporation, a privately held Delaware corporation formed in April 2002, merged into a Texas subsidiary of Texas Commercial Resources, Inc., a publicly traded company. Simultaneously, TCRI created Petrosearch Texas as a subsidiary, and then consummated a holding company reorganization which resulted in the parent company (TCRI) and the subsidiary (Petrosearch Texas) reversing positions, such that TCRI became a subsidiary of Petrosearch Texas. In November 2003, immediately following the merger, we agreed to sell the outstanding stock of the TCRI subsidiary back to its former shareholders. Under the terms of the agreement, Petrosearch Texas conveyed the capital stock of the TCRI subsidiary to a designated trustee and paid certain existing liabilities of TCRI in exchange for 1,500,000 shares of TexCom, Inc. a separate Texas corporation, plus an indemnity related to certain existing TCRI liabilities.

In November 2004, shareholders of Petrosearch Texas approved a 6.5-to-1 reverse stock split which took effect immediately prior to its merger with the Company on December 30, 2004. The effect of the merger, among other things, was to redomicile to Nevada. Upon the completion of the merger, shareholders of Petrosearch Texas were issued shares of our common stock representing 100% of the then issued and outstanding common shares.

Business Plan
-------------

We  were  founded  on  the  belief  that,  despite  the  steady  decline of U.S.
hydrocarbon reserves and production during the past three decades, the consolidation and restructuring of the upstream portion of the oil and gas industry (including exploration, drilling and production) had left a significant number of valuable oil and gas prospects available for acquisition and development throughout North America.

In order to identify and target such prospects for exploration and development, we continue to implement the business plan and business model of the original Petrosearch Delaware, which was to find and empower independent oil and gas professionals who had high quality prospects and who wished to remain involved in the development and exploitation of those prospects, but lacked the business resources required. Our role is to supply the exploration capital, along with the technical, operational and administrative support and management oversight, needed to develop the prospects.

Thus far, we and our drilling partner, Rock, have acquired a leasehold position or option to acquire more than 88,000 gross acres (approximately 30,000 acres net) in six states. This figure includes approximately 61,000 gross acres (16,100 net acres) held under a farmout agreement (an agreement whereby the owner of the lease interests grants to a third party the right to earn an assignment of an interest in the lease, typically by drilling one or more wells) that expires on September 15, 2005, unless we give notice by July 1, 2005, of our election to drill a test well before the expiration of the agreement. (See "Activity Table")

BUSINESS  MODEL

In  broad  outline,  our  business  model  consists  of:

1. Identifying and supplying business resources to independent professionals with projects of merit, as described above, pursuant to a joint interest agreement whereby certain independent professional receives either an ownership interest in the project or a share of the net revenues after a payout of capital to us.

2. A multi-tiered review process whereby each proposed project is vetted at up to four levels:

     -    The  independent  producer  and  the independent producer's advisors;
     -    Our  management  and  internal  committees;
     -    Our  independent  technical  advisors;  and
     -    The  institutional partners and the institutional partners' advisors.

     The fourth level of review applies only when we have an institutional drilling partner. Although success is not guaranteed, we believe that this multi-tiered process is a rigorous quality control system that increases the probability of successful projects.

3. A two-tiered management structure supported by a commitment to contracting services for the maximum possible number of business functions. The two tiers of management consist of (a) the corporate officers and managers, and
     (b) the independent professionals who bring the projects and oversee their development. This short decision chain is intended to allow rapid decision making; the policy of contracting services for technical, administrative and professional input is intended to avoid building costly layers of fixed overhead while at the same time having access to expertise appropriate to each project and situation.

SOURCES OF FINANCING EMPLOYED BY US TO DATE

Corporate Financing

To date, we have financed our activities through the issuance of common stock, preferred stock, a series of bonds, agreements with Rock (see further discussion below), a revolving line of credit and internally generated cash flow from oil and gas production.

In April 2005, we completed the private placement of 8,153,846 shares of common stock for total gross proceeds of $10,600,000 and net proceeds of $9,900,000. Sterne, Agee & Leach served as placement agent for the sale of these shares which were placed to a group of accredited investors primarily consisting of U.S.-based institutional investment funds. The placement agent received a commission of 6% of the gross proceeds.

Additionally, in December 2004 and January 2005, we completed the private placement of 1,538,462 shares of common stock to one accredited investor for total gross proceeds of $2,000,000. No commissions were paid on this placement.

In October 2004, we reached an agreement with Fortuna Energy, L.P. to provide a revolving credit facility minimum of $2.0 million and a maximum of $18 million in project financing to us over the 12-month period ending October 25, 2005. The significant provisions of the Credit Facility are as follows:

     The Credit Facility matures on the 24-month anniversary of the initial advance (which occurred on October 25, 2004) and may be prepaid at any time. Irrespective of this term, after eighteen (18) months following the commencement of the term, either us or Fortuna shall have the right upon thirty (30) days written notice to terminate the Credit Facility. Upon such an election, the outstanding principal and the accrued, unpaid interest thereon shall become due and payable.

     The proceeds may be utilized for past, present or future acquisitions of oil and gas leases, including associated costs of technical review and analysis, drilling, reworking, production, transportation, marketing and plugging. The proceeds may also be used to fund all lender charges and fees, including legal fees of Fortuna's counsel.

     Subject to the draw limitations and funds availability provisions described below, we are required to utilize the funds from the Credit Facility to fund lease acquisitions by our TK Petrosearch, L.L.C. and Anadarko Petrosearch, L.L.C. subsidiaries before resorting to funds which may be available internally or from third parties (other than drilling co-venturers). On August 3, 2005, we sold our assets in TK Petrosearch, L.L.C., thereby removing it from the Credit Facility.

     The collateral for the Credit Facility includes a first and prior lien on the oil and gas leases acquired with Fortuna's funds, as well as the equipment on any well drilled with Fortuna's funds. The collateral also includes all existing and future lease interests in Fort Bend County, Texas and the State of Oklahoma, and all existing lease interests in North Dakota (regardless of whether Fortuna's funds are utilized in North Dakota) as well as our membership interest (subject to the possible payment to certain independent professionals of either an ownership interest or a share of the net revenues after-payout as discussed above in the section entitled "Business Model") in TK Petrosearch, L.L.C. and Anadarko Petrosearch, L.L.C.

     The  Credit Facility provides that the principal may be drawn over a twelve
     (12) month period beginning on the date of the initial advance (which occurred October 25, 2004) at a maximum rate of $4,500,000 for each 3-month period following the initial draw in a lump sum or partial sums. Undrawn funds may be carried over to subsequent 3-month draw measurement periods. Repaid principal may be redrawn subject to the $4,500,000 limitation and the limitations upon collateral coverage described below. The inability of Fortuna to meet a particular draw request shall not constitute a breach of the Credit Facility by Fortuna.

     After the initial $4,500,000 is drawn by us under the Credit Facility, additional funds may only be drawn by us if the principal balance under the note following the requested draw is less than the sum of (i) actual costs of the oil and gas leases funded through the date of the requested draw with Fortuna funds, and (ii) 75% of our Proved Producing Reserves from all properties as reflected in the most recent reserve report prepared by an independent petroleum engineer with qualifications to provide such a report compliant with SEC standards. (For purposes of the Credit Facility, the term Proved Producing Reserves means the estimated quantities of crude oil, natural gas and natural gas liquids which, based upon engineering and geologic data, are expected to be recovered under existing economic and operating conditions from existing wells in reservoirs (including behind the pipe reservoirs) that have produced at any time during the twelve (12) months before the reporting date.) We are required to pledge additional collateral, after the initial $4,500,000 is drawn, if these coverage requirements are deficient for thirty (30) consecutive days.

     Under the Credit Facility, Fortuna will receive a 1% overriding royalty interest in the leases acquired or drilled using Fortuna's funds, as well as a like overriding royalty in current leases held in TK Petrosearch, L.L.C. in Fort Bend County, Texas (discussed herein) and certain leases held in Anadarko Petrosearch, L.L.C. in Oklahoma. Additionally, Fortuna shall charge quarter-annually a standby fee equal to one quarter of one percent (0.25%) of the funds available to be drawn but not requested by us, unless the limitations imposed upon advances under the Credit Facility are then applicable. Under the terms of the Credit Facility, principal is to be repaid in monthly installments equal to ten percent (10%) of the advance commencing sixty (60) days after the advance. At such time as the aggregate principal advances equal or exceed $3,000,000, then beginning sixty (60) days after the threshold is achieved, monthly principal installments shall never be less than $300,000 monthly until repaid. Interest shall be repaid under the Credit Facility at six percent (6%) per annum payable quarterly in arrears commencing ninety (90) days after the date of the initial advance.

As of May 25, 2005, the principal balance outstanding pursuant to the Credit Facility was $2,565,000. Subsequent to May 25, 2005, we made two payments of $435,000, each bringing the current principal balance outstanding pursuant to the Credit Facility to $1,695,000. It is management's intent to utilize the Credit Facility to acquire new leases and develop existing leases with these funds, securing the debt with the collateral required under the terms of the Credit Facility.

Project  Financing  and  Right  of  First  Refusal

In addition to our sources of corporate financing, we have utilized capital from an institutional partner, Rock, on a project-by-project basis. In April 2004, we entered into an agreement with Rock, as further amended in May 2004, whereby Rock has the right of first refusal to fund up to 100% of our drilling obligations. The terms of the agreement with Rock provide that we will receive a reversionary interest from 50% to 12.5% which may vary by prospect, after payout to Rock. At present, Rock's capital investment in projects in progress to date is approximately $12,900,000. We continue to present projects to Rock as they become available. Rock has agreed to participate in three of our current projects already committed, started or completed under this agreement include exploratory wells in Jefferson County, Mississippi; Colorado County, Texas; and Sheridan County, Montana.

RECENT SALE OF ASSETS IN FORT BEND COUNTY, TEXAS, OF TK PETROSEARCH, L.L.C.

In June, 2005, the Company entered into an Option Agreement with T. Kelley Erwin, the individual that has managed it's TK Petrosearch, LLC subsidiary, to sell all of the assets of the subsidiary to Mr. Erwin or his designated assignee for a purchase price of $1,800,000, as adjusted upward for certain drilling and operating costs incurred and to be incurred by the Company. The Option Agreement provided for a deadline of July 29, 2005, for exercise of the option which was later amended by the parties to August 3, 2005, the actual date of consummation of the sale. The parties further clarified by amendment that the purchaser would be Kellco Energy, Ltd. and that the effective date of transfer for accounting purposes would be July 1, 2005. The consideration received by the Company, after cost adjustments, is in excess of $2,100,000 but the exact figure will not be known until all operating expense statements and invoices are received and reconciled. The parties have escrowed $20,000 until the reconciliation has been completed. These assets account for $1,370,110 of the Company's PV-10 of Proved Reserves as of December 31, 2004, or approximately 10% of the Company's total PV-10 value. The average monthly net income derived from these assets prior to sale was $75,000.00 based upon average monthly production of 1,844 barrels of oil. The sale proceeds are expected to be deployed to other exploration and development targets.

CUSTOMERS

We currently have four customers who purchase our oil and gas products. However, we believe there is a sufficient market to support our revenues in the event we were to lose all current customers given the commodity nature of our product.

COMPETITION

The petroleum and natural gas industry is intensely competitive, and we compete with other companies that have substantially larger financial resources operations, staffs and facilities. Many of these companies not only explore for and produce crude oil and natural gas, but also carry on refining operations and market oil and other products on a regional, national or worldwide basis. Such companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may have a greater ability to continue exploration activities during periods of low hydrocarbon market prices. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment

GOVERNMENTAL REGULATIONS AND THE COST OF COMPLIANCE

We are an independent crude oil and natural gas exploration and development company. Federal, state and local laws and regulations have been enacted regulating the industry which create liability for certain environmental contamination. Environmental laws regulate, among other things, the transportation, storage, and handling of oil and gas products. Governmental regulations govern matters such as the protection of fresh water sources, both surface and subsurface, remediation of soil and water contamination resulting from business operations or accidents, disposal of residual chemical wastes, operating procedures, waste water discharges, air emissions, fire protection, worker and community right-to-know and emergency response plans. Moreover, so-called "toxic tort" litigation has increased markedly in recent years as persons allegedly injured by chemical contamination seek recovery for personal injuries or property damage. These legal developments present a risk of liability should we be deemed to be responsible for contamination or pollution caused or increased by any activities we undertake, or for an accident which occurs in the course of such activities. There can be no assurance that our policy of establishing and implementing proper procedures for complying with environmental regulations will be effective at preventing us from incurring a substantial environmental liability. If we were to incur a substantial uninsured liability for environmental damage, our financial condition could be materially adversely affected.

We presently have the ability to deliver remediation and recycling services through our vendors that meet applicable federal and state standards for the delivery of our services, and for the level of contaminant removal. The government can, however, impose new standards. If new regulations were to be imposed, we may not be able to comply in either the delivery of our services, or in the level of contaminant removal from the waste stream.

Permits are generally required by federal and state environmental agencies for the operation of our activities. The costs of acquiring the operating permits have been borne by us. Most of these permits must be renewed periodically and the governmental authorities involved have the power, under various circumstances, to revoke, modify, or deny issuance or renewal of these permits.


EXPLORATION AND DEVELOPMENT ACTIVITIES

Since inception, we have drilled 22 new wells in five states (Texas, Montana, North Dakota, Mississippi and Oklahoma), conducted five workovers of previously existing abandoned wells. We are in the process of drilling, completing or testing four wells. We presently have gross production from 17 wells of approximately 405 barrels of oil equivalent per day with a net interest to us of approximately 207 barrels of oil equivalent per day from 15 wells as we have a reversionary interest only in two wells.

As of December 31, 2004, we had approximately $13,717,511 in proven PV-10 reserves. These proven PV-10 reserves are comprised of: North Dakota -
$7,034,580;  Oklahoma  -  $234,011;  Fort  Bend County, Texas - $1,370,110 (sold
August 3, 2005); and Colorado County, Texas - $5,078,810. Reserves for North Dakota and Colorado County, Texas were estimated by independent third party engineers, while reserves for Oklahoma and Fort Bend County, Texas were estimated by our engineering consultant with methodology confirmed by an independent third party engineer.


EMPLOYEES

As of July 11, 2005, we employed 11 full-time employees, of which five are in management positions, including corporate and administrative operation.

RESEARCH  AND  DEVELOPMENT  EXPENDITURES

During fiscal 2004, we did not have any expenses for research and development costs.

DESCRIPTION  OF  PROPERTY

We currently have two office locations, one in Houston and one in Dallas. The addresses are as follows:

675  Bering  Drive,  Suite  200         4925  Greenville  Avenue  #670
Houston,  TX  77057                     Dallas,  Texas  75206

On August 1, 2005, we moved our Dallas location to new space comprised of approximately 2,100 square feet of office space which is held under a sixty-four month lease at a rate of approximately $2,800 per month (with payments beginning December 2005). Effective July 15, 2005, our principle executive offices moved to approximately 3,700 square feet of office space at 675 Bering Drive, Houston, Texas. We hold this space under a five-year lease agreement at a lease rate of approximately $5,000 per month. We believe these properties are adequate for our corporate office needs.


OIL  AND  NATURAL  GAS  RESERVES

Our estimate of proved reserves is based on the quantities of oil and gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation, and judgment. For example, we must estimate the amount and timing of future operating costs, severance taxes, development costs, and workover costs, all of which may in fact vary considerably from actual results. In addition, as prices and cost levels change from year to year, the estimate of proved reserves also changes. Any significant variance in these assumptions could materially affect the estimated quantity and value of our reserves.

Despite the inherent imprecision in these engineering estimates, our reserves are used throughout our financial statements. For example, since we use the unit-of-production method to amortize our oil and gas properties, the quantity of reserves could significantly impact our depreciation, depletion and amortization expense and accretion expense. Our oil and gas properties are also subject to a "ceiling" limitation based in part on the quantity of our proved reserves. Finally, these reserves are the basis for our supplemental oil and gas disclosures.

For the majority of our reserves, we engage independent petroleum engineering firms to prepare our estimates of proved hydrocarbon liquid and gas reserves. These reserve estimates have not previously been filed with any other Federal authority or agency.

The following tables set forth summary information with respect to our proved reserves as of December 31, 2004, as estimated by compiling reserve information, which was prepared by the engineering firms of Ryder Scott, McCartney Engineering, LLC and Southwest Oil and Gas Management (with methodology confirmed by McCartney Engineering, LLC).

                               Net Reserves           Pre-Tax Present
                                                      Value of Future
                                                        Net Revenues

Category            Oil (Bbls)  Gas (Mcf)    BOE(1)
December 31, 2004
Proved Developed       181,945      94,075   197,624  $      4,360,823
Proved Undeveloped     191,852   1,152,962   384,012         9,356,688

Total Proved           373,797   1,247,037   581,636  $     13,717,511
----------------------------------------------------------------------
----------------------------------------------------------------------

(1) Estimated using a conversion ratio of 1.0 Bbl/6.0 Mcf (thousand cubic feet).

Reserve engineering is a subjective process of estimating underground accumulations of crude oil, condensate and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. The quantities of oil and natural gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and natural gas sales prices may differ from those assumed in these estimates. Therefore, the pre-tax Present Value of Future Net Revenues amounts shown above should not be construed as the current market value of the oil and natural gas reserves attributable to our properties.

In accordance with the guidelines of the Securities and Exchange Commission, the engineers' estimates of future net revenues from our properties and the pre-tax Present Value of Future Net Revenues thereof are made using oil and natural gas sales prices in effect as of the dates of such estimates and are held constant throughout the life of the properties, except where such guidelines permit alternate treatment, including the use of fixed and determinable contractual price escalations.

PRODUCTIVE  WELLS

The following table sets forth the total number of our active well bores and working interest (WI) we maintain in each well as of May 9, 2005:

------------------------------------------
                               WI     WI
                              (Oil)  (Gas)
------------------------------------------
NEW WELLS
------------------------------------------
Gruman 18-1 (1)                 64%    64%
------------------------------------------
West & Schenck B-21 (2)         70%   -0-
------------------------------------------
West & Schenck B-22 (2)         70%   -0-
------------------------------------------
West & Schenck B-23 (2)         70%   -0-
------------------------------------------
West & Schenck B-24 (2)         70%   -0-
------------------------------------------
West & Schenck B-27 (2)         70%   -0-
------------------------------------------
West & Schenck B-28 (2)         70%   -0-
------------------------------------------
West & Schenck B-29 (2)         70%   -0-
------------------------------------------
West & Schenck B-41 (2)         70%   -0-
------------------------------------------
Gordon 1-18                     95%   -0-
------------------------------------------
Pintail (3)                     13%    13%
------------------------------------------
REP Pintail (3)                 18%    18%
------------------------------------------


                                    Page 21

------------------------------------------
Work-over wells
------------------------------------------
West & Schenck B-2 (2)          35%   -0-
------------------------------------------
West & Schenck B-3 (2)          35%   -0-
------------------------------------------
West & Schenck B-4 (2)          35%   -0-
------------------------------------------
West & Schenck B-6 (2)          35%   -0-
------------------------------------------
West & Schenck B-7 (2)          35%   -0-
------------------------------------------

------------------------------------------
Total Productive Wells    17
------------------------------------------

(1) Prior to February 2004, we had a 63.8% NRI and a 85.0% WI in the Gruman 18-1. Pursuant to the exploration agreement with Oil For America, the well paid out and Oil for America backed in with a 25% working interest; therefore our NRI and WI were adjusted accordingly.
(2) Interest in well sold August 3, 2005.
(3) Well in which Company has a reversionary back-in interest after payout.


Productive wells consist of producing wells and wells capable of production, including gas wells awaiting pipeline connections as of the May 9, 2005.

ACREAGE

The following table summarizes our gross and net developed and undeveloped natural gas and oil wells and acreage under lease or farm-out agreement as of May 9, 2005:

                              ---------------------------
                                 WELLS        ACREAGE
                              -----------  --------------
STATE                         GROSS  NET   GROSS    NET

-------------------           -----  ----  ------  ------
Developed
-------------------  -------  -----  ----  ------  ------
Texas                Oil         15   9.4     461     280
-------------------  -------  -----  ----  ------  ------
North Dakota         Oil (1)      1   0.6     240     153
-------------------  -------  -----  ----  ------  ------
Oklahoma             Oil          1   0.7     640     608
-------------------  -------  -----  ----  ------  ------

-------------------  -------  -----  ----  ------  ------
Undeveloped acreage                        Gross    Net
-------------------  -------  -----  ----  ------  ------
Alabama                                       160      74
-------------------  -------  -----  ----  ------  ------
Texas                                       2,957     953
-------------------  -------  -----  ----  ------  ------
North Dakota                                3,569   2,275
-------------------  -------  -----  ----  ------  ------
Mississippi                                 7,481   2,030
-------------------  -------  -----  ----  ------  ------
Oklahoma                                    8,110   7,705
-------------------  -------  -----  ----  ------  ------
Montana                                    64,424  16,104
-------------------  -------  -----  ----  ------  ------

-------------------  -------  -----  ----  ------  ------
Total                            17  10.7  88,042  30,069
---------------------------------------------------------

(1) Approximately 92% of revenue from oil with the balance from gas and condensate

Undeveloped acreage is considered to be those lease acres on which wells have not been drilled or completed to the extent that would permit the production of commercial quantities of natural gas or oil, regardless of whether or not such acreage contains proved reserves. As is customary in the oil and gas industry, we can retain our interest in undeveloped acreage by drilling activity that establishes commercial production sufficient to maintain the leases or by payment of delay rentals during the remaining primary term of such a lease. The natural gas and oil leases in which we have an interest are for varying primary terms; however, most of our developed lease acreage is beyond the primary term and is held so long as natural gas or oil is produced.

OPERATOR  ACTIVITIES

We currently operate all of our producing properties, and will generally seek to become the operator of record on properties we drill or acquire in the future.

DRILLING  ACTIVITIES

The following table sets forth our drilling activities for the last 3 fiscal years (note no drilling activities for fiscal year 2002).

-----------------------------------------------
                      Year Ended December 31,

------------------  -------  -------  ---------
                     2004     2003      2002

------------------  -------  -------  ---------
                      Net      Net       Net

------------------  -------  -------  ---------
Development Wells:
------------------  -------  -------  ---------
Productive               5       -0-        -0-
------------------  -------  -------  ---------
Non-Productive          -0-      -0-        -0-
------------------  -------  -------  ---------
Total                    5       -0-        -0-
------------------  -------  -------  ---------

------------------  -------  -------  ---------
Exploratory Wells:
------------------  -------  -------  ---------
Productive               4        3         -0-
------------------  -------  -------  ---------
Non-Productive          10       -0-        -0-
------------------  -------  -------  ---------
Total                   14        3         -0-
------------------  -------  -------  ---------

------------------  -------  -------  ---------
Total Wells:
------------------  -------  -------  ---------
Productive               9        3         -0-
------------------  -------  -------  ---------
Non-Productive          10       -0-        -0-
------------------  -------  -------  ---------

------------------  -------  -------  ---------
Total                   19        3         -0-
-----------------------------------------------

Note: Subsequent to December 31, 2004, we have drilled four exploratory wells in Texas, three of which are productive and completed and one productive workover well. Four wells are in various stages of drilling, testing and completion, and one is producing gas but is still in final stages of testing

NET  PRODUCTION,  UNIT  PRICES  AND  COSTS

The following table presents certain information with respect to oil, gas and condensate production attributable to interests in all of our fields, the revenue derived from the sale of such production, average sales prices received and average production costs during the fiscal periods ended December 31, 2003 and December 31, 2004 (note no operating activity in the period ended December 31, 2002).

----------------------------------------------------------------
                                                   2003    2004

------------------------------------------------  ------  ------
Average sales price per barrel of oil equivalent  $28.03  $36.06
------------------------------------------------  ------  ------

------------------------------------------------  ------  ------
Lifting costs per barrel of oil equivalent        $ 3.11  $ 5.90
----------------------------------------------------------------


                                LEGAL PROCEEDINGS
                                -----------------

We  are  not  currently  a  party  to  any  pending  material  legal proceeding.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             AND PLAN OF OPERATIONS
                             ----------------------

OVERVIEW

We  were  founded  on  the  belief  that,  despite  the  steady  decline of U.S.
hydrocarbon reserves during the past three decades, the consolidation and restructuring of the upstream oil and gas industry, which includes exploration and production, had left a significant number of valuable oil and gas prospects available for acquisition and development throughout North America.

In order to identify and target such prospects for exploration and development, we continue to implement our business plan and business model, which includes locating and empowering independent oil and gas professionals who have high quality prospects and who wish to remain involved in the development and exploitation of those prospects, but lack the business resources required to do so. Our role is to supply the exploration capital, along with the technical, operational and administrative support and management oversight, needed to develop the prospects.

Management believes we can provide shareholder value with the implementation of our business plan which encompasses high quality financial and oil and gas relationships, agreements for the development of oil and gas prospects, a vast inventory of prospects, minimal debt, and a commitment to low administrative expenses.

CRITICAL  ACCOUNTING  POLICIES  AND  ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based upon financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We analyze our estimates, including those related to oil and gas properties, income taxes, commitments and contingencies and stock based compensation, and base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates. We believe the following critical accounting policies are subject to significant judgments and estimates used in the preparation of our financial statements:

Oil and Gas properties. The Company uses the full cost method of accounting for oil and gas operations. Accordingly, all costs, including nonproductive costs and certain overhead costs associated with acquisition, exploration and development of oil and gas properties, are capitalized. Net capitalized costs are limited to the future net revenues, after income taxes, discounted at 10% per year, from proven oil and gas reserves plus the cost of the properties not subject to amortization. Such capitalized costs, including the estimated future development costs and remediation costs, if any, are depleted by an equivalent units-of-production method, converting gas units (MCF) to oil units (barrels) at the ratio of six MCF of gas to one barrel of oil. Also, with full cost accounting, no gain or loss is recognized upon the disposal of oil and gas properties, unless such dispositions significantly alter the relationship between capitalized costs and proven oil and gas reserves. Oil and gas properties not subject to amortization consist of the cost of undeveloped leaseholds and other geological and exploration costs, and totaled $3,548,812 at December 31, 2004. These costs are reviewed periodically by management for impairment, with the impairment provision included in the cost of the oil and gas properties subject to amortization. Factors considered by management in its impairment assessment include drilling results, re-evaluations of properties, terms of oil and gas leases not held by production and available funds for exploration and development.

Income taxes. The Company uses the asset and liability method of accounting for income taxes, under which deferred tax assets and liabilities are recognized for the future tax consequences of (1) temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, and (2) operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are based on enacted tax rates applicable to the future period when those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income during the period the rate change is enacted. Deferred tax assets are recognized in the year in which realization becomes determinable. Periodically, management performs a forecast of its taxable income to determine whether it is more likely than not that a valuation allowance is needed, looking at both positive and negative factors. A valuation allowance for our deferred tax assets is established, if in management's opinion, it is more likely than not, that some portion will not be realized. At December 31, 2004, a valuation allowance of $813,302 has been provided for deferred tax assets.

Commitments and contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Management does not see any circumstances that would require the Company to record a loss contingency; therefore, to date no commitments or contingencies have been recorded.

Stock Based Compensation We account for stock-based awards to employees in accordance with Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees". Under APB 25, compensation expense is only recorded for employees if the exercise price of the Company's stock option is less than the market value of the underlying stock on the date of grant. Therefore, to date, the Company has followed a policy to only grant to employees, stock options with an exercise price greater than the market value of the underlying stock. We account for stock-based awards to non-employees in accordance with the Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 requires that compensation expense be recorded for stock options awarded to non-employees valued at the fair value on the date of the award. Management estimates the fair value of the stock options using the Black-Scholes option-pricing model and in the calculation, makes subjective assumptions for the applicable interest rates, stock volatility and dividend yield. In all cases, the calculated compensation is recognized as an expense over the period that the employee performs the related services. Compensation expense of $279,879 was recorded in the year ending December 31, 2004 using estimates calculated by using the Black-Scholes valuation model.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment", that will require compensation costs related to share-based payment transactions to be recognized in financial statements. With limited exceptions, the amount of compensation cost associated with all stock option grants will be measured based on the grant-date fair value of the equity instruments. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. The standard replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". It is effective for small business issuers for the first interim or annual reporting period beginning after December 15, 2005, meaning that the Company will apply the guidance to all employee awards of share-based payment granted, modified or settled in the first quarter of 2006. Currently we are reviewing the standard to determine the potential impact, if any, on our future financial condition and performance.

RESULTS  OF  OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and accompanying notes and the other financial information appearing elsewhere in this filing.

The factors that most significantly affect our results of operations are: (i) the sale prices of crude oil and natural gas; (ii) the amount of production sales; and (iii) the amount of lease operating expenses. Sales of production and level of borrowings are significantly impacted by our ability to maintain or increase production and reserves from existing oil and gas properties through exploration and development activities.

FOR  THE  YEAR  ENDED  DECEMBER 31, 2004 COMPARED TO THE YEAR ENDED DECEMBER 31,
2003

REVENUES

Consolidated oil and gas production revenues for the year ended December 31, 2004 were $4,718,313 versus $588,188 for the year ended December 31, 2003. The lower revenues for 2003 were simply a result of having only four months of production, as opposed to 12 months for 2004. In fiscal year 2003, there were only three wells producing at year end, as opposed to 12 wells producing at year end 2004. Being a startup company in its early stages in 2003, exploration and development operations did not commence until August 2003 with production sales beginning in September 2003. Additionally, the production in 2003 was primarily from one well in North Dakota which accounted for 69% of production sales and which did not begin producing until November 2003.

Our revenue will be principally dependent upon the success of the acquisition and development of future quality prospects as well as the market price for crude oil and natural gas.

We have not previously utilized any hedging instruments and have no plans to do so in the foreseeable future.

LEASE  OPERATING  AND  PRODUCTION  TAX  EXPENSE

Lease operating and production tax expense for the years ended December 31, 2004, and December 31, 2003, were $773,723 and $64,884, respectively. These expenses, which are primarily outsourced to third party vendors and contractors relate to the day to day costs that are incurred to operate and maintain our wells and related production equipment, including the costs applicable to the operating costs of support equipment and facilities . The significant increase is due primarily to the fact that we only had three operating wells for a period of four months in 2003, whereas, in 2004 the comparison includes twelve months of lease operating expense in 2004 when there was a steady increase in the number of producing wells (totaling 12 by the end of 2004).

DEPLETION,  DEPRECIATION  AND  AMORTIZATION

Costs for depletion, depreciation and amortization for the years ended December 31, 2004, and December 31, 2003, were $2,219,998 and $61,018, respectively. The significant increase in depletion in 2004 was a direct result of the increase in production from 2003 to 2004. Depletion expense per barrel of oil equivalent was $16.83 and $2.91 for the years ended December 31, 2004 and 2003 respectively. The significant increase in depletion in both total and per barrel of oil equivalent in 2004 was caused by the fact that our well in North Dakota began as an extremely productive well in November 2003, producing over 1,000 barrels a day; however as 2004 progressed, that well began a steep and rapid decline to zero barrels a day, before a submersible pump was placed on the well causing the well to stabilize and ultimately produce approximately 175-200 barrels per day. The drop in production was not the only negative effect of this pressure depleted well; our proved producing reserves were dramatically reduced because of a change in the engineering estimates which noted that the pressure depletion necessitated the drilling of an injection well. This caused a shift of a significant portion of our proved developed reserves for this well estimated at December 31, 2003 into the proved undeveloped category as of December 31, 2004, thus, significantly decreasing our proved developed reserves and increasing our depletion expense percentage of unamortized costs.

GENERAL  AND  ADMINISTRATIVE  EXPENSES

General and administrative expenses for the years ended December 31, 2004, and December 31, 2003, were $3,239,184 and $645,706 respectively. The increase of $2,593,478 was primarily due to us being a new company in 2003; whereas a significant amount of general and administrative expenses were not incurred until late 2003, as well as the fact that we did not commence operations until late 2003. Therefore, as a startup company, the general and administrative costs rose significantly in 2004 as we hired more personnel, administrative services and technical consultants. Specifically the increase in general and administrative expenses was related to the following:

Management and technical consulting  $1,400,000
Legal and professional services         300,000
Accounting and audit services           218,000
Insurance                                99,000
Travel                                   81,000
Office rent                              78,000
Public/Investor relations                65,000
Temporary help                           58,000
Telephone                                47,000

Additionally, during late 2003, management developed an infrastructure that would enable us to become a successful oil and gas exploration and production company and implement our business model and plan.

NET LOSS FROM OPERATIONS

We generated a net loss of $1,514,592 or $0.09 per share, for the year ended December 31, 2004, compared to a net loss of $183,420 or $0.01 per share, for the year ended December 31, 2003. The $1,331,172 variance is related mainly to the following factors:

Being a new company, significant general and administrative expenses were not incurred until late in 2003, as well as our operations did not start until late 2003. Being a startup company, our general and administrative costs rose significantly in 2004 as we saw the need to hire more personnel, administrative services and technical consultants, as well as develop an infrastructure that would enable us to become a successful oil and gas exploration and production company.

FOR  THE  QUARTER  ENDED  MARCH 31, 2005 COMPARED TO THE QUARTER ENDED MARCH 31,
2004

REVENUES

Consolidated oil and gas production revenue for the quarter ended March 31, 2005 was $654,164 versus $2,068,264 for the quarter ended March 31, 2004. The decrease was due to the fact that in the first quarter of 2004 our North Dakota well produced an average of approximately 17,000 barrels net to our share per month, whereas that same well produced only an average of approximately 2,500 barrels for that same period in 2005. Beginning in April 2004, our North Dakota Lodgepole reef well started to decline due to pressure depletion and continued to decline to its current production of approximately 2,500 barrels of oil net to our share per month. Depletion expense per barrel of oil equivalent was $16.83 and $2.91 for the years ended December 31, 2004 and 2003 respectively. The significant increase in depletion in both total and per barrel of oil equivalent in 2004 was caused by the fact that our well in North Dakota began as an extremely productive well in November 2003, producing over 1,000 barrels a day; however as 2004 progressed, that well began a steep and rapid decline to zero barrels a day, before a submersible pump was placed on the well to ultimately came to stabilize and produce approximately 175-200 barrels per day. The drop in production was not the only negative effect of this pressure depleted well; our proved producing reserves (which are used to calculate the depletion percentage) were dramatically reduced because of a change in the engineering estimates which noted that the pressure depletion necessitated the drilling of an injection well. This caused a shift of a significant portion of our proved developed reserves for this well estimated at December 31, 2003 into the proved undeveloped category as of December 31, 2004, thus, significantly decreasing our proved developed reserves and increasing our depletion expense percentage of unamortized costs.

Our revenue will be principally dependent upon the success of the acquisition and development of future quality prospects as well as the market price for crude oil and natural gas.

We have not previously utilized any hedging instruments and have no plans to do so in the foreseeable future.

LEASE  OPERATING  AND  PRODUCTION  TAX  EXPENSE

Lease operating and production tax expense for the quarters ended March 31, 2005 and 2004 were $177,060 and $214,817, respectively. The decrease in lease operating expense and production taxes from the first quarter 2004 to 2005 is due to the significant decrease in revenues from first quarter 2004 to first quarter 2005, as noted above. As production and revenues increase, lease operating expenses and production taxes will increase significantly.

DEPLETION,  DEPRECIATION  AND  AMORTIZATION

Costs for depletion, depreciation and amortization for the quarters ended March 31, 2005, and 2004, were $334,459 and $321,676, respectively. Although the production in the first quarter of 2004 was significantly higher than production in the first quarter of 2005, the unamortized cost basis in 2005 was significantly higher than the unamortized cost basis in 2004; hence total depletion expense for each period was comparable.

GENERAL  AND  ADMINISTRATIVE  EXPENSES

General and administrative expenses for the quarters ended March 31, 2005, and 2004, were $638,080 and $943,872, respectively. The decrease of $305,792 was due to several reasons: (a) in the first quarter of 2004 the Company was a startup company in the early stages of implementing a merger which caused increases in legal and accounting costs; and (b) a difference in management philosophy in the first quarter of 2004 as opposed to the management philosophy for the same period in 2005. In the first quarter 2004 the Company had just established significant production in North Dakota with the belief that there were many more of those discoveries and management felt the need to increase the Company's resources to establish an infrastructure that would handle rapid growth. For the same period in 2005, management's philosophy has been more conservative and focused on reducing the company's capital risk, operating and general and administrative expenses. Particular areas that general and administrative expenses have decreased from the first quarter of 2004 to the first quarter of 2005 are professional services, legal expenses, accounting/audit expenses and travel expenses which total approximately $232,000.

NET LOSS/INCOME FROM OPERATIONS

We generated a net operating loss of $495,435, or $0.03 per share, for the quarter ended March 31, 2005, compared to net income of $587,899, or $0.03 per share, for the quarter ended March 31, 2004. The $1,083,334 variance is related mainly to the fact that revenues decreased a total of $1,414,100 from the same period in 2004 to 2005. Although total costs and expenses decreased $330,766 from 2004 to the same period in 2005, the loss of revenue was much more significant. The decrease in revenue was due primarily to the decrease in the production of our North Dakota well (as discussed herein) due to pressure depletion.

BUSINESS  CONDITIONS  AFFECTING  THE  COMPANY

The crude oil and natural gas industry is extremely cyclical in nature. During the peaks in this cycle, oil prices are higher, exploration activities are more prolific and the costs associated with investing in and developing quality prospects are generally higher than during the downward phase of the cycle. Inherent in this industry during the peaks and valleys are several issues that can affect our ability to be successful in our business plan. These issues are as follows:

Oil and Gas Prices. Commodity prices have been relatively high for the past few years and are currently at or near all time highs. The entire industry in all aspects is extremely active, mainly due to the high prices and current political and economic climate surrounding the energy industry. Because of the increase in prices, many more exploration and production companies have been formed and many existing companies have increased exploration programs or are interested in investing in exploration.

Quality Prospects-Competition. There is intense competition in the oil and gas industry with respect to the acquisition of producing properties and undeveloped prospects. Many major and independent oil and gas companies are actively pursuing and bidding for the mineral rights of desirable properties. Although we have many quality prospects in our inventory, it will be essential to our success to continue to acquire and develop new prospects. The sustained commodity prices could continue to make it more difficult or more costly to acquire these properties.

Oil-field Services. We rely on independent contractors to assist in conducting our operations. However, as the competition in the industry intensifies, it may become harder for the Company to obtain drilling rigs and other oil-field services to successfully conduct our operations. There is increased competition in the oil and gas industry for contract drillers, geologists and all other oil field services. However, we believe that current demand in the areas that we are targeting for drilling prospects has generally been stable and our ability to acquire the necessary services will be sufficient to execute our business plan.

LIQUIDITY AND CAPITAL RESOURCES

Since inception, we have primarily financed our operating and investing cash flow needs through private offerings of equity securities, sales of crude oil and natural gas, and the use of debt instruments such as corporate bonds and revolving credit facilities. The proceeds from, and the utilization of, all these methods have been and Management believes will continue to be, sufficient to keep the operations funded and the business plan moving forward. We plan to continue to utilize these methods to access capital in order to implement our business plan, which we believe will be an effective vehicle to enlist more independent oil and gas professionals to participate with us.

PRIVATE  PLACEMENT

In April 2005, we completed sales of $12.6 million of our common stock in private offerings. We received net proceeds of approximately $11.9 million which are to be used for general corporate purposes, including the drilling of projects in our prospect inventory. These private placements give us a cash balance in excess of $8 million as of July 11, 2005.

REVOLVING  CREDIT  AGREEMENT

In October 2004, we reached an agreement with Fortuna Energy, L.P. to provide a revolving credit facility minimum of $2.0 million and a maximum of $18 million in project financing to us over the 12-month period ending October 25, 2005. The significant provisions of the Credit Facility are as follows:

     The Credit Facility matures on the 24-month anniversary of the initial advance (which occurred on October 25, 2004) and may be prepaid at any time. Irrespective of this term, after eighteen (18) months following the commencement of the term, either we or Fortuna shall have the right upon thirty (30) days written notice to terminate the Credit Facility. Upon such an election, the outstanding principal and the accrued, unpaid interest thereon shall become due and payable.

     The proceeds may be utilized for past, present or future acquisitions of oil and gas leases, including associated costs of technical review and analysis, drilling, reworking, production, transportation, marketing and plugging. The proceeds may also be used to fund all lender charges and fees, including legal fees of Fortuna's counsel.

     Subject to the draw limitations and funds availability provisions described below, we are required to utilize the funds from the Credit Facility to fund lease acquisitions by our TK Petrosearch, L.L.C. and Anadarko Petrosearch, L.L.C. subsidiaries before resorting to funds which may be available internally or from third parties (other than drilling co-venturers). On August 3, 2005, we sold our assets in TK Petrosearch, L.L.C., thereby removing it from the Credit Facility.

     The collateral for the Credit Facility includes a first and prior lien on the oil and gas leases acquired with Fortuna's funds, as well as the equipment on any well drilled with Fortuna's funds. The collateral also includes all existing and future lease interests in Fort Bend County, Texas and the State of Oklahoma, and all existing lease interests in North Dakota (regardless of whether Fortuna's funds are utilized in North Dakota) as well as our membership interest (subject to the possible payment to certain independent professionals of either an ownership interest or a share of the net revenues after-payout as discussed above in the section entitled "Business Model") in TK Petrosearch, L.L.C. and Anadarko Petrosearch, L.L.C.

     Under the Credit Facility, Fortuna will receive a 1% overriding royalty interest in the leases acquired or drilled using Fortuna's funds, as well as a like overriding royalty in current leases held in TK Petrosearch, L.L.C. in Fort Bend County, Texas (discussed herein) and certain leases held in Anadarko Petrosearch, L.L.C. in Oklahoma. Additionally, Fortuna shall charge quarter-annually a standby fee equal to one quarter of one percent (0.25%) of the funds available to be drawn but not requested by us, unless the limitations imposed upon advances under the Credit Facility are then applicable. Under the terms of the Credit Facility, principal is to be repaid in monthly installments equal to ten percent (10%) of the advance commencing sixty
     (60) days after the advance. At such time as the aggregate principal advances equal or exceed $3,000,000, then beginning sixty (60) days after the threshold is achieved, monthly principal installments shall never be less than $300,000 monthly until repaid. Interest shall be repaid under the Credit Facility at six percent (6%) per annum payable quarterly in arrears commencing ninety (90) days after the date of the initial advance.

As of May 25, 2005, the principal balance outstanding pursuant to the Credit Facility was $2,565,000. Subsequent to May 25, 2005, we made two payments of $435,000, each bringing the current principal balance outstanding pursuant to the Credit Facility to $1,695,000.

It is Management's intent to utilize the Credit Facility to acquire new leases and develop existing leases with these funds, securing the debt with the collateral required under the terms of the Credit Facility.

PROJECT  FINANCING  AND  RIGHT  OF  FIRST  REFUSAL

In addition to our sources of corporate financing, we have utilized capital from an institutional partner, Rock Energy Partners, L.P., on a project-by-project basis. In April 2004, we entered into an agreement with Rock, as further amended in May 2004, whereby Rock has the right of first refusal to fund up to 100% of our drilling obligations. The terms of the agreement with Rock provide that we will receive a reversionary interest from 50% to 12.5% which may vary by prospect, after payout to Rock. At present, Rock's capital investment in our projects totals approximately $12,900,000. Management continues to present projects to Rock as they become available. Rock has agreed to participate in three of the Company's projects already committed, started or completed by Rock under this agreement include exploratory wells in Jefferson County, Mississippi; Colorado County, Texas; and Sheridan County, Montana.

DRILLING  PARTNERSHIPS

We continue to strive to develop relationships with institutional or high net worth individuals to participate in our prospects which we believe will reduce our capital risk and increase the diversity of the projects in which we use our own capital. We intend to establish these drilling partnership relationships with terms that are standard in the oil and gas industry.

OFF-BALANCE  SHEET  ARRANGEMENTS

We had no off-balance sheet arrangements during the fiscal year ended December 31, 2004 or during the three month period ended March 31, 2005.

PLAN OF OPERATIONS
------------------

                                CURRENT PROJECTS

WILLISTON BASIN, NORTH DAKOTA. In November 2003, we made a Lodgepole Reef oil discovery in Stark County, North Dakota. Since that discovery, the well has produced approximately 190,000 barrels of oil and 90,000 Mcf of gas. We have a 63.75% working interest and are the operator. Estimated Proved Reserves for this project as of December 31, 2004 are 682,794 gross barrels of oil equivalent (301,411 net barrels of oil equivalent), with a Proved Producing and Undeveloped Reserves

PV-10 of $7,034,580 to the Petrosearch subsidiary share. Reserves for North Dakota were estimated by independent third party reserve engineers. This estimate of proved reserves took into account a significant reduction in average daily production caused by a reduction in pressure in the well that occurred during 2004.

In April 2005, the average daily production for this well was approximately 213 bopd (barrels of oil per day) equivalent (gross) and approximately 102 bopd equivalent (net to us). This is a decrease from the initial production rates which were in excess of 1,500 barrels (gross) per day. We expect to drill an injection well, either in conjunction with a third party or alone, to attempt to provide better pressure support in the formation and allow for an increase in production rates. Subsequent to the pressure depletion experienced during 2004, we noted a further decline in production in May 2005 which seemed to be accompanied by an increase in power consumption by the electric submersible pump. This suggested that the pump was beginning to fail, which it did on July 7, 2005. As of July 12, 2005, the pump is being replaced and the well is expected to return to a rate of approximately 200 bopd and follow the projection of production as established by McCartney Engineering, LLC in their report of March 17, 2005.


ANADARKO BASIN, OKLAHOMA. We are conducting an exploration drilling program in the Anadarko Basin of Oklahoma and are in various stages of evaluating more than 60 prospects in Dewey, Harper, Woodward, Ellis, Wood, Roger Mills and Major Counties, Oklahoma. We are the operator of all wells in this program. These prospects were provided us under an exclusive prospect generation agreement with Barbee Exploration, Inc. As of April 30, 2005, we had approximately 8,750 gross acres (approximately 8,200 net) of leaseholds in this area.

The first two wells in this drilling program, both of which are located in Woodward County, were tests of the Morrow along with several other formations. The two wells are the Gordon #1-18, drilled to a total depth of approximately 7,776 feet and the Rushmore #1-12, drilled to a total depth of approximately 9,899 feet.

A zone in the Lansing-Kansas City formation in the Gordon #1-18 at approximately 6,630 feet was completed. For the month of April 30, 2005 average daily production was approximately 16 gross barrels of oil per day (approximately 12 net bopd). This well is a new field discovery. We have has a 95% working interest in this well. Our share of the PV-10 Proved Reserves was $234,010 at December 31, 2004. Reserves for Oklahoma were estimated by our engineering consultant with methodology confirmed by an independent third party reserve engineer. The Rushmore well was plugged and abandoned. We had a 63.1% working interest in the well.

We have built one location and have staked another on our acreage. Additional acreage has been, and will continue to be, acquired in the target area with the intent to exploit the prospect inventory subject to allocable financial resources. We are currently in negotiation with potential drilling partners for the Anadarko Basin, the net effect of which would be to diversify our risk.

COLORADO COUNTY, TEXAS. In August 2004, we (as operator) drilled the Pintail #1, an Upper Wilcox exploratory gas well in Colorado County, Texas to a depth of 10,413 feet on a 2,358 gross acre prospect. The Pintail #1 was completed in October 2004 at a gross production rate in excess of 500 Mcfd and it continues to produce at an approximate average of 550 Mcfd (gross) (note no net production due to reversionary interest described below). All of the drilling and completion costs are being paid by Rock and we will receive a 13.33% to 33% working interest, depending on lease tract, in each well after payout to Rock.

The REP Pintail Flats #1 was spudded on February 20, 2005, and reached 16,205 feet total depth on April 18, 2005. Casing was set to 16,200 feet to test the Lower Wilcox, and the prospective horizon was hydraulically fractured through perforations from 15,946 to 16,012 feet. On May 20, 2005, the initial post fracture flow rate was 1.46 million cubic feet of gas per day on a 10/64ths inch choke (process used to control the well's flow rate and protect equipment from full wellhead pressure). The well was also producing 19 barrels of load water per hour. The well was connected to the sales line on May 21, 2005. We are currently testing the well. The prospect geology targets both the Upper Wilcox (above approximately 11,000 feet) and the Lower Wilcox (as deep as approximately 17,500 feet) with as many as seven wells on the existing leasehold.

While we do not have any current net revenues from the Colorado County, Texas, wells due to our reversionary interest after pay out, our PV-10 Proved Reserves are $5,078,810 as of December 31, 2004. Reserves for Colorado County, Texas were estimated by an independent third party reserve petroleum engineers.


Data from the well largely supports the original geological interpretation and 3-dimensional seismic data indicates that the Wilcox structure may provide several additional drilling locations.

JEFFERSON COUNTY, MISSISSIPPI. We drilled the Phillips-Burkley #1, our initial exploratory well on this prospect and are the operator. Together with our drilling partner, Rock, we have a total leasehold position of 7,481 acres, which we believe will allow us to exploit the entire structure. All of the drilling and completion costs are being paid by our drilling partner, Rock. In this well, we will receive a 12.5% reversionary working interest after payout to Rock, which will increase to a 25% working interest after Rock has been paid out 300%. We will earn identical reversionary working interest in all future successful wells in the prospect on a well-by-well basis. The payout calculation is based only on costs attributable to each individual successful well. The Phillips-Burkley #1 well, an exploratory well in the Hosston geologic formation, reached total depth of 17,300 feet and cemented the production casing on the well. Due to significant rain and the current water level of the Mississippi River through the end of April 2005, we perforated the well on May 31, 2005 and expect to finish stimulation testing and well completion early in the third quarter of 2005.

We recovered 24 feet of conventional core from one of the Hosston sands in the well. The data from the core analysis, and a complete suite of open-hole logs, has been used to design a stimulation program for the well. This same data has also been evaluated by an independent consulting firm to simulate future production rates, volumes and drainage patterns that we will use to make cash flow projections and assist with the design of the anticipated development program. Based on these analyses, commercially recoverable gas is indicated in over 300 feet of sand. Depending on the success of the stimulation, initial production capacity from this well could range from 10 to 18 MMcfd (million cubic feet per day).

We have 10 to 12 additional prospective units that are available for development.

The next well in this prospect, expected to be spudded in the fourth quarter of 2005, is currently planned to test the deeper Cotton Valley formation at approximately 19,500 feet in addition to the Hosston. Preliminary internal reserve estimates for the Cotton Valley suggest they may be on the order of the Hosston formation reserve estimates.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
            --------------------------------------------------------

MARKET  INFORMATION.

As of December 31, 2004, our common stock traded over the counter on the Pink Sheets Electronic Quotation Service under the symbol "PTSG.PK". From November 10, 2003 to December 31, 2004, our common stock traded on the Pink Sheets under the symbol "PSCP.PK". Prior to November 10, 2003, the stock traded on the Pink Sheets under the symbol "TCRI.PK." These over the counter market quotations may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transaction prices.

The following chart sets forth the high and low bid prices for each quarter for the last two fiscal years (2004 and 2003) and the 3-month interim period for the quarter ending March 31, 2005. Such prices represent quotations between dealers, without dealer markup, markdown or commissions, and may not represent actual transactions.

-----------------------------------
QUARTER                HIGH    LOW
--------------------  ------  -----
2nd Quarter 2003      $ 0.30  $0.05
--------------------  ------  -----
3rd Quarter 2003 (1)  $ 2.41  $0.85
--------------------  ------  -----
4th Quarter 2003 (1)  $22.10  $1.95
--------------------  ------  -----
1st Quarter 2004 (1)  $20.15  $4.42
--------------------  ------  -----
2nd Quarter 2004 (1)  $ 6.57  $4.16
--------------------  ------  -----
3rd Quarter 2004 (1)  $ 5.79  $2.21
--------------------  ------  -----
4th Quarter 2004 (1)  $ 3.90  $1.95
--------------------  ------  -----
1st Quarter 2005      $ 2.60  $1.18
--------------------  ------  -----
2nd Quarter 2005      $ 2.20  $1.13
-----------------------------------

(1) All figures shown for fiscal quarters prior to first quarter 2005 are stated using post-reserve split (6.5-to-1) bid price equivalents.

As of July 11, 2005, the high and low bid prices for shares of our common stock in the over-the-counter market, as reported by the Pink Sheets, were $1.71 and $1.50, respectively.

No prediction can be made as to the effect, if any, that future sales of shares of our common stock or the availability of our common stock for future sale will have on the market price of our common stock prevailing from time-to-time. The additional registration of our common stock and the sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock.

RECORD  HOLDERS.

As of July 11, 2005, we had approximately 1,830 registered holders of our common stock, including shares held in street name. As of July 11, 2005, there were 27,966,993 shares of common stock issued and outstanding.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future. Our current policy is to retain any earnings in order to finance the expansion of our operations. Our Board of Directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with the Nevada Revised Statutes.


                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
               --------------------------------------------------

We have had no changes in or disagreements with accountants on accounting and financial disclosure.

                                 USE OF PROCEEDS
                                 ---------------

We are not selling any shares of our Common Stock and therefore, there will be no proceeds to us from the sale of shares of Common Stock. However, we may receive up to approximately $30,167,055 upon the exercise and payment for the outstanding warrants held by certain selling stockholders for which we have registered shares of common stock. We intend to use any proceeds from the exercise of warrants for working capital purposes.

                         DIRECTORS, EXECUTIVE OFFICERS,
                          PROMOTERS AND CONTROL PERSONS
                          -----------------------------

     The  following  table  sets  forth  our  Directors  and executive officers.

------------------------------------------------------------
      NAME        AGE                POSITION
----------------  ---  -------------------------------------
Richard D. Dole    59  Director, Chairman, President and CEO
----------------  ---  -------------------------------------
Wayne Beninger     51  Chief Operating Officer
----------------  ---  -------------------------------------
David Collins      36  Chief Financial Officer
----------------  ---  -------------------------------------
Eric D. Brown      41  Vice President of Finance
----------------  ---  -------------------------------------
Gregory H. Noble   41  Vice President of Equity Markets
----------------  ---  -------------------------------------
Don Henrich        57  Director
----------------  ---  -------------------------------------
Gerald Agranoff    58  Director
----------------  ---  -------------------------------------
Richard Majeres    38  Director
------------------------------------------------------------

RICHARD D. DOLE, DIRECTOR, CHAIRMAN OF THE BOARD, PRESIDENT AND CEO Mr. Dole joined us as a Director in July 2004, and assumed the positions of Chairman, President and CEO upon completion of the Merger. Mr. Dole previously served as Vice President and Chief Financial Officer for Burlington Resources International from 1998 to 2000. Since that time he has been active in consulting and financial services. He was a co-founder of Benefits Access Solutions, LLC, a company formed to provide financial services and benefit options to employees and members of corporate organizations. He was also co-founder and managing partner of Innovation Growth Partners, LLC, a firm that provided management and consulting services to early stage companies. Mr. Dole's extensive industry experience includes being National Partner-in-Charge of Business Process Solutions at KPMG. Prior to that he was with Coopers & Lybrand (now PriceWaterhouse Coopers) where he served as Assurance and Business Advisory Partner for nearly 20 years and also served in numerous senior management roles, including National Chairman for the Energy and Natural Resources Industry practices for over 15 years and as the Vice Chairman for the U.S. Process Management business unit. From August 2003 to July 2004, Mr. Dole was also a member of the Board of Directors of Westport Resources Corporation (NYSE: WRC), a member of its audit committee and a designated financial expert. He currently serves as a director of Double Eagle Petroleum Company (DBLE, NASDAQ, small cap) and chairs the nominating and governance committee. Mr. Dole graduated from Colorado State University.

WAYNE  BENINGER,  CHIEF  OPERATING  OFFICER
Mr. Beninger joined us as Chief Operating Officer in May 2005. Prior to May 2005, Mr. Beninger served as President of Southwest Oil & Gas Management, Inc. which he founded in 1997 to provide oil and gas property evaluation services, geologic prospect review, contract operating services, technical support for initial public offerings and strategic planning solutions for domestic and international projects. SOGMI has provided a significant amount of our engineering and geological services for all projects. From 1995 to 1997, Mr. Beninger was the Vice President for Strategic Planning with WRT Energy Corporation. From 1982 to 1995 he was first employed by, and then was a partner in, The Scotia Group, a domestic and international consulting firm where he provided petroleum engineering and geological services for companies and projects in the majority of active petroleum basins in both the U.S. and overseas. He has been active in the oil and gas industry since 1976. Mr. Beninger holds undergraduate degrees in both petroleum engineering and geology from the University of Southern California and has a number of industry publications to his credit. He is a member of the Society of Petroleum Engineers, Pi

Epsilon Tau (petroleum engineering honorary fraternity) and Sigma Gamma Epsilon (geologic honorary fraternity).

DAVID  COLLINS,  VICE  PRESIDENT,  CHIEF  FINANCIAL  OFFICER
Mr. Collins joined Petrosearch Corporation (Delaware) as a Vice President and the Chief Financial Officer in October 2003. Previously, he served as the Controller of Kazi Management VI, LLC, a diversified investment and management organization actively involved in energy, retail food chains, aquaculture and biotechnology from February 2002 to October 2003. At Kazi Management VI, he was responsible for the financial operations of multiple accounting offices across the United States, as well as fourteen international and domestic Companies. Mr. Collins was also the Chief Financial Officer of ZK Petroleum, an independent oil producer in South Texas. Prior to Kazi Management VI, he served as an independent analyst for The March Group in St. Thomas, U.S.V.I. from February 2001 to January 2002. Mr. Collins previously held the position of Chief Financial Officer of Federation Logistics, LLC in the New York metropolitan area from November 1994 to January 2001. Mr. Collins graduated from Villanova
University in 1990 with a Bachelor's degree in Accountancy. He became a Certified Public Accountant and began his career in the Financial Services Division of Ernst and Young in New York City. At Ernst and Young, he performed audits of Fortune 500 Companies.

ERIC  D.  BROWN,  VICE  PRESIDENT  OF  FINANCE
Mr. Brown joined us in March 2004 as a consultant and became Vice President of Finance on January 1, 2005. Previously, he served as vice president and national sales manager of GE Capital Public Finance Inc., a subsidiary of the General Electric Company. While at General Electric, beginning in March 1997, Mr. Brown was responsible for strategic direction, creation of new financing vehicles, deal structuring, implementation and management of the corporate finance arm of GE Capital Public Finance. Before joining General Electric, he served as Managing Director of the Massachusetts Industrial Finance Agency and previously worked for various financial institutions in New York City doing structured and corporate finance. Mr. Brown holds degrees in Economics and French from Bowdoin College in Brunswick, Maine.

GREGORY  H.  NOBLE,  VICE  PRESIDENT  OF  EQUITY  MARKETS
Mr. Noble joined Petrosearch Corporation (Delaware) in early 2003. Prior to joining us, Mr. Noble worked in the capital raising side with a private equity/angel group in Houston from March 2003 to June 2003. Previously, he was Public Finance Officer for Texas Commercial Resources in Houston from February 2002 to March 2003. Prior thereto, Mr. Noble was Senior Vice President of Investments at UBS Paine Webber, Houston from 1998 to 2002. While at UBS, he was a Chairman's Club broker with a specialty in handling equity block transactions for insiders and institutions. His previous employment included senior equity trading positions with Sanders Morris Mundy in Houston; and Morgan Keegan in Memphis, Tennessee. He was Vice President, OTC Trading at Dean Witter, New York, NY and Senior Vice President, Kidder Peabody, New York, NY and Vice President, OTC Listed & Trading at Paine Webber, New York, NY. He graduated from the
University of Vermont in 1986 with a Bachelor of Arts Degree in Political Science. Mr. Noble has spent the majority of his career involved in equity trading, dealing with institutional clients, analysts and fund managers with the placing of public and private financial instruments.

DON  HENRICH,  DIRECTOR
Mr. Henrich has been a Director since our inception. Mr. Henrich is President of Maverick Drilling, Austin, Texas, a position he has held for over 27 years. He is a previous member of the Board of Directors of American Energy Group, and is involved in the review of projects and subsidiary candidates on our behalf. Maverick Drilling Company's drilling rigs are capable of developing many of our initial target projects. He brings a wealth of both independent business acumen and drilling expertise to the support of our growth and our projects. Mr. Henrich received his B.S. in Business Administration from Tarleton State University, (Stephenville, Texas) in 1968.

GERALD  N.  AGRANOFF,  DIRECTOR
Gerald N. Agranoff joined us as a Director in May 2004. Mr. Agranoff is currently counsel to the firm of Kupferman & Kupferman, L.L.P. in New York. From 1975 through 1981, Mr. Agranoff was engaged exclusively in the private practice of law in New York and was an adjunct-instructor at New York University's Institute of Federal Taxation. Previously, he served as attorney-advisor to a Judge of the United States Tax Court. His current activities include being general partner of SES Family Investment and Trading Partnership, L.P., an investment partnership, a member of Inveraray Capital Management L.L.C., the investment manager of Highlander Fund B.V. and Highlander Partners (USA) L.P. He is also a director and the chair of the audit committee of Bull Run Corporation. Active in Wall Street financial transactions for over two decades, his specialties include taxation, investments and corporate finance. He holds an L.L.M. degree in Taxation from New York University and J.D. and B.S. Degrees from Wayne State University.

RICHARD  MAJERES,  DIRECTOR
Richard Majeres joined us as a Director in May 2004. In December 2000, Mr. Majeres was one of the founding partners of the Houston public accounting firm Ubernosky & Majeres, PC, which currently operates as Ubernosky, Passmore & Majeres, LLP, offering tax, audit, accounting and management consulting services. Mr. Majeres has served as a partner of this firm since its inception in December, 2000. From January 1999 to November 2000, Mr. Majeres was a partner at Cox & Lord, PC. Mr. Majeres in December, 2000 graduated from Bemidji State University, Bemidji, Minnesota in 1989 with a bachelor's degree in accounting. Upon graduation, he served as a field auditor with the Federal Energy Regulatory Commission of the Department of Energy. Mr. Majeres became a certified public accountant in 1992. He has extensive experience with oil and gas entities, including exploration and development partnerships and corporations and currently focuses a majority of his efforts on the Firm's audit practice.

                             EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for the following individuals for the three most recently completed fiscal years ended December 31, 2004. No other compensation was paid to our named executive officers other than the compensation set forth below. The compensation reflected in this section has been awarded by us and our predecessor, Petrosearch Texas.

--------------------------------------------------------------------------------------------------------------------
                                            SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------
                                         ANNUAL
                                         COMPENSATION                           LONG TERM COMPENSATION
                                       ---------------------------  ------------------------------------------------
                                                                             AWARDS          PAYOUTS
                                                                    -----------------------  --------
                                                           OTHER                  OPTIONS/
                                                           ANNUAL   RESTRICTED      SARS       LTIP     ALL OTHER
                                                           COMP-       STOCK      WARRANTS   PAYOUTS      COMP-
NAME                  TITLE      YEAR   SALARY    BONUS   ENSATION    AWARDED       (#)        ($)      ENSATION
-----------------  ------------  ----  --------  -------  --------  -----------  ----------  --------  -------------

Richard Dole(1)    Chairman,     2004  $ 90,000      -0-       -0-          -0-   3,930,046       -0-         -0-
                   CEO and       2003       -0-      -0-       -0-          -0-      15,385       -0-         -0-
                   President     2002       -0-      -0-       -0-          -0-         -0-       -0-         -0-

-----------------  ------------  ----  --------  -------  --------  -----------  ----------  --------  -------------
Bradley            Former        2004  $180,000  $50,000       -0-          -0-         -0-       -0-  $  110,000(3)
Simmons (2)        Director,     2003  $320,370      -0-       -0-          -0-     730,769       -0-         -0-
                   CEO and       2002  $124,300      -0-       -0-          -0-         -0-       -0-         -0-
                   President

-----------------  ------------  ----  --------  -------  --------  -----------  ----------  --------  -------------


                                    Page 38

-----------------  ------------  ----  --------  -------  --------  -----------  ----------  --------  -------------
David Collins (4)  V.P., CFO     2004  $165,000  $25,000       -0-  $    15,000         -0-       -0-         -0-
                                 2003       -0-      -0-       -0-  $    45,000     323,077       -0-         -0-
                                 2002       -0-      -0-       -0-          -0-         -0-       -0-         -0-

-----------------  ------------  ----  --------  -------  --------  -----------  ----------  --------  -------------
Eric Brown (5)     V.P.,         2004  $105,000      -0-       -0-          -0-      53,846       -0-         -0-
                   Finance       2003       -0-      -0-       -0-          -0-         -0-       -0-         -0-
                                 2002       -0-      -0-       -0-          -0-         -0-       -0-         -0-

-----------------  ------------  ----  --------  -------  --------  -----------  ----------  --------  -------------
Dan Denton (6)     Former V.P.,  2004  $150,000  $25,000       -0-  $    30,000         -0-       -0-         -0-
                   Operations    2003  $ 51,200      -0-       -0-  $    30,000     476,923       -0-         -0-
                                 2002       -0-      -0-       -0-          -0-         -0-       -0-         -0-

-----------------  ------------  ----  --------  -------  --------  -----------  ----------  --------  -------------
Greg Noble(7)      V.P., Equity  2004  $266,500      -0-       -0-          -0-         -0-       -0-         -0-
                   Markets       2003  $ 50,200      -0-       -0-          -0-     307,692       -0-         -0-
                                 2002       -0-      -0-       -0-          -0-         -0-       -0-         -0-
-----------------  ------------  ----  --------  -------  --------  -----------  ----------  --------  -------------

Notes to Summary Compensation Table:

     (1) Mr. Dole was appointed as a Director in July 2004. On December 30, 2004, Mr. Dole assumed the roles of Chairman of our Board of Directors, President and Chief Executive Officer. During the fiscal year ended December 31, 2004, Mr. Dole earned a total of $90,000 as a consultant to the Company. Mr. Dole entered into an employment agreement with the Company in November 2004 for a term of 2 years which called for compensation of $15,000 per month. Mr. Dole became an employee of the Company as of January 1, 2005.

     (2) Mr. Simmons served as a Director and Chief Executive Officer and President until his resignation on December 30, 2004. Mr. Simmons entered into a consulting agreement with the Company in December 2004 for a term of one year which calls for compensation of $15,000 per month.

     (3) During 2004, the Board of Directors approved advances to Mr. Simmons which were to be evaluated at year-end as possible compensation. The Board of Directors authorized a portion of the advances as a year-end performance bonus for 2004; the remaining balance of the advances was converted to a non-interest bearing receivable to the Company as of December 31, 2004. The receivable is recourse to Mr. Simmons and is repayable within one year. The outstanding balance of the loan as of July 11, 2005 was $110,000. In anticipation of becoming a fully reporting company, the Board of Directors is in the process of discussions with Mr. Simmons to provide for full repayment of the receivable prior to the end of the year 2005.

     (4) Mr. Collins was appointed Chief Financial Officer in September, 2004. Mr. Collins became an employee of the Company as of January 1, 2005. Mr. Collins entered into an employment agreement with the Company May 1, 2005, for a term of 2 years which calls for compensation of $15,000 per month.

     (5) Mr. Brown was appointed Vice President of Finance on December 30, 2004. Mr. Brown became an employee of the Company as of January 1, 2005. Mr. Brown entered into an employment agreement with the Company May 1, 2005, for a term of 2 years which calls for compensation of $15,000 per month.

     (6) Mr. Denton has served as a consultant and Vice President of Operations since July 2004 and became an employee of the Company as of January 1, 2005. Mr. Denton separated from the Company as of June 30, 2005.

     (7) Mr. Noble has served as a consultant and Vice President of Equity Markets since April 2004 and became an employee of the Company as of January 1, 2005.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

The employment contracts in existence with officers and key personnel include the above referenced November 15, 2004, contract with Richard Dole (Chairman, President and CEO), and employment contracts with each of David Collins (Vice President and Chief Financial Officer), Eric Brown (Vice President of Finance), and Wayne Beninger, our new Chief Operating Officer, each dated as of May 1, 2005. Mr. Beninger's contract provides for an annual salary of $250,000.

The employment contracts with Messrs. Dole, Collins, Brown and Beninger provide for an employment term of two years. Each of the employment contracts provides for termination by the Company upon death or disability, with six month severance payments. Each of the employment contracts permits termination by the Company for cause, which includes malfeasance, misuse of funds, insubordination, a material uncured breach or conviction for a felony or crime of moral turpitude. Additionally, the respective employees may elect to terminate their employment contract and receive severance pay upon a material uncured breach by the Company or a change in control, if within forty five days of the change in control the employee is not offered a position with the identical salary for a period equal to the then remaining term plus one year. For purposes of each agreement, a change in control is defined as a change in the majority of the Board of Director positions accompanying the acquisition of voting securities by a third party (other than directly from the Company) equivalent to forty percent of the voting control of the Company (other than a subsidiary or employee benefit plan), or accompanying a sale of all of the assets or a merger (other than involving a subsidiary). Upon termination for cause, the employee is not entitled to severance pay. A termination without cause while a contract is pending, other than due to a change in control, entitles the employees other than Mr. Dole to compensation through the end of the contract term plus an additional three months. A termination without cause of Mr. Dole or non-renewal of Mr. Dole's agreement gives rise to a severance pay obligation equal to twelve months. Upon a termination coupled with a change in control where the particular employee is not offered a position for the identical salary, and in the case of Messrs. Dole and Beninger, the same position, the employee is entitled to severance compensation equal to the face period of the employment contract then pending at termination (e.g. a 1-year contract would give rise to twelve months severance pay).

STOCK OPTION/SAR AND WARRANT GRANTS

Other than the following grants, there were no warrants granted to any of our named executive officers during our most recent fiscal year ended December 31, 2004. There are currently no outstanding stock options or SAR's.

                         OPTION/SAR/WARRANT GRANTS IN LAST FISCAL YEAR
                         ---------------------------------------------

                                      (Individual Grants)

----------------------------------------------------------------------------------------------
                     Number of         Percent of Total
                     Securities         Options/SARs/
                     Underlying      Warrants Granted to    Exercise of Base
Name             Warrants/Options/   Employees in Fiscal      Price ($/Sh)     Expiration Date
                  SARS Granted (#)         Year (%)
---------------  ------------------  --------------------  ------------------  ---------------
Richard Dole                230,769                  5.8%  $             5.20          9/15/07
---------------  ------------------  --------------------  ------------------  ---------------
Richard Dole                 61,538                  1.5%  $             6.50          7/26/07
---------------  ------------------  --------------------  ------------------  ---------------
Richard Dole              3,637,738                 91.3%  $             1.95         11/15/08
---------------  ------------------  --------------------  ------------------  ---------------
Bradley Simmons                 -0-                  -0-                  -0-              n/a
---------------  ------------------  --------------------  ------------------  ---------------
David Collins                   -0-                  -0-                  -0-              n/a
---------------  ------------------  --------------------  ------------------  ---------------
Eric Brown                   53,846                  1.4%  $             9.75          4/14/07
---------------  ------------------  --------------------  ------------------  ---------------
Dan Denton                      -0-                  -0-                  -0-              n/a
---------------  ------------------  --------------------  ------------------  ---------------
Greg Noble                      -0-                  -0-                  -0-              n/a
----------------------------------------------------------------------------------------------

                           AGGREGATED OPTION/SAR/WARRANT EXERCISES IN
                         LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
                         ---------------------------------------------

-----------------------------------------------------------------------------------------------
                                                            Number of            Value of
                                                           Unexercised      Unexercised In-The
                                                           Underlying              Money
                 Shares Acquired                          Options/SARs/        Options/SARs/
Name             on Exercise (#)   Value Realized ($)  Warrants at FY end   Warrants at FY end
                                                              (#);                 ($);
                                                          Exercisable/         Exercisable/
                                                          Unexercisable        Unexercisable
---------------  ----------------  ------------------  -------------------  -------------------
Richard Dole                  -0-                 -0-  1,536,177/1,459,253  $   762,513/739,127
---------------  ----------------  ------------------  -------------------  -------------------
Bradley Simmons               -0-                 -0-          730,769/-0-  $       402,885/-0-
---------------  ----------------  ------------------  -------------------  -------------------
David Collins                 -0-                 -0-          323,077/-0-  $       207,230/-0-
---------------  ----------------  ------------------  -------------------  -------------------
Eric Brown                    -0-                 -0-           53,846/-0-                  -0-
---------------  ----------------  ------------------  -------------------  -------------------
Dan Denton                    -0-                 -0-          476,923/-0-  $       240,692/-0-
---------------  ----------------  ------------------  -------------------  -------------------
Greg Noble                    -0-                 -0-          307,692/-0-  $       183,846/-0-
-----------------------------------------------------------------------------------------------

There were no stock options, SAR's or warrants exercised by any of our named executive officers during our most recent fiscal year ended December 31, 2004.

LONG-TERM INCENTIVE PLANS

We currently have no Long-Term Incentive Plans.

DIRECTOR COMPENSATION

In May 2004, as director compensation, Messrs. Agranoff and Majeres each received 61,538 warrants to purchase shares of our common stock at a strike price of $6.50 per share which will expire on May 20, 2007. Additionally, in December 2004, Mr. Agranoff was paid $4,500 for consulting services to us.

Since January 1, 2005, Mr. Agranoff has received $4,500 per month for consulting services provided to us including consultation, participation and review of our restructuring, the private placement and the SB-2 Registration Statement.

On March 25, 2005, the Board of Directors approved compensation to each of Gerald Agranoff, Richard Majeres and Don Henrich in an amount of (i) $25,000, which was payable $5,000 in cash and $20,000 in restricted stock, and (ii) 50,000 warrants to purchase our common stock at a strike price of $1.95 per share.

OUR DIRECTORS AND EXECUTIVE OFFICERS

Our Directors are elected for a one-year term to hold office until the next annual meeting of stockholders or until removed from office in accordance with our Bylaws. Our officers are appointed by the Board of Directors and hold office until removed by the Board of Directors. There is no family relationship between or among any of our Directors and Executive Officers.


INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

We  held  two  meetings  of  the Board of Directors during the fiscal year ended
December 31, 2004, and the Board of Directors took action at Board meetings or by unanimous written consent two times during that period. Mr. Dole is our only Director who is also an Officer. We do not currently have any committees of the Board of Directors which we believe is adequate for our size. The Board of Directors is in the process of evaluating and establishing the appropriate committees for our future growth, including an Audit Committee.

We do not currently have a process for security holders to send communications to the Board of Directors. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Richard D. Dole, at our executive offices, 675 Bering Drive, Suite 200, Houston, Texas 77057. While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Dole collects and evaluates all shareholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Dole will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Dole will direct that communication to the appropriate executive officer. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Our Bylaws provide that nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the following notice procedures, as set forth in the Bylaws:

     Nominations of persons for election to the Board of Directors may be made at a meeting of the shareholders at which directors are to be elected (a) by or at the direction of the Board of Directors, or (b) by any shareholder of the Company who is a shareholder of record at the time of the giving of such shareholders notice provided for in Paragraph 3.3 (of the Bylaws), who shall be entitled to vote at such meeting in the election of directors and who complies with the requirements of Paragraph 3.3 (of the Bylaws). Such nominations, other than those made by or at the direction of the Board of Directors shall be preceded by timely advance notice in writing to the Secretary. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Company (1) with respect to an election to be held at the annual meeting of the shareholders of the Company, not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company; and (2) with respect to an election to be held at a special meeting of shareholders of the Company for the election of directors not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to shareholders of the Company as provided in Paragraph 2.4 (of the Bylaws) or public disclosure of the date of the special meeting was made, whichever first occurs. Any such shareholder's notice to the Secretary shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the number of shares of each class of capital stock of the Company's beneficially owned by such person; (iv) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director if elected; (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act, and (vi) as to the shareholder giving the notice, (i) the name and address, as they appear on the Company's books of such shareholder, and (ii) the number of shares of each class of voting stock of the Company which are then beneficially owned by such shareholder. The presiding officer of the meeting of shareholders shall determine whether the requirements of Paragraph 3.3 (of the Bylaws) have been met with respect to any nomination or intended nomination. If the presiding officer determines that any nomination was not made in accordance with the requirements of Paragraph 3.3 (of the Bylaws), he shall so declare at the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions , a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Paragraph 3.3 of the Bylaws. For (purposes of the notice provisions of the Bylaws), public disclosure shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections
     13,  14  or  15(d)  of  the  Exchange  Act.

CODE  OF  ETHICS

The Board of Directors is in the process of reviewing and adopting an appropriate code of ethics for our directors, officers and employees. We intend to file a code, as well as any amendments, changes or waivers to the code of ethics as required by SEC rules.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock file with the Securities and Exchange Commission various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Upon the effectiveness of this Form SB-2, we will begin monitoring the filing of Section 16(a) reports received by us from reporting persons.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth certain information at July 11, 2005 with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each of our Directors, (iii) each of our Executive Officers (including Wayne Beninger who became our Chief Operating Officer on May 16,
2005) and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of July 11, 2005, we had 27,966,993 shares of common stock issued and outstanding.

-------------------------------------------------------------------------------------
                Name and address of               Number of Shares   Percentage of
Title of class  beneficial owner                  of Common Stock    Common Stock (1)
--------------  --------------------------------  -----------------  ----------------
Common Stock    Richard D. Dole                       1,536,177 (2)             5.21%
                Chairman, President and CEO
                675 Bering Drive, Suite 200
                Houston, Texas  77057
--------------  --------------------------------  -----------------  ----------------
Common Stock    Wayne Beninger                          464,808 (3)             1.65%
                Chief Operating Officer
                675 Bering Drive, Suite 200
                Houston, Texas  77057
--------------  --------------------------------  -----------------  ----------------


                                    Page 43

Common Stock    David J. Collins                        863,263 (4)             3.05%
                Vice President and Chief
                Financial Officer
                675 Bering Drive, Suite 200
                Houston, Texas  77057
--------------  --------------------------------  -----------------  ----------------
Common Stock    Gregory Noble                           912,335 (5)             3.23%
                Vice President/Equity Markets
                675 Bering Drive, Suite 200
                Houston, Texas  77057
--------------  --------------------------------  -----------------  ----------------
Common Stock    Eric D. Brown                           446,359 (6)             1.58%
                Vice President of Finance
                675 Bering Drive, Suite 200
                Houston, Texas  77057
--------------  --------------------------------  -----------------  ----------------
Common Stock    Don Henrich                             921,795 (7)             3.25%
                Director
                675 Bering Drive, Suite 200
                Houston, Texas  77057
--------------  --------------------------------  -----------------  ----------------
Common Stock    Gerald Agranoff                         121,795 (8)             0.43%
                Director
                675 Bering Drive, Suite 200
                Houston, Texas  77057
--------------  --------------------------------  -----------------  ----------------
Common Stock    Richard Majeres                         146,795 (9)             0.52%
                Director
                675 Bering Drive, Suite 200
                Houston, Texas  77057
--------------  --------------------------------  -----------------  ----------------

--------------  --------------------------------  -----------------  ----------------
Common Stock    All Officers and Directors as a          5,413,326             18.92%
                group (total of  8)
-------------------------------------------------------------------------------------


(1) Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:
(i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 11, 2005. As of July 11, 2005 there were 27,966,993 shares of our common stock issued and outstanding.

(2) Includes 1,536,177 shares issuable upon the exercise of warrants to purchase additional shares of common stock. Excludes 950,000 warrants issued to Mr. Dole that have been gifted to his children, to which Mr. Dole disavows beneficial ownership.

(3) Includes 247,692 shares of common stock held directly and 217,116 shares issuable directly upon the exercise of warrants to purchase additional shares of common stock.

(4) Includes 413,263 shares held indirectly through DC Financial Services, LLC, 126,923 shares held directly and 323,077 shares issuable directly upon the exercise of warrants to purchase additional shares of common stock.

(5) Includes 604,643 shares held indirectly through Noble Family Energy Advisor, LLC and 307,692 shares issuable directly upon the exercise of warrants to purchase additional shares of common stock.

(6) Includes 139,743 shares held indirectly through Famco of Maryland LP, 2,770 held directly, and 303,846 shares issuable directly upon the exercise of warrants to purchase additional shares of common stock.

(7) Includes 564,103 shares held directly and 357,692 shares issuable directly upon the exercise of warrants to purchase additional shares of common stock. This number excludes 61,539 shares held indirectly by his daughters, and Mr. Henrich disclaims any beneficial ownership of these shares.

(8) Includes 10,257 shares held directly and 111,538 shares issuable upon the exercise of warrants to purchase additional shares of common stock.

(9) Includes 35,257 shares held directly by Mr. Majeres and 111,538 shares issuable upon the exercise of warrants to purchase additional shares of common stock.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as described below, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party during the past two years, or in any proposed transaction to which we propose to be a party:

(A)  any  of  our  directors  or  executive  officers;

(B)  any  nominee  for  election  as  one  of  our  directors;

(C) any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D) any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph
     (A),  (B)  or  (C)  above.

One of our Directors, Mr. Don Henrich, is a principal officer of Maverick Drilling Co., Inc., a company which is owned by his wife, with which we contract for drilling services in Fort Bend County, Texas. Additionally, Mrs. Henrich owns a 15-30% working interest in the Fort Bend County Prospect (Blue Ridge). We sold our Fort Bend County, Texas prospect on August 3, 2005. During the fiscal year ended December 31, 2004, we paid Maverick Drilling Company approximately $280,000. We believe Maverick's prices and bids for drilling services have been competitive with those quoted for similar services by unrelated third parties.

Mr. Wayne Beninger, who became our Chief Operating Officer on May 16, 2005, is the owner of Southwest Oil & Gas Management which has provided engineering and geological consulting services for our projects. During the fiscal year ended December 31, 2004, we paid Southwest approximately $600,000 for such services. When Mr. Beninger became our employee, the agreement with Southwest was terminated. From January 1, 2005, until the agreement was terminated on May 15, 2005, we paid Southwest approximately $365,529 for engineering and geological consulting services. We believe the prices and bids for engineering and geological consulting services previously paid to Southwest Oil & Gas Management have been competitive with those quoted for similar services by unrelated third parties. Mr. Beninger has an option to purchase for $1.00 a 5% interest (after payout to our drilling partner) in our subsidiary that holds the Jefferson County, Mississippi project.


                              SELLING STOCKHOLDERS

The following is a list of the selling stockholders who own or who have a right to acquire the 19,390,379 shares of Common Stock covered by this prospectus. Up to 8,473,892 Shares are issuable upon the exercise of warrants held by certain of the selling stockholders. As set forth below and elsewhere in this prospectus, some of these selling stockholders hold, or within the past three years have held, a position, office or other material relationship with us or our predecessors or affiliates.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by the holder and the percentage ownership of the holder, shares of common stock issuable upon exercise of the warrant held by the holder that are currently exercisable or exercisable within 60 days after the date of the table are deemed outstanding.

The percent of beneficial ownership for the selling stockholders is based on 27,966,993 shares of common stock outstanding as of July 11, 2005. Shares of common stock subject to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of July 11, 2005, are considered outstanding and beneficially owned by a selling stockholders who holds those warrants, options or other convertible securities for the purpose of computing the percentage ownership of that selling stockholders but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness of the registration statement of which this prospectus is a part, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its common stock. Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

The following table sets forth information concerning the selling stockholders, including the number of shares currently held and the number of shares offered by each selling security holder, to our knowledge as of July 11, 2005. At the time of acquisition, there were no agreements, understandings or arrangements between any selling stockholders and any other persons, either directly or indirectly, to distribute the securities.

------------------------------------------------------------------------------------------------------------
                                                     BEFORE THE                    AFTER THE
                                                      OFFERING                     OFFERING
                                                   ---------------                -----------

------------------------------------------------------------------------------------------------------------
                                                        Total
                                                      Number of      Number of                  Percentage
                                                      Shares of      Shares to      Number         to be
                                                       common        be Offered    of Shares   Beneficially
                                      Position,         stock         for the        to be         Owned
                                      Office or     Beneficially     Account of      Owned      after this
                                        Other      Owned Prior to   the Selling   after this     Offering
                                      Material      the Offering    Stockholder    Offering         (3)
Name of Selling Stockholder         Relationship         (1)            (2)           (3)           (4)
----------------------------------  -------------  ---------------  ------------  -----------  -------------

COMMON STOCK

----------------------------------  -------------  ---------------  ------------  -----------  -------------
Daniel Baldini                           None              19,231      19,231(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
North Sound Legacy Institutional
Fund LLC (7)                             None             775,600     775,600(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
North Sound Legacy
International Ltd. (7)                   None           1,994,400   1,994,400(5)         -0-            -0-
------------------------------------------------------------------------------------------------------------


                                    Page 46

------------------------------------------------------------------------------------------------------------
A/C #038C6339 of Compass
SAV LLC(8)                               None             400,000     400,000(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Corsair Capital Partners, L.P. (9)       None             461,539     461,539(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Corsair Capital Investors, Ltd.
(9)                                      None              57,692      57,692(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Corsair Capital Partners 100, LP
(9)                                      None              19,231      19,231(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Braeburn Special Opportunities
Fund, LLC (10)                           None             382,019     230,769(5)     151,250             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Provident Premier Master Fund
Ltd. (11)                                None             115,385     115,385(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Condor Limited Partnership (12)          None             553,846     553,846(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Peregrine Limited Partnership
(12)                                     None             103,847     103,847(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Merlin Limited Partnership (12)          None             207,692     207,692(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Truk Opportunity Fund, LLC
(13)                                     None             361,538     361,538(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Truk International Fund, LP (13)         None              23,077      23,077(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Pemigewasset Offshore Ltd. (14)          None              92,300      92,300(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Pemigewasset Partners L.P. (14)          None             230,777     230,777(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
GLG North American
Opportunity Fund (15)                    None           1,600,000   1,600,000(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
GLG Investments PLC: Sub
Fund: GLG North American
Equity Fund (15)                         None             322,308     322,308(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
S&S Partners, LP (16)                    None             300,000     200,000(5)     100,000             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
The Ospraie Portfolio Ltd. (17)          None             384,615     384,615(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
CBarney Investments (18)                 None           1,076,926   1,076,926(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Mark X Energy Company (18)               None             461,538     461,538(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
                                                                     9,692,311
------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
Arapaho Medical Supply, Inc.             (19)              77,024      30,770(5)      46,254             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Baird, Gary (Jr.)                        None               3,078       3,078(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Bankston, Colleen R.                     None               2,052       2,052(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Blum, Gary                               None              10,258      10,258(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Bowden, David                            None               4,104       4,104(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Bowen, William G. (Jr.)                  None               4,616       4,616(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Bornham, John Preston (III)              None               6,154       6,154(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Brashear, Jim                            None               2,462       2,462(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Brown, Gregory L.                        None              24,412      24,412(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Brown, Carson E. (Trust)                 None              10,258      10,258(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Brown, Kathryne Taylor (Trust)           None              10,258      10,258(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Brown, Kristin Lee (Trust)               None              10,258      10,258(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
CHLG Funding (20)                        None             123,078     123,078(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Claimworks, Inc. (21)                    None               2,052       2,052(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Clay, Robert and Emily                   None               7,694       7,694(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Cook, Michael                            None              20,514      20,514(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Cozad, Eileen                            None              43,801       4,104(5)      39,697             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Crowder, Brent & Deborah                 None              20,515      10,258(5)      10,257             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Crown Financial, LLC (22)                None              16,308      16,308(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Dennis, Mark and Cari                    None              20,514      20,514(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Duncan, Sandra Lee                       None               4,104       4,104(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Famco of Maryland                        (23)             233,334      41,026(5)     192,308             <1%
------------------------------------------------------------------------------------------------------------


                                    Page 47

------------------------------------------------------------------------------------------------------------
Fetter, R. Keith                         None               4,104       4,104(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Frishman, Ben & Mary Ann                 None               2,062       2,062(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Gregarek, David J.                       None               6,154       6,154(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Gregarek, Rebecca L.                     None               6,154        6154(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Grimes, David Link                       None               2,052       2,052(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Grisebaum, Andrew M.                     None              92,308      92,308(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Grisebaum, Andrew M. (IRA)               None              23,078      23,078(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Grisebaum, Andrew P. (Minor)             None               6,462       6,462(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Grisebaum, Frances B. (Minor)            None               6,462       6,462(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Grisebaum, James D.                      None              15,386      15,386(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Grisebaum, Meredith (IRA)                None              23,078      23,078(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Hamilton, William M.                     None               9,462       9,462(5)         -0-             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Johnson, Arlen & Nancy                   None               4,104       4,104(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
King, Michael S.                         None                 308         308(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Lam, Jeffrey                             None               7,694       7,694(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Lanza, Nick & Judy                       None                 308         308(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Lee, Scott T.                            None              24,616      24,616(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Lovell, Cliff                            None               2,770       2,770(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Martinez, Andrew                         None               1,026       1,026(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
McMahon, Michael & Judith                None               7,694       7,694(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
McNulty, David                           None               4,104       4,104(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Meredith, Robert Matthew                 None              38,976       8,206(5)      30,770             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Milford Street Partnership               None               4,616       4,616(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Mitchell, Marc                           None              61,540      61,540(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Modesett, Jack (Jr.)                     None              41,026      41,026(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Mooneyham, Howard & Janie                None               3,078       3,078(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Nakfoor, James M.                        None              11,539      11,539(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Pagano, Tony                             None             112,616      30,770(5)      81,846             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Page, John                               None               2,462       2,462(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Pfeffer, Blake & Jeanne                  None              41,026      41,026(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Phifer Johnston Assoc. Inc.              None               7,694       7,694(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Piedmont Consulting (30)             Consultant            15,385      15,385(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Pollak Evans, Jennifer                   None              15,386      15,386(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Pollak, Michael                          None              24,616      24,616(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Pritchard, Rheeta                        None              15,590      15,590(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
R & R Petroleum Investments
Ltd. (24)                                None             915,388     123,078(5)     792,310            2.8%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Rau, Douglas J.                          None               2,462       2,462(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Schnitker, Kevin                         None                 944         944(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Scully, Stephen M.                       None              15,386      15,386(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Siegfried, Winston & Sandra              None              12,924      12,924(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Stetzel, Charles                         None              12,308      12,308(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Tomjanovich, Rudy (IRA)                  None              41,026      41,026(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Tribe, Byron                             None               1,232       1,232(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Tribe, Candace N.                        None                 308         308(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Tribe, Chad D.                           None               1,540       1,540(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Tribe, Philip R.                         None                 308         308(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Tribe, Richard                           None              15,386      15,386(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Ulak, Dennis & Deborah                   None               9,232       9,232(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Vowles, Duanne                           None               2,052       2,052(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Vowles, Patrick                          None               4,104       4,104(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Wallace, Michael & Leslyn                None              12,308      12,308(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Walters, Cynthia D.                      None               1,026       1,026(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Williams, A. Kelly                       None              20,514      20,514(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Williams, Jeffrey C.                     None               3,078       3,078(5)         -0-            -0-
------------------------------------------------------------------------------------------------------------


                                    Page 48

------------------------------------------------------------------------------------------------------------
Winston, James O. (IV)                   None              41,026      41,026(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Zepeda, Zacharia Nazario                 None               3,284       3,284(5)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
                                                                    1,208,793
------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
WARRANTS FOR COMMON STOCK

----------------------------------  -------------  ---------------  ------------  -----------  -------------
Koen, A.D.                             Former
                                      Advisory
                                        Board              76,925      15,385(6)         -0-            -0-
                                    -------------  ---------------  ------------  -----------  -------------
Dole, Alyssa                             (25)             225,000     225,000            -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Linck, Ashlee Dole                       (25)             225,000     225,000            -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Clark, Bill                            Former
                                     Subsidiary
                                      president            38,462      38,462(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Leer, Bill                             Former
                                     Subsidiary
                                      president            38,462      38,462(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Simmons, Bradley                       Former
                                    Director/CEO          346,154     346,154(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
The Simmons Grandchildren
2005 Irrevocable Trust                   (26)             384,615     384,615            -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Dole, Brant Richard                      (27)             225,000     225,000            -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Brooks, Britt                          Former
                                      director            390,055      76,923(6)     313,132            1.1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Roemer, Charles (III)                  Former
                                      Advisory
                                        Board              15,385      15,385(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Johns, Charlie                         Former
                                     Subsidiary
                                      president           229,234      38,462(6)     190,772             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Marsh, Christine                         None               7,692      7,692(29)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Scully, Christopher                    Former
                                     Subsidiary
                                      president           238,464      38,462(6)     200,002             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Denton, Dan                            Former
                                       Officer            963,364     476,923(6)     486,441            1.7%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Collins, David                         Officer            863,263     323,070(6)     540,186            1.9%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Gregarek, David J.                     Former
                                      Advisory
                                        Board              27,693      15,385(6)      12,308             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Henrich, Don                          Director            921,795     357,692(6)     564,103            2.0%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Brown, Eric                            Officer            696,359     553,846(6)     142,513             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Laguda, Fernando                       Former
                                     Subsidiary
                                      president            38,462      38,462(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Huttner, Frederick                     Former
                                      Advisory
                                        Board              15,385      15,385(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Agranoff, Gerald                      Director            103,846     103,846(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Chiasson, Gerald                       Former
                                      Advisory
                                        Board              15,385      15,385(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Noble, Greg                            Officer            307,692     307,692(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Schulle, Henry                         Former
                                      director            440,465      76,923(6)     323,542            1.2%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Landis, James                          Former
                                     Subsidiary
                                      president            38,462      38,462(6)         -0-            -0-
------------------------------------------------------------------------------------------------------------


                                    Page 49

------------------------------------------------------------------------------------------------------------
Cox, J.B.                              Former
                                      Advisory
                                        Board              15,385      15,385(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Pfeffer, Jimmy (Jr.)                   Former
                                     Subsidiary
                                      president            38,462      38,462(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Shepperd, Joe                          Former
                                      Advisory
                                        Board              15,385      15,385(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Rodgers, Johnny                        Former
                                      Advisory
                                        Board              53,846      53,846(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Erwin, Kelly                           Former
                                     Subsidiary
                                      president            83,077      76,923(6)       6,154             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Bachelet, Kelli Dole                     (25)             225,000     225,000           -0-             -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Ferrante, Linda Patas                    None              50,000      50,000(28)         -0-           -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Crawford, Marshall                     Former
                                     Subsidiary
                                      president            38,462      38,462(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Wallace, Michael                       Former
                                      Advisory
                                        Board             150,770      15,385(6)     135,385             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Heberling, Peter                       Former
                                      Advisory
                                        Board              15,385      15,385(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Thomas, Randy                        Subsidiary
                                      president            38,462      38,462(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Lunsford, Raymond                    Subsidiary
                                      president           107,693      76,923(6)      30,770             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Dole, Richard D.                        CEO/
                                      Chairman          2,995,430   2,995,430(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Majeres, Richard                      Director            146,795     111,538(6)      35,257             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Barr, Robert                           Former
                                      Advisory
                                        Board             238,462      53,846(6)     184,616             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Haag, Andrew                           Former
                                      Advisory
                                        Board              30,770      30,770(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Tomjanovich, Rudy                      Former
                                      Advisory
                                        Board             133,335      15,385(6)     117,950             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Eicke, Scott                           Former
                                      Advisory
                                        Board              15,385      15,385(6)         -0-            -0-
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Weddle, Tim                            Former
                                      Advisory
                                        Board             138,462      15,385(6)     123,077             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Beninger, Wayne                        Officer            647,307     399,615(6)     247,692             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Barbee, William                        Former
                                      Advisory
                                        Board              27,693      15,385(6)      12,308             <1%
----------------------------------  -------------  ---------------  ------------  -----------  -------------
Chesser, William                       Former
                                     Subsidiary
                                      president            38,462      38,462(6)         -0-            -0-
------------------------------------------------------------------------------------------------------------

(1) Includes shares of common stock for which the selling security holder has the right to acquire beneficial ownership within 60 days.

(2) This table assumes that each selling security holder will sell all shares offered for sale by it under this registration statement. Security holders are not required to sell their shares.

(3) Assumes that all shares of Common Stock registered for resale by this prospectus have been sold.

(4) Based on 27,966,993 shares of Common stock issued and outstanding as of July 11, 2005.

(5)  The selling stockholder acquired these securities for cash.

(6) The selling stockholder acquired these securities as compensation for services to the Company.

(7) The Managing Member (Thomas McAuley) of North Sound Capital LLC (Investment Manager for the selling stockholder) holds the investment decision and voting powers for this non-natural entity.

(8) Scott Johnston (Sterling Johnston Capital Management, L.P.) has investment decision and voting power for this non-natural entity.

(9) Jay Petschek and Steve Major are the individuals with investment decision and voting power for this non-natural entity. Messrs. Petschek and Major are employees of a broker-dealer, C.E. Unterberg Towbin, which has no relationship to the selling stockholder. The broker-dealer has no investment decision or voting power on behalf of the selling stockholder. The selling stockholder acquired the securities for cash in the ordinary course of business for investment purposes.

(10) Lee Canaan is the portfolio manager of this hedge fund and has investment decision and voting power for this non-natural entity.

(11) Irv Kessler is the individual with investment decision and voting power for this non-natural entity.

(12) Albert Coy Monk IV is the individual with investment decision and voting power for this non-natural entity.

(13) The Managing Members of Atoll Asset Management, LLC (Managing Member of the selling stockholder) have investment decision and voting power for this non-natural entity. These persons are: Michael E. Fein and Stephen E. Saltzstein. Messrs. Fein and Saltzstein disclaim any beneficial ownership of such securities except to the extent of any pecuniary interest therein. The shares were acquired by the selling stockholder for cash in the normal course of business for investment purposes.

(14) James B. Vose is the individual with investment decision and voting power for this non-natural entity.

(15) The Managing Directors of GLG Partners, LP (Investment Manager for the selling stockholder) hold the investment decision and voting power for this non-natural entity. These persons are: Noam Gottesman, Pierre Lagrange and Phillippe Jabre. GLG Partners, LP is approximately 20% owned by Lehman Brothers International. Lehman Brothers International has no investment decision or voting power on behalf of the selling stockholder. The shares were acquired by the selling stockholder for cash in the normal course of business for investment purposes.

(16) Dan Springfield is the individual with investment decision and voting power for this non-natural entity.

(17) The Investment Manager for the selling stockholder is Ospraie Management, LLC. Ospraie Holding I, L.P. is the managing member of Ospraie Management, LLC. Ospraie Management, Inc. is the general partner of Ospraie Holding I, L.P. Dwight Anderson is the president of Ospraie Inc. and may be deemed to have investment decision and voting power for this non-natural entity. The selling stockholder acquired the securities for cash in the ordinary course of business for investment purposes.

(18) Charles Barney holds the investment decision and voting power for this non-natural entity.

(19) Company owned by Joyce Denton, the Mother of Dan Denton, our Former Vice President of Operations.

(20) Ike Claypool and Allen Crosswell are the individuals with investment decision and voting power for this non-natural entity.

(21) Thomas Coonrod is the individual with investment decision and voting power for this non-natural entity.

(22) Richard D. Tribe is the individual with investment decision and voting power for this non-natural entity.

(23) Limited Partnership owned in part by Eric Brown, our Vice President of Finance. Eric Brown and his father (G. Stephen Brown) are the individuals with investment decision and voting power for this non-natural entity.

(24) Bob Michaels is the individual with investment decision and voting power for this non-natural entity.

(25) Daughter of Richard D. Dole, our Chief Executive Officer. The selling stockholder acquired the securities as a result of a gift from her father.

(26) Trust established for the benefit of the grandchildren of Bradley Simmons, our former CEO, for which Mr. Simmons is not a Trustee and for which Mr. Simmons disavows beneficial ownership. The selling stockholder acquired the securities as a result of a gift from Mr. Simmons.

(27) Son of Richard D. Dole, our Chief Executive Officer. The selling stockholder acquired the securities as a result of a gift from his father.

(28) The selling stockholder acquired the securities as a result of a gift from Richard D. Dole, our Chief Executive Officer.

(29) The selling stockholder acquired the securities as a result of a gift from Gerald Agranoff, one of our Directors

(30) Keith Fetter and Darren Bankston are the individuals with investment decision and voting power for this non-natural entity.

                               PLAN OF DISTRIBUTION

     Shares owned by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares may be sold include:

     - a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

     -    exchange  distributions  and/or  secondary  distributions;

     -    sales  in  the  over-the-counter  market;

     -    underwritten  transactions;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     -    privately  negotiated  transactions.

     Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensations in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares for sale under the Securities Act and to indemnify the selling stockholders, certain representatives of the selling stockholders and each person who participates as an underwriter in the offering of the shares against certain civil liabilities, including certain liabilities under the Securities Act. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

     Because selling stockholders may be deemed to be statutory "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling stockholders and other persons participating in a distribution of securities. The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

     In connection with sales of the common stock under this prospectus, the selling stockholders, upon effectiveness of the Form SB-2 Registration Statement, may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders also may sell shares of common stock short and deliver them to close out the short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.

     The selling stockholders and any underwriters, dealers or agents that participate in distribution of the shares may be deemed to be underwriters, and any profit on sale of the shares by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     We agreed to keep this prospectus effective until the earlier of (i) April 19, 2007, or (ii) the time that all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

     There can be no assurances that the selling stockholders will sell any or all of the shares offered under this prospectus.

                            DESCRIPTION OF SECURITIES
                            -------------------------

GENERAL

The following description of our capital stock is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $1.00 per share.

COMMON STOCK

As of July 11, 2005, there were 27,966,993 shares of common stock outstanding. The rights of all holders of the common stock are identical in all respects. The holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. The current policy of the Board of Directors, however, is to retain earnings, if any, for reinvestment in drilling ventures to maximize development of reserves.

Upon liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in all aspects of the Company that are legally available for distribution, after payment of or provision for all debts and liabilities and after preferences are afforded to the holders of the preferred shares. The Series A preferred shares have preference over the common stock in payment of declared dividends. Both the Series A and B preferred shares have preference over the common stock in the event of liquidation of the Company.

The holders of the common stock do not have preemptive subscription, redemption or conversion rights under our Articles of Incorporation. Cumulative voting in the election of Directors is not permitted. The rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that are presently outstanding or that may be designated and issued by us in the future.

PREFERRED  STOCK

Our Articles of Incorporation authorize the issuance of up to 20,000,000 shares of preferred stock with such rights, designations and preferences as are determined by our Board of Directors. Our Articles of Incorporation provide for a Series A 8% Convertible Preferred Stock of 1,000,000 shares with a stated value of $1.00 per share and an initial conversion price of $6.50, a Series B Convertible Preferred Stock of 100,000 shares with a stated value of $1.00 and an initial conversion price of $2.14, a Series C 8% Convertible Preferred Stock of 100,000 shares with a stated value of $1.00 and an initial conversion price of $2.14, and a Series D 8% Convertible Preferred Stock of 600,000 shares with a stated value of $1.00 and an initial conversion price of $1.62.

As of July 11, 2005, there were 483,416 Series A 8% Convertible Preferred Shares outstanding. Dividends are to be paid quarterly in cash or in common stock to the holders of the Series A Preferred Shares at the discretion of the Board of Directors. The Series A Preferred Shares rank senior to the common stock with respect to payment of dividends and with respect to liquidation preference. The Series A Preferred Shares are convertible into common stock at an initial conversion price of $6.50 per share. Beginning August 19, 2003, we had the right to redeem all or part of the Series A Preferred Shares for cash at a redemption price of $6.50 per share plus all accrued and unpaid dividends on the shares to be redeemed. The Series A Preferred Shares are entitled to cast the number of votes equal to the number of shares of common stock into which such shares could be converted and have full voting rights and powers equal to the voting rights and powers of the common stock on all matters submitted to the shareholders. As of July 11, 2005, no dividends have been declared or paid and no dividends are anticipated to be declared or paid in the foreseeable future.

As of July 11, 2005, there were 43,000 Series B Convertible Preferred Shares outstanding. These shares have a par and stated value of $1.00. The Series B Preferred Shares rank senior to the common stock with respect to liquidation preference. The Series B Preferred Shares are convertible into common stock at an initial conversion price of $2.14 per share at the option of the holder. Beginning October 1, 2003, we had the right to redeem all or part of the Series B Preferred Shares for cash at a redemption price of $2.14 per share. The Series B Preferred Shares are entitled to cast the number of votes equal to the number of shares of common stock into which such shares could be converted and have full voting rights and powers equal to the voting rights and powers of the common stock on all matters submitted to the shareholders.

As  of July 11, 2005, no Series C or Series D Preferred Shares were outstanding.

SCHEDULE OF WARRANTS

As of July 11, 2005, we had the following warrants to purchase shares of our common stock were outstanding:

Strike         Number of
Price           Warrants
$ 0.98           876,923
$ 1.63           692,308
$ 1.95         4,777,738
$ 4.88            38,462
$ 5.20           246,154
$ 6.50           184,615
$ 9.75         1,657,692

               ---------
               8,473,892
               =========

ANTI-TAKEOVER  PROVISIONS

Certain anti-takeover provisions in our Certificate of Incorporation may make a change in control of the Company more difficult, even if a change in control would be beneficial to our stockholders. In particular, our board of directors will be able to issue a total of up to 20,000,000 shares of preferred stock with rights and privileges that might be senior to our Common Stock, without the consent of the holders of our Common Stock, and has the authority to determine the price, rights, preferences, privileges and restrictions of the preferred stock. Although the ability to issue preferred stock may provide us with flexibility in connection with possible acquisitions and other corporate purposes, this issuance may make it more difficult for a third party to acquire a majority of our outstanding voting stock.

TRANSFER  AGENT

The transfer agent for our Common Stock is Corporate Stock Transfer located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their telephone number is 303-282-4800.

                      INTEREST OF NAMED EXPERTS AND COUNSEL
                      -------------------------------------

Axelrod, Smith & Kirshbaum, P.C., who has prepared this Registration Statement and Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, has represented us in the past on certain legal matters. Mr. Robert D. Axelrod does not presently own any of our common stock. His entire relationship with us has been as legal counsel, and there are no arrangements or understandings which would in any way cause him to be deemed an affiliate of the Registrant or a person associated with an affiliate of the Registrant.

                                     EXPERTS
                                     -------

The financial statements of Petrosearch Energy Corporation at December 31, 2004 and 2003 included in and made a part of this document have been audited by Ham, Langston & Brezina, P.C., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                RESERVE ENGINEERS

Certain information incorporated by reference in this prospectus regarding estimated quantities of oil and natural gas reserves associated with our oil and gas properties, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by McCartney Engineering, LLC, Consulting Petroleum Engineers or Ryder Scott Company, Petroleum Consultants, independent reserve engineers. The reserve information is incorporated by reference herein in reliance upon the authority of said firms as experts with respect to such reports.

                             COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
                 ----------------------------------------------

Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to the Company or its stockholders;
     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
     - under Nevada General Corporation Law for the unlawful payment of dividends; or
     - for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

We  have  filed  with  the  SEC  a registration statement on Form SB-2 under the
Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov
                                                              ------------------
that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Additional information can also be obtained through our website at www.petrosearch.com. We
                                                        -------------------
also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Mr. Richard D. Dole, our President and Chief Executive Officer, 675 Bering Drive, Suite 200, Houston, Texas 77057.

     Upon the effectiveness of our Form SB-2, we will begin compliance with the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy and information statements and other information with the SEC. Such periodic reports, proxy and information statements and other information will be available for inspection and copying at the principal office, public reference facilities and Web site of the SEC referred to above.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation's articles of incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company's Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

     a. willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
     b. a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
     c. a transaction from which the director derived an improper personal profit; and
     d.   willful  misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless
(i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of

Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.


ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee  $  5,389.67
Printing and Engraving Expenses                      $ 21,000.00
Accounting Fees and Expenses                         $ 10,000.00
Legal Fees and Expenses                              $ 48,000.00
Blue Sky Qualification Fees and Expenses             $       -0-
Miscellaneous                                        $       -0-

TOTAL                                                $ 84,389.67

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of our securities without registration during the last three years. Except as otherwise noted, all sales below were made in reliance on Section 4(2) of the Securities Act of 1933, as amended and no such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. No advertising or general solicitation was employed in offering the securities. In each instance, the offerings and sales were made to a limited number of persons, who were either (i) accredited investors, (ii) business associates of the Company (iii) employees of the Company, or (iv) executive officers or directors of the Company. In addition, the transfer of such securities were restricted by the Company in accordance with the requirements of the Act. Furthermore, all of the above-referenced persons were provided with access to our filings with the Securities and Exchange Commission.


1. In April 2005, we completed the private placement of 8,153,846 shares of common stock with twenty-one investors for total gross proceeds of $10,600,000 and net proceeds of $9,900,000. Sterne, Agee & Leach served as placement agent for the sale of these shares which were placed exclusively to a group of accredited investors primarily consisting of U.S.-based institutional investment funds. The placement agent received a commission of 6% of the gross proceeds. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

2. In January 2005, we issued 512,821 shares of our common stock to one accredited investor for $1.95 per share, or $1,000,000. On January 24, 2005, we agreed to sell 512,821 shares of our common stock to two accredited investors who are affiliates of the original accredited investor at a price of $1.95 per share for total proceeds of $1,000,000. We issued 412,821 of these shares in late January 2005 and 100,000 of these shares in April 2005. Subsequently, in April 2005, we issued an aggregate of 512,800 additional shares to these three investors to effect a price adjustment from $1.95 to $1.30 as required under the provisions of the share purchase agreements. No underwriter or other person participated in and no commissions were paid on these transactions.

3. In December 2004, immediately prior to our redomicile and merger, Petrosearch Texas exchanged one new Petrosearch Texas share in exchange for 6.5 existing shares of Petrosearch Texas pursuant to a reverse split approved by the majority of its shareholders. Simultaneously, and solely for the purpose of redomicile, Petrosearch Texas merged into Petrosearch Nevada, a company with identical articles of incorporation, bylaws, capitalization and board of directors members, resulting in each post reverse share of Petrosearch Texas receiving one share of Petrosearch Nevada. We relied upon Section 3(a)9 of the Act for this exchange to approximately 192 existing shareholders of Petrosearch Texas. No underwriter participated in, nor did we pay any commissions or fees to any underwriter or other person in connection with any of these transactions.

     Additionally, all of the existing Petrosearch Texas warrants were exchanged for our warrants on the same terms, giving effect to the reverse split, pursuant to Section 3(a)9 of the Act for this exchange. As part of this exchange, we issued 3,696,154 warrants to approximately 44 individuals who had previously been issued warrants as compensation to directors, executive officers, and subsidiary presidents, and as consideration to members of the Advisory Committee for their services. No underwriter or other person participated in, nor did we pay any commissions or fees to any underwriter or other person in connection with any of these transactions.

4. In October and December 2003, 2003A Bonds were issued with a total principal amount of $200,000 with $150,000 issued in October and $50,000 issued in December, which were due in October and December 2006, respectively. These bonds have subsequently been paid. The bonds were issued to four accredited investors in a private transaction in reliance on Section 4(2) of the Act. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

ITEM 27.  EXHIBITS.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit
Number   Description
-------  -------------------------------------------------------------------------------------

3.1      Articles of Incorporation of Petrosearch Energy Corporation *
3.2      Bylaws of Petrosearch Energy Corporation *
3.3      Articles of Merger *
4.1      Share Purchase Agreement dated January 24, 2005 with CBarney Investments *
4.2      Amended Share Purchase Agreement dated April 19, 2005 with CBarney Investments *
4.3      Share Purchase Agreement dated January 24, 2005 with Mark X *
4.4      Amended Share Purchase Agreement dated April 19, 2005 with Mark X *
4.5      Share Purchase Agreement with Mark 1 dated November 24, 2004 *
4.6      Common Stock Purchase Warrant [Form Of] *
4.7      Subscription and Registration Rights Agreement [Form Of] *
5.1      Legal Opinion of Axelrod, Smith & Kirshbaum, P.C.  **
10.1     Prospect Generation Agreement dated May 1, 2004 with Barbee Exploration *
10.2     Revolving Credit Facility dated October 1, 2004 with Fortuna Asset Management *
10.3     Revolving Credit Note dated October 2004 with Fortuna Energy, L.P. *
10.4     Assignment of Overriding Royalty Interest (Fortuna Energy, L.P.) dated October 2004 *
10.5     Pledge Agreement (Fortuna Energy, L.P.) dated October 2004 *
10.6     Master Deed of Trust (Fortuna) dated October 2004 *
10.7     Right of First Refusal dated April 5, 2004 with Rock Energy Partners, L.P. *
10.8     Amendment to Right of First Refusal dated May 19, 2004 *
10.9     Farmout Agreement with EOG Resources *
10.10    Joint Operating Agreement [Form Of] *
10.11    Employment Agreement dated November 15, 2004 with Richard Dole *
10.12    Employment Agreement dated May 1, 2005 with Wayne Beninger *
10.13    Employment Agreement dated May 1, 2005 with David Collins *
10.14    Employment Agreement dated May 1, 2005 with Eric Brown *
10.15    Consulting Agreement with Bradley Simmons dated December 31, 2004 *
10.16    Agreement with Southwest Oil & Gas Management, Inc. dated February 23, 2004 **
10.17    Gas Purchase, Gathering, Treating and Processing Agreement with Bear Paw Energy, LLC dated December 1, 2003 **
10.18    Crude Oil Purchase Contract with Plains Marketing, L.P. dated January 25, 2005 **
10.19    Crude Oil Purchase Agreement with GulfMark Energy, Inc. dated April 2, 2004 **
10.20    Lease Purchase Contract with Eighty Eight Oil, LLC dated November 1, 2003 **
10.21    Option  Agreement/Asset  Purchase Agreement for Blue Ridge transaction (***)
21.1     List of Subsidiaries *
23.1     Consent of Ham, Langston & Brezina, P.C., Independent Auditors ***
23.2     Consent of McCartney Engineering, LLC, Consulting Petroleum Engineers **
23.3     Consent of Ryder Scott Company, Petroleum Consultants **
99.1     Reserve Report-McCartney Engineering, LLC dated December 31, 2004 *
99.2     Reserve Report-McCartney Engineering, LLC dated March 23, 2005 *
99.3     Reserve Report-Ryder Scott Company dated May 5, 2005 *


                                    Page 61

99.4     Reserve Report-Ryder Scott Company dated March 28, 2005 *

Footnotes to Exhibits:
---------------------
(*) Previously filed with the Company's Form SB-2 Registration Statement on June 3, 2005.
(**) Previously filed with the Company's Form SB-2/A Amendment No. 1 Registration Statement on July 22, 2005.
(***)  Filed herewith.


ITEM  28.  UNDERTAKINGS.

(1)  The  Company  hereby  undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration:

     (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (2) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
     (3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of August, 2005.

PETROSEARCH ENERGY CORPORATION

By /s/ Richard D. Dole
   -------------------
Richard D. Dole
President and Chief Executive Officer

By /s/ David Collins
   -----------------
David Collins
Chief Financial Officer and
Principal Accounting Officer


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature                Title                               Date
By /s/ Richard D. Dole   President, Chief Executive Officer  August 5, 2005
   --------------------  and Chairman of the Board
Richard D. Dole

By /s/ David Collins     Chief Financial Officer             August 5, 2005
   --------------------  and Principal Accounting Officer
David Collins

By /s/ Gerald Agranoff*  Director                            August 5, 2005
   --------------------
Gerald Agranoff

By /s/ Don Henrich*      Director                            August 5, 2005
   --------------------
Don Henrich

By /s/ Richard Majeres*  Director                            August 5, 2005
   --------------------
Richard Majeres

* By Richard D. Dole as Attorney-in-fact

                         PETROSEARCH ENERGY CORPORATION
                                   __________





                        CONSOLIDATED FINANCIAL STATEMENTS
          WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                         PETROSEARCH ENERGY CORPORATION
                                TABLE OF CONTENTS
                                   __________


                                                                            PAGE
                                                                            ----

     Report of Independent Registered Public Accounting Firm                F-3

     Consolidated Financial Statements:

       Consolidated Balance Sheets as of December 31, 2004
         and 2003                                                           F-4

       Consolidated Statements of Operations for the years
         ended December 31, 2004 and 2003                                   F-5

       Consolidated Statements of Stockholders' Equity for
         the years ended December 31, 2004 and 2003                         F-6

       Consolidated Statements of Cash Flows for the years
         ended December 31, 2004 and 2003                                   F-8

     Notes to Consolidated Financial Statements                             F-9

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


To the Board of Directors and Stockholders
Petrosearch Energy Corporation


We have audited the accompanying consolidated balance sheets of Petrosearch Energy Corporation and subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Petrosearch Energy Corporation and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 18, the consolidated financial statements as of and for the year ended December 31, 2004 have been restated.


                                         /s/  Ham, Langston & Brezina, L.L.P.



Houston, Texas
March 24, 2005, except as to notes
18 and 19 which is August 3, 2005

                              PETROSEARCH ENERGY CORPORATION
                                CONSOLIDATED BALANCE SHEETS
                                DECEMBER 31, 2004 AND 2003
                                        __________


     ASSETS                                                          2004         2003
     ------                                                      ------------  -----------
Current assets:
  Cash                                                           $ 1,100,568   $1,860,464
  Accounts receivable:
    Joint owners-billed                                              935,622            -
    Joint owners-unbilled                                            624,541      239,762
    Oil and gas production sales                                     264,623      254,436
  Prepaid expenses and other current assets                          389,048      140,764
  Receivable from related party                                            -       51,900
  Stock subscription receivable                                            -    1,196,250
  Interest receivable from related parties                                 -        3,774
                                                                 ------------  -----------

      Total current assets                                         3,314,402    3,747,350
                                                                 ------------  -----------

Property and equipment:
  Oil and gas properties, full cost method of accounting:
    Proved                                                         5,490,447    1,495,123
    Unproved, not subject to amortization                          3,548,812      648,954
  Other property and equipment                                        69,136       27,555
                                                                 ------------  -----------

    Total                                                          9,108,395    2,171,632

  Less accumulated depreciation, depletion and amortization       (2,164,936)     (61,063)
                                                                 ------------  -----------

    Total property and equipment, net                              6,943,459    2,110,569

Prepaid oil and gas costs                                             82,280      448,264

Other assets                                                          65,901        5,000
                                                                 ------------  -----------

      Total assets                                               $10,406,042   $6,311,183
                                                                 ============  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Notes payable                                                  $ 2,890,000   $        -
  Accounts payable                                                   847,332      542,328
  Accrued liabilities                                              1,338,641      940,825
  Bonds payable                                                            -      200,000
                                                                 ------------  -----------

    Total current liabilities                                      5,075,973    1,683,153
                                                                 ------------  -----------

Stockholders' equity:
  Preferred stock, par value $1.00 per share, 20,000,000 shares authorized:
    Series A 8% convertible preferred stock, 1,000,000 shares
      authorized; 483,416 and 1,000,000 shares issued and out-
      standing at December 31, 2004 and 2003, respectively           483,416    1,000,000
    Series B convertible preferred stock, 100,000 shares auth-
      orized; 43,000 shares issued and outstanding at
      December 31, 2004 and 2003                                      43,000       43,000
    Series C convertible preferred stock, 100,000 shares auth-
      orized; -0- and 75,000 shares issued and outstanding at
      December 31, 2004 and 2003, respectively                             -       75,000
    Series D 8% convertible preferred stock, 600,000 shares
      authorized; -0- and 37,500 shares issued and outstanding
      at December 31, 2004 and 2003, respectively                          -       37,500
  Common stock, par value $0.001 per share, 100,000,000 shares authorized; 18,792,120 and 16,836,861 shares issued and
      outstanding at December 31, 2004 and 2003, respectively         18,792       16,837
  Additional paid-in capital                                       6,884,784    1,695,830
  Unissued common stock                                                    -    2,618,076
  Stock subscriptions receivable                                           -     (329,410)
  Accumulated deficit                                             (2,099,923)    (528,803)
                                                                 ------------  -----------

      Total stockholders' equity                                   5,330,069    4,628,030
                                                                 ------------  -----------

        Total liabilities and stockholders' equity               $10,406,042   $6,311,183
                                                                 ============  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                         PETROSEARCH ENERGY CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   __________


                                                      2004          2003
                                                  ------------  ------------
Oil and gas production revenues                   $ 4,718,313   $   588,188
                                                  ------------  ------------

Operating costs and expenses:
  Lease operating and production taxes                773,723        64,884
  Depreciation, depletion and amortization          2,219,998        61,018
  General and administrative                        3,239,184       645,706
                                                  ------------  ------------

    Total costs and expenses                        6,232,905       771,608
                                                  ------------  ------------

Operating loss                                     (1,514,592)     (183,420)
                                                  ------------  ------------

Other income (expense):
  Gain (loss) on sale of oil and gas properties             -       (18,168)
  Interest income                                       7,754         3,790
  Interest expense                                    (64,282)       (6,875)
                                                  ------------  ------------

    Total other income (expense)                      (56,528)      (21,253)
                                                  ------------  ------------

      Net loss                                    $(1,571,120)  $  (204,673)
                                                  ============  ============


Basic and diluted net loss per common share       $     (0.09)  $     (0.01)
                                                  ============  ============

Weighted average common shares                     17,576,294    15,424,662
                                                  ============  ============


  The accompanying notes are an integral part of these consolidated financial statements.

                                                 PETROSEARCH ENERGY CORPORATION
                                         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                         FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                                         __________


                                                    SERIES A              SERIES B             SERIES C           SERIES D
                               COMMON STOCK      PREFERRED STOCK      PREFERRED STOCK      PREFERRED STOCK     PREFERRED STOCK
                             SHARES    AMOUNT   SHARES     AMOUNT     SHARES    AMOUNT    SHARES    AMOUNT    SHARES    AMOUNT
                           ----------  ------  ---------  ---------  --------  --------  --------  --------  --------  --------
Balance at December 31,
  2002                      1,247,692   1,248          -          -         -         -         -         -         -         -

Effect of reverse merger   13,202,677  13,203  1,000,000  1,000,000    43,000    43,000    75,000    75,000    37,500    37,500

Common stock issued for
  cash                      1,507,623   1,508          -          -         -         -         -         -         -         -

Unissued common stock for
  cash and receivable               -       -          -          -         -         -         -         -         -         -

Unissued common stock for
  services and deferred
  costs                             -       -          -          -         -         -         -         -         -         -

Common stock issued for
  oil and gas properties       30,769      31          -          -         -         -         -         -         -         -

Common stock issued for
  prepaid drilling ser-
  vices                       248,462     248          -          -         -         -         -         -         -         -

Common stock issued for
  services                     16,923      17          -          -         -         -         -         -         -         -

Common stock issued for
  accrued liabilities          14,392      14          -          -         -         -         -         -         -         -

Common stock issued for
  subscription receivable     568,323     568          -          -         -         -         -         -         -         -

Capital contributed by
  chief executive officer           -       -          -          -         -         -         -         -         -         -

Cash payment of subscrip-
  tions receivable                  -       -          -          -         -         -         -         -         -         -

Reduction of subscription
  receivable in lieu of
  compensation                      -       -          -          -         -         -         -         -         -         -

Net loss                            -       -          -          -         -         -         -         -         -         -
                           ----------  ------  ---------  ---------  --------  --------  --------  --------  --------  --------
Balance at December 31,
2003                       16,836,861  16,837  1,000,000  1,000,000    43,000    43,000    75,000    75,000    37,500    37,500
                           ==========  ======  =========  =========  ========  ========  ========  ========  ========  ========



                                                                                  TOTAL
                           ADDITIONAL   UNISSUED       STOCK                      STOCK-
                            PAID-IN      COMMON    SUBSCRIPTIONS   ACCUMULATED   HOLDERS
                            CAPITAL      STOCK      RECEIVABLE      DEFICIT       EQUITY
                           ----------  ---------  --------------  ------------  ----------
Balance at December 31,
  2002                       680,752           -        (20,000)     (324,130)    337,870

Effect of reverse merger    (775,616)     75,000              -             -     468,087

Common stock issued for
  cash                     1,081,807           -        (35,000)            -   1,048,315

Unissued common stock for
  cash and receivable              -   2,468,076              -             -   2,468,076

Unissued common stock for
  services and deferred
  costs                            -      75,000              -             -      75,000

Common stock issued for
  oil and gas properties      19,969           -              -             -      20,000

Common stock issued for
  prepaid drilling ser-
  vices                      289,252           -              -             -     289,500

Common stock issued for
  services                    11,483           -              -             -      11,500

Common stock issued for
  accrued liabilities          9,341           -              -             -       9,355

Common stock issued for
  subscription receivable    368,842           -       (369,410)            -           -

Capital contributed by
  chief executive officer     10,000           -              -             -      10,000

Cash payment of subscrip-
  tions receivable                 -           -         20,000             -      20,000

Reduction of subscription
  receivable in lieu of
  compensation                     -           -         75,000             -      75,000

Net loss                           -           -              -      (204,673)   (204,673)
                           ----------  ---------  --------------  ------------  ----------
Balance at December 31,
2003                       1,695,830   2,618,076       (329,410)     (528,803)  4,628,030
                           ==========  =========  ==============  ============  ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                                                 PETROSEARCH ENERGY CORPORATION
                                         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                         FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                                           __________

                                                         SERIES A                SERIES B             SERIES C         SERIES D
                                COMMON STOCK          PREFERRED STOCK        PREFERRED STOCK      PREFERRED STOCK      PREFERRED
                             SHARES      AMOUNT     SHARES      AMOUNT      SHARES    AMOUNT     SHARES      AMOUNT     SHARES
                           -----------  --------  ----------  -----------  --------  ---------  ---------  ----------  ---------
Balance at December 31,
  2003                     16,836,861    16,837   1,000,000    1,000,000     43,000     43,000    75,000      75,000     37,500

Common stock issued for
  cashless exercise of
  warrants                     85,537        86           -            -          -          -         -           -          -

Common stock issued for
  cash                      1,374,338     1,374           -            -          -          -         -           -          -

Common stock issued for
  property costs               12,308        12           -            -          -          -         -           -          -

Common stock issued for
  services                     16,923        17           -            -          -          -         -           -          -

Issuance of committed
  stock                       535,349       535           -            -          -          -         -           -          -

Collection of subscrip-
  tion receivable                   -         -           -            -          -          -         -           -          -

Reduction of subscription
  receivable in lieu of
  compensation                      -         -           -            -          -          -         -           -          -

Exchange of Series A
  preferred stock for
  common stock                 79,474        79    (516,584)    (516,584)         -          -         -           -          -

Exchange of Series C
  preferred stock for
  common stock                 34,615        35           -            -          -          -   (75,000)    (75,000)         -

Exchange of Series D
  preferred stock for
  common stock                 23,077        23           -            -          -          -         -           -    (37,500)

Cancellation of common
  stock for payment of
  receivables                (206,362)     (206)          -            -          -          -         -           -          -

Issuance of warrants
  for services                      -         -           -            -          -          -         -           -          -

Net loss                            -         -           -            -          -          -         -           -          -
                           -----------  --------  ----------  -----------  --------  ---------  ---------  ----------  ---------

Balance at December 31,
  2004                     18,792,120   $18,792     483,416   $  483,416     43,000  $  43,000         -   $       -          -
                           ===========  ========  ==========  ===========  ========  =========  =========  ==========  =========


                                                                                                       TOTAL
                            SERIES D    ADDITIONAL     UNISSUED        STOCK                           STOCK-
                             STOCK       PAID-IN        COMMON      SUBSCRIPTIONS     ACCUMULATED     HOLDERS
                             AMOUNT      CAPITAL        STOCK        RECEIVABLE        DEFICIT         EQUITY
                           ----------  ------------  ------------  ---------------  -------------  ------------
Balance at December 31,
  2003                        37,500     1,695,830     2,618,076         (329,410)      (528,803)    4,628,030

Common stock issued for
  cashless exercise of
  warrants                         -           (86)            -                -              -             -

Common stock issued for
  cash                             -     1,852,106             -                -              -     1,853,480

Common stock issued for
  property costs                   -        51,908             -                -              -        51,920

Common stock issued for
  services                         -        80,463             -                -              -        80,480

Issuance of committed
  stock                            -     2,617,541    (2,618,076)               -              -             -

Collection of subscrip-
  tion receivable                  -             -             -           35,000              -        35,000

Reduction of subscription
  receivable in lieu of
  compensation                     -             -             -           45,000              -        45,000

Exchange of Series A
  preferred stock for
  common stock                     -       516,505             -                -              -             -

Exchange of Series C
  preferred stock for
  common stock                     -        74,965             -                -              -             -

Exchange of Series D
  preferred stock for
  common stock               (37,500)       37,477             -                -              -             -

Cancellation of common
  stock for payment of
  receivables                      -      (321,804)            -          249,410              -       (72,600)

Issuance of warrants
  for services                     -       279,879             -                -              -       279,879

Net loss                           -             -             -                -     (1,571,120)   (1,571,120)
                           ----------  ------------  ------------  ---------------  -------------  ------------

Balance at December 31,
  2004                     $       -   $ 6,884,784   $         -   $            -   $ (2,099,923)  $ 5,330,069
                           ==========  ============  ============  ===============  =============  ============


  The accompanying notes are an integral part of these consolidated financial statements.

                             PETROSEARCH ENERGY CORPORATION
                          CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                 2004          2003
                                                             ------------  ------------
Cash flows from operating activities:
  Net loss                                                   $(1,571,120)  $  (204,673)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depletion, depreciation and amortization expense           2,219,998        61,018
    (Gain) loss on sale of oil and gas properties                      -        18,168
    Write off of prepaid oil and gas costs                        32,219             -
    Reduction in subscription receivable in lieu of
      compensation                                                45,000        75,000
    Common stock and warrants issued as compensation for
      services                                                   360,359        36,500
    Changes in operating assets and liabilities:
      Accounts receivable                                     (1,330,588)     (494,198)
      Related party receivable                                   (16,926)      (55,674)
      Prepaid expenses and other assets                         (284,360)     (102,117)
      Accounts payable and accrued liabilities                   248,926       656,603
                                                             ------------  ------------

        Net cash used in operating activities                   (296,492)       (9,373)
                                                             ------------  ------------

Cash flows from investing activities:
  Cash received in reverse merger                                      -       742,137
  Capital expenditures, including purchases and development
    of properties                                             (6,356,134)   (1,417,793)
  Proceeds from sale of overriding royalty interest              100,000             -
  Proceeds from sale of property                                  18,000             -
  Purchase of investment                                               -        (5,000)
                                                             ------------  ------------

        Net cash used in investing activities                 (6,238,134)     (680,656)
                                                             ------------  ------------

Cash flows from financing activities:
  Proceeds from the sale of common stock                       1,853,480     1,048,315
  Proceeds from common stock commitments                               -     1,271,826
  Proceeds from collection of stock subscription receivable    1,231,250        20,000
  Contribution from chief executive officer                            -        10,000
  Proceeds from notes payable                                  3,100,000             -
  Repayment of notes payable                                    (210,000)            -
  Proceeds from issuance of bonds                                      -       200,000
  Repayment of bonds payable                                    (200,000)            -
                                                             ------------  ------------

        Net cash provided by financing activities              5,774,730     2,550,141
                                                             ------------  ------------

Net (decrease) increase in cash and cash equivalents            (759,896)    1,860,112

Cash and cash equivalents at beginning of year                 1,860,464           352
                                                             ------------  ------------

Cash and cash equivalents at end of year                     $ 1,100,568   $ 1,860,464
                                                             ============  ============


Supplemental disclosures of cash flow information:
  Interest paid                                              $    40,470   $     6,188
                                                             ============  ============

  Income taxes paid                                          $         -   $         -
                                                             ============  ============



  The accompanying notes are an integral part of these consolidated financial statements.

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------------

     ORGANIZATION
     ------------

     Petrosearch Energy Corporation (the "Company"), a Nevada Corporation formed in November 2004, is an independent crude oil and natural gas exploration and production company. The Company is the successor of Petrosearch Corporation ("Petrosearch Texas") which was formed in August 2003 in the state of Texas pursuant to a reverse merger agreement with Texas Commercial Resources, Inc. ("TCRI"). The Company's corporate headquarters are located in Houston, Texas with a second office located in Dallas, Texas. The Company is engaged in the exploration for and the acquisition, development and production of crude oil and natural gas. The Company has established production in North Dakota, Oklahoma and Texas and is currently engaged in exploration and development activities, including direct operator activities, through its subsidiary, Petrosearch Operating Company, L.L.C., in North Dakota, Texas, Oklahoma, Mississippi, Alabama and Montana. The Company pursues the oil and gas business by means of a business model designed to attract independent producers having quality oil and gas prospects for exploration and development rather than the Company itself having to focus its efforts on the process of originating such prospects. In November 2004, shareholders of Petrosearch Texas approved a 6.5-to-1 reverse stock split which took effect immediately prior to its merger with the Company on December 30, 2004 (the "Merger"). Upon completion of the Merger, shareholders of Petrosearch Texas were issued common shares of Petrosearch Energy Corporation representing 100% of the then issued and outstanding common shares.

     The consolidated financial statements presented herein include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated.

     ACCOUNTING  ESTIMATES
     ---------------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. These estimates primarily involve the useful lives of property and equipment, the impairment of unproved oil and gas properties, the valuation of deferred tax assets and the realization of accounts receivable.

     OIL  AND  GAS  PRODUCING  ACTIVITIES
     ------------------------------------

     The Company follows the full cost method of accounting for crude oil and natural gas properties. Under this method, all direct costs and certain directly related internal costs associated with acquisition of properties and successful, as well as unsuccessful, exploration and development activities are capitalized. Depreciation, depletion and amortization of capitalized crude oil and natural gas properties and estimated future development costs, excluding unproved properties, are based on the unit-of-production method based on proved developed reserves. Net capitalized costs of crude oil and natural gas properties, as adjusted for asset retirement obligations, net of salvage value, are limited, by country, to the lower of unamortized cost or the cost ceiling, defined as the sum of the

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------------

     OIL  AND  GAS  PRODUCING  ACTIVITIES,  CONTINUED
     ------------------------------------------------

     present value of estimated future net revenues from proved reserves based on unescalated prices discounted at 10 percent, plus the cost of properties not being amortized, if any, plus the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any, less related income taxes. Excess costs are charged to proved property impairment expense. No gain or loss is recognized upon sale or disposition of crude oil and natural gas properties, except in unusual circumstances.

     The following table reflects the depletion expense incurred from oil and gas properties during the years ended December 31, 2004 and 2003:

                                                      2004    2003
                                                     -------  ------
       Depletion expense per bbl produced            $ 16.83  $ 2.91
                                                     =======  ======

     At December 31, 2004, unproved oil and gas properties included $2,823,652 and $725,160, respectively, of property acquisitions costs and exploration costs that are not being amortized. These costs will begin to be amortized when they are evaluated and proved, reserves are discovered, impairment is indicated or when the lease terms expire, which range from April 2005 to August 2008. Unproved leasehold costs consist of interest in leases located in North Dakota, Oklahoma and Texas and management anticipates that a substantial portion of these costs will be included in the amortization base in 2005.

     The following table reflects the periods when costs were incurred for unproved oil and gas properties costs:

                               TOTAL        2004       2003    PRIOR YEARS
                             ----------  ----------  --------  ------------
       Property acquisition
         costs               $2,823,652  $2,174,698  $603,347  $     45,607
       Exploration costs        585,704     585,704         -             -
       Development              139,456     139,456         -             -
                             ----------  ----------  --------  ------------

         Total               $3,548,812  $2,899,858  $603,347  $     45,607
                             ==========  ==========  ========  ============

     Unproved properties represent costs associated with properties on which the Company is performing exploration activities or intends to commence such activities. These costs are reviewed periodically for possible impairments or reduction in value based on geological and geophysical data. If a reduction in value has occurred, costs being amortized are increased.

     OTHER  PROPERTY  AND  EQUIPMENT
     -------------------------------

     Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of 3 to 5 years for office furniture and equipment and transportation and other equipment. Additions or improvements that increase the value or extend the life of an asset are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. Disposals are removed from the accounts at cost less accumulated depreciation and any gain or loss from disposition is reflected in operations.

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------------

     CASH  AND  CASH  EQUIVALENTS
     ----------------------------

     For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

     ACCOUNTS RECEIVABLE
     -------------------

     The Company routinely assesses the recoverability of all material trade and other receivables to determine their collectibility. Many of the Company's receivables are from joint interest owners on properties of which the Company is the operator. Thus, the Company may have the ability to withhold future revenue disbursements to recover any non-payment of joint interest billings. Generally, the Company's crude oil and natural gas receivables are collected within two months. The Company accrues a reserve on a receivable when, based on the judgment of management, it is probable that a receivable will not be collected and the amount of any reserve may be reasonably estimated. As of December 31, 2004 and 2003, the Company provided no allowance for doubtful accounts for trade receivables or joint interest owner receivables.

     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
     ---------------------------------------

     The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made. The Company assumes the book value of those financial instruments that are classified as current approximates fair value because of the short maturity of these instruments. For noncurrent financial instruments, the Company uses quoted market prices or, to the extent that there are no available quoted market prices, market prices for similar instruments.

     RESTORATION,  REMOVAL  AND  ENVIRONMENTAL  LIABILITIES
     ------------------------------------------------------

     The Company is subject to extensive federal, state and local environmental laws and regulations. These laws regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed.

     Liabilities for expenditures of a noncapital nature are recorded when environmental assessments and/or remediation is probable, and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments for the liability or component are fixed or reliably determinable. As of December 31, 2004, the Company believes it has no such liabilities.

     CONCENTRATION  OF  CREDIT  RISK  AND  MAJOR  CUSTOMERS
     ------------------------------------------------------

     Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with major financial institutions selected based upon management's assessment of the banks' financial stability. Balances periodically exceed the $100,000 federal depository insurance limit. The Company

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------------

     CONCENTRATION  OF  CREDIT  RISK  AND  MAJOR  CUSTOMERS
     ------------------------------------------------------

     has not experienced any losses on deposits. The Company performs ongoing credit evaluations and, generally, requires no collateral from its customers or other joint interest owners. As of December 31, 2004 and 2003, 100% of accounts receivable from oil and gas sales was from three customers. Included in accounts receivable from the joint interest owners is $1,349,332 and $239,762 from three joint interest owners as of December 31, 2004 and 2003, respectively. During the years ended December 31, 2004 and 2003, 100% of the Company's revenue was received from three customers as follows:

                                             2004       2003
                                          ----------  --------
     Customer A                           $3,114,087  $405,850
     Customer B                            1,321,128   182,338
     Customer C                              283,098         -
                                          ----------  --------
       Total                              $4,718,313  $588,188
                                          ==========  ========

     REVENUE  RECOGNITION
     --------------------

     The Company recognizes crude oil and natural gas revenue from its interest in producing wells as crude oil and natural gas is sold from those wells, net of royalties.

     EARNINGS  (LOSS)  PER  SHARE
     ----------------------------

     The Company provides basic and dilutive earnings (loss) per common share information for each year presented. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 2004 and 2003, potential dilutive securities, assuming the Company had net income, that had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share consisted of warrants for the purchase of 5,207,070 and 1,569,332 common shares, respectively, and convertible preferred stock convertible into 612,416 and 987,416 common shares, respectively. Per share calculations reflect the effects of the recapitalization and reverse stock split for all periods presented.

     STOCK  BASED  COMPENSATION
     --------------------------

     SFAS No. 123, "Accounting for Stock-Based Compensation" established financial accounting and reporting standards for stock-based employee compensation plans. It defined a fair value based method of accounting for an employee stock option or similar equity instrument and encouraged all entities to adopt that method of accounting for all of their employee stock compensation plans and include the cost in the income statement as compensation expense. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". The Company accounts for compensation cost for stock option plans in accordance with APB Opinion No. 25.

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------------

     INCOME  TAXES
     -------------

     The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management's assessment as to their realization.

     NEW ACCOUNTING PRONOUNCEMENTS
     -----------------------------

     In April 2003, the FASB issued SFAS No. 149, Amendment to Statement No. 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133. The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except in certain instances detailed in the statement, and hedging relationships designated after June 30, 2003. Except as otherwise stated in SFAS No. 149, all provisions should be applied prospectively. The adoption of this statement did not have a material effect on the Company's financial condition or results of operations.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 is effective at the beginning of the first interim period beginning after June 15, 2003. The Statement requires that a financial instrument which falls within the scope of the statement to be classified and measured as a liability. The following financial instruments are required to be classified as liabilities: (1) shares that are mandatorily redeemable, (2) an obligation to repurchase the issuer's equity shares or one indexed to such an obligation and that requires or may require settlement by transferring assets and (3) the embodiment of an unconditional obligation that the issuer may or may not settle by issuing a variable number of equity shares if, at inception, the monetary value of the obligation is based on certain measurements defined in the statement. The adoption of this statement did not have a material effect on the Company's financial condition or results of operations.

     In January 2003 and as revised in December 2003, the Financial Accounting Standards Board "FASB" issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities". This interpretation of Accounting Research
     Bulletin No. 51, "Consolidated Financial Statements", addresses consolidation by business enterprises of variable interest entities. Prior to this interpretation, two enterprises generally had been included in consolidated financial statements because one enterprise controls the other through voting interests. This interpretation defines the concept of "variable interests" and requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse the risks among the parties involved. The Company's adoption of this interpretation did not have an impact on its financial position or results of operations.

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------------

     NEW ACCOUNTING PRONOUNCEMENTS, CONTINUED
     ----------------------------------------

     In January 2003, the FASB issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities". In December 2003, the FASB issued a revision to FIN 46 (FIN 46R). FIN 46R clarifies the application of ARB No. 51, "Consolidated Financial Statements", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support provided by any parties, including the equity holders. FIN 46R requires the consolidation of these entities, known as variable interest entities, by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entity's expected losses, receive a majority of the entity's expected residual returns, or both. Among other changes, the revisions of FIN 46R (a) clarified some requirements of the original FIN 46, which had been issued in January 2003,
     (b) eased some implementation problems, and (c) added new scope exceptions. FIN 46R deferred the effective date of the Interpretation for public companies that are not small business issuers to the end of the first reporting period ending after March 15, 2004, except that all public companies must, at a minimum, apply the unmodified provisions of the Interpretation to entities that were previously considered "special-purpose entities" in practice and under the FASB literature prior to the issuance of FIN 46R by the end of the first reporting period ending after December 15, 2003. The Company does not have any special purpose entities or variable interest entities as defined under FIN 46R.

     In December 2004 the FASB issued revised SFAS No. 123R, "Share-Based Payment". SFAS No. 123R sets accounting requirements for "share-based" compensation to employees and requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation. SFAS No. 123R is effective in the first annual reporting period that begins after December 15, 2005. The Company will be required to adopt SFAS No. 123R in its first quarter of fiscal 2006 and currently discloses the effect on net (loss) income and (loss) earnings per share of the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". The Company is currently evaluating the impact of the adoption of SFAS 123R on its financial position and results of operations, including the valuation methods and support for the assumptions that underlie the valuation of the awards. The Company is also considering the effect of adoption of SFAS 123R may have on the terms of future employee compensation.

     In November 2004 the FASB issued SFAS No. 151, "Inventory Costs". The new Statement amends ARB No. 43, Chapter 4, "Inventory Pricing", to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. This Statement requires that those items be recognized as current period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. This statement is effective for fiscal years beginning after June 15, 2005. The adoption of this statement is not expected to have any impact on our financial condition or results of operations.

     In December 2004 the FASB issued SFAS No. 153 "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 is to be applied prospectively for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company's adoption of SFAS No. 153 is not expected to have a material impact on its financial position or results of operations.

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


2.   2003  MERGER
     ------------

     Effective September 10, 2003, TCRI reorganized into a holding company structure under Section 5.03H of the Texas Business Corporation Act by forming, and then merging with, a new Texas corporation named Petrosearch Corporation ("Petrosearch Texas"), which has subsequently become Petrosearch Energy Corporation. As a result of this holding company merger, TCRI and Petrosearch Texas both remained in existence, and TCRI became a wholly owned subsidiary of Petrosearch Texas. Upon the merger, each share of common and preferred stock of TCRI was converted into a corresponding share of Petrosearch Texas. Petrosearch Texas was the resulting parent corporation.

     Effective November 5, 2003, TCRI entered into an Agreement and Plan of Reorganization ("the Petrosearch Delaware Agreement") whereby Petrosearch Texas agreed to acquire Petrosearch-Delaware for 46,000,000 (pre 6.5 to 1 reverse split) shares of the Company's common stock. The Petrosearch Delaware Agreement also provided for the possibility of the Petrosearch-Delaware shareholders receiving an additional 46,000,000 shares of common stock upon the achievement by Petrosearch Texas of certain levels of stabilized production of oil and gas from development of the existing and future oil and gas lease assets. The structure of this second merger transaction provided for Petrosearch Texas to form a new Texas corporation subsidiary ("TCRI Merger Sub") and for Petrosearch-Delaware to merge into the new subsidiary with TCRI Merger Sub as the surviving corporation. At the time of the merger, the 46,000,000 shares of common stock were issued to the former shareholders of Petrosearch-Delaware. All production quotas serving as the basis for the additional, contingent shares of the Company's common stock were achieved and the additional 46,000,000 shares of common stock were issued to the former shareholders of Petrosearch-Delaware. As a result of this second merger transaction, the former shareholders of Petrosearch-Delaware acquired ownership of approximately 90% of the issued and outstanding shares of Petrosearch Texas.

     The effect of these agreements represented a recapitalization. A recapitalization is characterized by the merger of a private operating company into a non-operating public shell corporation with nominal net assets and typically results in the owners and managers of the private company having effective or operating control after the transaction. As a result of these agreements, the former shareholders of the operating company, Petrosearch-Delaware, did gain control and Petrosearch-Delaware, now referred to as TCRI Merger Sub, did emerge as the surviving financial reporting entity reporting under the new legal entity of Petrosearch Texas.

     Subsequent to the foregoing mergers and recapitalization, Petrosearch Texas sold all of its TCRI common stock back to the original shareholders of TCRI effective November 30, 2003. As part of the consideration for this sale, the Company assumed certain specified liabilities of TCRI in the amount of $226,000, committed to issue 100,000 shares of common stock of the Company to the original TCRI shareholders which were valued at $75,000, and paid $48,050 of expenses on behalf of TCRI, resulting in a total cost to the Company of $349,050. In exchange, the Company received 1,500,000 shares of common stock (approximately 6%) of TexCom, Inc., a Texas corporation. Since TexCom, Inc. was a shell corporation with no operations, the Company placed no value on the shares received and, accordingly, recorded the $349,050 as a cost of the reverse merger in the accompanying consolidated statement of stockholders' equity for the year ended December 31, 2003. Also recorded in the accompanying statement of stockholders' equity for 2003 is $742,137 of contributed capital representing cash received by the Company in the reverse merger.

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


3.   STOCK  SUBSCRIPTIONS  RECEIVABLE
     --------------------------------

     As of December 31, 2003, the Company had stock subscriptions receivable of $1,196,250 that were collected during January and February 2004. Since the receivables were collected prior to the issuance of the financial statements for 2003, the balance of $1,196,250 has been included in current assets rather than recorded as a component of stockholders' equity as of December 31, 2003. The Company has no stock subscription receivable as of December 31, 2004.


4.   ACCRUED  LIABILITIES
     --------------------

     Accrued liabilities consist of the following at December 31, 2004 and 2003:

                                                       2004       2003
                                                    ----------  --------
       Payable to working interest owners           $  139,270  $466,586
       Accrued interest payable                         25,187     1,375
       Accrued liabilities related to the sale of
         TCRI (Note 2)                                       -   186,000
       Payable for refund of deposit                         -   165,000
       Accrued liabilities for capital additions     1,017,058         -
       Other accrued expenses                          157,126   121,864
                                                    ----------  --------

                                                    $1,338,641  $940,825
                                                    ==========  ========

5.   BONDS  PAYABLE
     --------------

     During 2003, the board of directors of the Company authorized the issuance of Petrosearch Series 2003A Corporate Bonds (the "2003A Bonds") up to $1,000,000 issuable in denominations of $50,000. In October and December of 2003, the Company issued 2003A Bonds with a total principal amount of $200,000 and an expiration of October and December of 2006. The bonds issued bear interest at a rate of 16.5% per annum. In October 2004, the Company repaid the bonds in full.

     Per the bond agreement, because the redemption was exercised at the option of the Company subsequent to October 1, 2004 but prior to the stated maturity, the redemption required the Company to pay a premium to the bondholders equal to five percent of the face amount of the 2003A Bond being redeemed.

6.   REVOLVING  CREDIT  AGREEMENT
     ----------------------------

     On October 1, 2004, the Company entered into a revolving credit agreement to borrow up to $18,000,000 over a one-year period from a company whose managing partner is a shareholder of the Company. Draws under the agreement are subject to limits after the initial draw at a maximum rate of $4,500,000 for each three-month period following the initial draw date with undrawn funds to be carried forward to the succeeding draw period. Draws are also limited based on the Company's actual cost of oil and gas leases and the amount of the Company's proved producing reserves. Advances under the revolving credit agreement bear interest at a rate of six percent (6%) per year which is payable each quarter, and are collateralized by the Company's oil and gas properties. The agreement stipulates that, after 60 days of each particular draw, the Company repay the outstanding principal in monthly installments equal to 10% of the original amount of the particular draw and continue on the same calendar date of each succeeding month thereafter. The outstanding principal and interest balance matures two years from the date of the initial draw, which is October 2006. The Company will be assessed a one quarter of one percent (0.25%) standby fee on available undrawn principal each quarter. In October and December of 2004, $2.1 million and $1 million, respectively, was advanced under the revolving credit agreement.

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


6.   REVOLVING CREDIT AGREEMENT, CONTINUED
     -------------------------------------

     As additional consideration for this agreement, the Company assigned the lender a one percent (1%) overriding royalty interest in certain producing wells in Oklahoma and Texas and a commitment to provide a one percent (1%) overriding royalty interest in all future leases acquired using funds from this agreement. As per the agreement, this overriding royalty interest is earned by the lender upon funding and is not subject to revision or reassignment upon repayment or termination of the loan. As a result, the Company has capitalized the net present value of this overriding royalty interest of $24,825, plus additional loan costs of $38,743, as deferred loan cost in the consolidated balance sheet as of December 31, 2004. These loan costs are being amortized into interest expense over the two-year life of the agreement.


7.   INCOME  TAXES
     -------------

     Through December 31, 2004, the Company has incurred losses since its inception and, therefore, has not been subject to federal income taxes. As of December 31, 2004, the Company had net operating loss ("NOL") carryforwards for income tax purposes of approximately $2,900,000 which expire in various tax years through 2024. Under the provisions of Section 382 of the Internal Revenue Code the ownership change in the Company that resulted from the recapitalization of the Company could limit the Company's ability to utilize its NOL carryforward to reduce future taxable income and related tax liabilities. Additionally, because United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income.

     The composition of deferred tax assets and the related tax effects at December 31, 2004 and 2003 are as follows:

                                                 2004        2003
                                              ----------  ----------
     Deferred tax assets:
       Net operating loss carryforward        $ 983,323   $ 745,304
                                              ----------  ----------

         Total deferred tax assets              983,323     745,304

       Less valuation allowance                (813,302)   (438,776)
                                              ----------  ----------

       Net deferred tax asset                   170,021     306,528
                                              ----------  ----------

     Deferred tax liabilities:
       Book/tax basis difference in oil and
         gas properties                        (165,369)   (301,165)
       Book/tax basis difference in property
         and equipment                           (4,652)     (5,363)
                                              ----------  ----------

         Total deferred tax liability          (170,021)   (306,528)
                                              ----------  ----------

           Net deferred tax                   $       -   $       -
                                              ==========  ==========

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


7.   INCOME  TAXES,  CONTINUED
     -------------------------

     The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss for the years ended
     December  31,  2004  and  2003  is  as  follows:

                                                   2004                2003
                                          -------------------  ------------------
                                            AMOUNT       %      AMOUNT       %
                                          ----------  -------  ---------  -------
       Benefit for income tax at federal
         statutory rate                   $(534,180)  (34.0)%  $(69,589)  (34.0)%
       Non-deductible expenses              159,654      10.1       965       0.5
       Increase in valuation allowance      374,526      23.9    68,624      33.5
                                          ----------  -------  ---------  -------

                                          $       -        -%  $      -        -%
                                          ==========  =======  =========  =======


8.   EXPLORATION AGREEMENTS
     ----------------------

     On May 15, 2003 the Company entered into an Exploration Agreement with Oil For America ("OFA"), a Texas general partnership, and Oxbow Energy, LLC, a Dallas-based energy company ("Oxbow Energy"), for the purpose of obtaining exclusive rights to OFA's proprietary method of identifying and mapping lodgepole reef targets in the Williston Basin. The Exploration Agreement provides the Company and Oxbow Energy, the operators, with the exclusive right to OFA's propriety AI and AII Remote Sensing Analyses technology (which is used to locate drill sites) for all even-numbered townships within the Area of Mutual Interest ("AMI") listed in the agreement. The Williston Basin encompasses parts of North Dakota, South Dakota, Montana, Wyoming and parts of southern Canada.

     For consideration of providing the Company with locations for drilling lodgepole reef targets in the Williston Basin, OFA was paid $120,000 by the Company and will receive a twenty-five percent working interest after payout of each successful well drilled by the Company. Payout is defined as the time that the operators, the Company and Oxbow Energy, have recouped their costs including leasehold, drilling, completion, production facilities and actual operating costs. Payout is calculated on a well-by-well basis.

     On February 25, 2005 the Company signed an agreement with OFA reducing the Company's exclusive rights to OFA's technology to four townships in North Dakota and allowing the Company to retain all of its lease acreage held in North Dakota. This agreement comes pursuant to the original OFA agreement which imposed drilling deadlines for the Company with a penalty for not meeting the deadline of a relinquishment of all acreage held by the Company in the area of mutual interest to OFA.

     Effective January 31, 2004, one of the Company's subsidiaries, Rocky Ridge Petrosearch, L.L.C., entered into an exploration agreement with OFA which includes approximately 44,000 acres that were previously excluded from the original OFA exploration agreement. This agreement contains the same general terms as the original agreement described above. The agreement had a deadline of June 30, 2004 for the first well to be spudded, which the Company decided not to meet; therefore, the agreement has since expired.

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


8.   EXPLORATION AGREEMENTS, CONTINUED
     ---------------------------------

     On December 3, 2003, the Company entered into a farm-out agreement with EOG Resources ("EOG") for drilling rights on 61,537 acres in Phillips and Valley Counties, Montana. The original farm-out agreement had a deadline of September 1, 2004 for the Company to drill the first exploratory well in the contract acreage, which was extended by agreement to December 1, 2004 and is currently being renegotiated. After payout of the first well, EOG will receive a 25% working interest in the first well and will have a right to obtain a 25% working interest in the exploration and drilling of all future wells in that contract acreage. The Company has an obligation to drill a second well in the acreage within 180 days after the release of the rig on the first well.

     On May 1, 2004 the Company entered into an exploration agreement with Barbee Exploration, Inc. ("Barbee") for the purpose of exploration and development of natural gas wells in the Anadarko Basin in Western Oklahoma. Barbee is a firm that primarily engages in the analysis of natural gas prospects in the Anadarko Basin. Pursuant to this agreement, the Company will have an exclusive right of first refusal on all prospects generated by Barbee in consideration for prospect fees and overriding royalties on all wells.

9.   RIGHT  OF  FIRST  REFUSAL  AGREEMENT
     ------------------------------------

     On April 5, 2004, as amended in May 2004, the Company entered into an agreement with Rocky V. Emery or his designee ("Rock") for the purpose of establishing a relationship that allows Rock the opportunity to acquire, on a right of first refusal basis, up to one hundred percent of the drilling rights and obligations of the Company's subsidiaries (with the exception of projects in Stark County, North Dakota and Fort Bend County, Texas). This agreement applies to all existing Company prospects, as well as future projects which are acquired and developed by any Company subsidiary while this agreement is in force and effect. The agreement term is one year and may be extended for successive one-year periods subject to Rock funding a minimum of $3,000,000 within each one-year term.

     In order for Rock to obtain an interest in a Company prospect, Rock must fund at least fifty percent of the acquisition costs of the prospect within 45 days of prospect submittal. After funding fifty percent of the acquisition costs, the Company will deliver to a mutually designated trustee a recordable assignment covering an undivided one-half of the leasehold interests in the funded project.

     Once Rock has become a participant in a project through its funding of fifty percent of the acquisition and engineering costs, the further obligations related to funding of drilling and completion of wells will be governed by a separate joint operating agreement. Rock must participate in the initial proposed well on each subsidiary prospect in which it elects to participate in order to continue to participate in the subsidiary endeavors. If Rock fails to elect to participate in the initial wells, the Company is required to refund to Rock all of the acreage and engineering costs incurred with regard to that subsidiary.

     For consideration of funding his designated percentage of the drilling projects, on a project by project basis, Rock will have a working interest in the project equal to the percentage of the prospect that he funds until the prospect reaches payout. Once the well reaches payout, the Company will receive a proportionate one-half (50%) back-in interest in the well; however, in several prospects in which Rock elected to fund 100% of the drilling obligations, the Company's back-in interest was changed to percentages ranging from 12.5% to 33.33% and Rock's right to a refund was eliminated on these prospects. The Company may agree to a reduced back-in percentage on a case by case basis.

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


9.   RIGHT OF FIRST REFUSAL AGREEMENT, CONTINUED
     -------------------------------------------

     During 2004, Rock funded approximately $7,600,000 for his interest in projects operated by the Company. Projects as to which Rock has declined to participate include the Anadarko Basin exploration projects, one prospect in Alabama and eight prospects in South Texas.


10.  COMMITMENTS AND  CONTINGENCIES
      -----------------------------

     OPERATING LEASE
     ---------------

     Rent  expense  incurred  under  operating  leases  during  the  years ended
     December 31, 2004 and 2003 was $85,172 and $6,780, respectively. In February 2004, the Company entered into two operating leases for terms of six months and seven months, respectively, to rent office space in Houston and Dallas, both of which automatically renewed at the end of their respective terms. Both leases were renewed once during 2004. The Company has allowed the Dallas office lease to expire and has since obtained another office lease in Dallas for a six-month term which began February 1, 2005.

     CONSULTING  AGREEMENTS  WITH  RELATED  PARTIES
     ----------------------------------------------

     On April 16, 2003, the Company entered into a letter of commitment with the Company's Vice President of Corporate Finance. This agreement has since expired and was continued on a month to month basis until December 31, 2004.

     Effective July 1 and October 1, 2003, the Company entered into consulting agreements with its Chief Operating Officer and Chief Financial Officer. The consulting agreements are for a term of one year and provide for monthly compensation of $15,000 each. The agreements automatically renew for additional one-year periods unless either party elects to send written notice of termination prior to the end of the one-year term. Both agreements were renewed at their one-year term; however, both officers have been served notice that their respective agreements will not automatically renew at the end of the current term. In the event of death or disability of the employee, the Company is liable for compensation for the remaining one-year term.

     In addition to the compensation stipulated in the consulting agreements, the Company issued warrants to purchase a total of 1,645,700 shares of the Company's common stock (post-reverse split) during the year ended December 31, 2003, to the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and the Vice President of Corporate Finance as additional consideration for the services they provide to the Company as consultants and/or board members or advisory board members. The warrants were issued at an exercise price equal to or greater than market value and thus no compensation cost was recorded.

     On December 1, 2004 the Company entered into a one-year consulting agreement whereby the consultant, who is the previous CEO of the Company and a shareholder, is to assist the Company with its oil and gas development activities and is to receive $15,000 per month commencing January 1, 2005. During 2004 this consultant was advanced $110,000 that is non-interest bearing and is to be repaid to the Company during 2005. As such, the $110,000 is included in prepaid expenses in the accompanying consolidated balance sheet as of December 31, 2004.

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


10.  COMMITMENTS AND CONTINGENCIES, CONTINUED
     ----------------------------------------

     SUBSIDIARY  PRESIDENT  AGREEMENTS
     ---------------------------------

     During 2004, the Company has continued to expand its operations through the creation of additional subsidiaries. As a result, the Company has entered into certain agreements with the presidents of its subsidiaries. These agreements provide for the subsidiary presidents to receive a ten to twenty percent net profits interest in the subsidiary once payout has been achieved. Payout is defined as the time that the Company has recouped its costs including leasehold, drilling, completion, production facilities and actual operating costs.

     LEGAL PROCEEDINGS
     -----------------

     From time to time, the Company is involved in litigation relating to claims arising in the normal course of business. On April 16, 2004, the Company was served with a petition in Cause No. 2003-58664, Patrick J. Sanjenis and Earthcare, Inc. v. Texas Commercial Resources, Inc. and Petrosearch Energy Corporation, in the 157th Judicial District Court, Harris County, Texas, alleging breach of contract in a failed stock purchase transaction. Plaintiffs have sued the Company for an alleged breach of contract by TCRI on the basis that Petrosearch and TCRI merged to become one entity. The suit has been contingently settled, but left on the docket pending performance of the settlement terms by TCRI.

     Cause No. 2004-28594, Ronald A. Fritzen vs. Texas Commercial Resources, Inc. et al., 113th District Court, Harris County was filed against the Company and is in the discovery stage. Plaintiff has alleged damages of $75,474 for an alleged breach of an employment contract by TCRI and has joined Petrosearch Corporation, TCRI Merger Sub, Inc. and Petrosearch
     Operating Company, L.L.C., as potentially liable successor entities. Management intends to vigorously defend this action and believes the Company has no exposure related to this lawsuit.

     Cause No. 2004-42098, Spring Lake Sales, Ltd. Vs. Robert S. Michaels, Petrosearch Corporation and Naresh D. Hiller, 190th Judicial District Court, Harris County, Texas, is a recently initiated suit in which the plaintiff has asserted that Bradley J. Simmons, as President of Petrosearch Corporation, allegedly made verbal telephonic statements to a creditor of Robert S. Michaels in the fall of 2003, that Petrosearch Corporation would pay a then-outstanding alleged obligation of Robert S. Michaels to plaintiff. Mr. Simmons has denied the statements occurred and the Company has denied all liability of this alleged debt of a third party.


11.  STOCKHOLDERS' EQUITY
     --------------------

     COMMON  STOCK
     -------------

     Effective April 23, 2004, the Company amended its articles of incorporation to increase the total number of shares of stock that the Company has the authority to issue to 1,020,000,000, consisting of 1,000,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $1.00 per share.

     Upon the merger on December 30, 2004, the Company's authorized shares of common stock decreased to 100,000,000 from 1,000,000,000. The authorized preferred stock of 20,000,000 remained the same.

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


11.  STOCKHOLDERS' EQUITY, CONTINUED
     -------------------------------

     PREFERRED  STOCK
     ----------------

     The Company's articles of incorporation authorize the issuance of up to 20,000,000 shares of preferred stock with characteristics determined by the Company's board of directors. As a result of the recapitalization of the Company (Note 2), effective November 5, 2003, the Company had 1,000,000 shares of Series A 8% Convertible Preferred Stock ("Series A Preferred") authorized, issued and outstanding as of December 31, 2003. The shares have a par and stated value of $1.00 per share. If declared by the Board of Directors, dividends are to be paid quarterly in cash or in common stock of the Company to the holders of shares of the Series A Preferred. The shares of the Series A Preferred rank senior to the common stock both in payment of dividends and liquidation preference. The Series A Preferred is convertible into common stock of the Company at a conversion price of $6.50 per share (post-reverse split). Beginning August 19, 2003, the Company has the right to redeem all or part of the shares of Series A Preferred for cash at a redemption price equal to $6.50 per share plus all accrued and unpaid dividends on the shares to be redeemed. During 2004, 516,584 shares of Series A Preferred were converted to 79,474 shares of the Company's common stock. As of December 31, 2004, no dividends have been declared and approximately $92,000 of dividends were in arrears related to the Series A Preferred if the Company decided to declare dividends.

     As a result of the recapitalization of the Company, effective November 5, 2003, the Company has 100,000 shares authorized and 43,000 shares issued and outstanding of Series B Convertible Preferred Stock ("Series B Preferred") as of December 31, 2004 and 2003. The shares have a par and stated value of $1.00 per share. The shares of the Series B Preferred rank senior to the common stock in liquidation preference. The Series B Preferred is convertible into common stock of the Company at an initial conversion price of $2.14 per share (post-reverse split) at the option of the holder. Beginning October 1, 2003, the Company has the right to redeem all or part of the shares of Series B Preferred for cash at a redemption price equal to $6.50 per share.

     As a result of the recapitalization of the Company, effective November 5, 2003, the Company had 100,000 shares authorized and 75,000 shares issued and outstanding of Series C Convertible Preferred Stock ("Series C Preferred") as of December 31, 2003. The shares had a par and stated value of $1.00 per share. The shares of the Series C Preferred ranked senior to the common stock in liquidation preference. The Series C Preferred was convertible into common stock of the Company at an initial conversion price of $2.14 per share (post-reverse split) at the option of the holder. Beginning December 13, 2003, the Company had the right to redeem all or part of the shares of Series C Preferred for cash at a redemption price equal to the stated value of $1.00 per share. During 2004 all 75,000 shares of Series C Preferred were converted to 34,615 shares (post-reverse split) of the Company's common stock.

     As a result of the recapitalization of the Company, effective November 5, 2003, the Company had 600,000 shares authorized and 37,500 shares issued and outstanding of Series D 8% Convertible Preferred Stock ("Series D Preferred") as of December 31, 2003. The shares had a par and stated value of $1.00 per share. If declared by the Board of Directors, dividends were to be paid quarterly in cash or in common stock of the Company to the holders of shares of the Series D Preferred. The shares of the Series D Preferred ranked senior to the common stock both in payment of dividends and liquidation preference. The Series D Preferred was convertible into common stock of the Company at a conversion price of $1.62 per share (post-reverse split) at the option of the holder. Beginning March 10, 2004, the Company had the right to redeem all or

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


11.  STOCKHOLDERS' EQUITY, CONTINUED
     -------------------------------

     PREFERRED  STOCK,  CONTINUED
     ----------------------------

     part of the shares of Series D Preferred for cash at a redemption price equal to the stated value of $1.00 per share plus all accrued and unpaid dividends on the shares to be redeemed. During 2004 all 37,500 Series D
     Preferred were converted to 23,077 shares (post-reverse split) of the Company's common stock.

     The Preferred Series A-D shares rank senior to the common stock. In the event of liquidation, dissolution or winding up of the Company, the holders of Preferred stock are entitled, after payment or provision for all liabilities, to share ratably in all remaining assets available for distribution in the following ranking: Series D, Series A and Series B (pari-passu), Series C.

     STOCK  WARRANTS
     ---------------

     The Company periodically issues incentive stock warrants to executives, officers, directors and advisory board members to provide additional incentives to promote the success of the Company's business and to enhance the ability to attract and retain the services of qualified persons. The issuance of such warrants are approved by the Board of Directors. The exercise price of a warrant granted is determined by the fair market value of the stock on the date of grant. For purposes of determining compensation expense associated with stock warrants, the intrinsic value of the Company's stock was determined based upon the quoted market price of the Company's common stock for executives, officers and directors and fair value of the Company's stock was determined based upon the Black-Scholes option pricing model for non-employees and advisory board members. The following assumptions were used to calculate fair value using the Black Scholes option pricing model for the year ended December 31, 2004 and 2003:
     (i)  average  dividend  yield  of  0.00%; (ii) expected volatility of 135%;
     (iii) expected life between 3 and 4 years; and (iv) estimated risk-free interest rate of 2.25% and 3.5%, respectively.

     As a result of the recapitalization of the Company (See Note 2), each warrant previously held by the former Petrosearch-Delaware shareholders were exchanged for two warrants to purchase the common stock of the Company at an exercise price of $0.15 per share, which exceeded the fair market value of the common stock at the date of recapitalization.

     During 2004, the Company granted warrants to purchase 973,082 shares of common stock (post-reverse split) at prices ranging from $5.20 per share to $9.75 per share. All warrants were granted at an exercise price equal to or greater than the fair market value at the date of grant and, thus, no compensation cost was recorded. All of these warrants are immediately exercisable except for 115,384 that vest one year from the date of grant. These warrants expire in 2007.

     During November 2004, the Company, prior to its merger with Petrosearch Texas, entered into a two-year employment agreement with its new chief executive officer ("CEO") for which the CEO was granted warrants to purchase 3,637,738 shares of the Company's common stock at $1.95 per share, which was the fair market value of the common stock at the date of grant and, thus, no compensation cost was recorded. The warrants expire four years from the date of grant with 50% of the warrants exercisable on the grant date and 50% exercisable one year after the grant date.

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


11.  STOCKHOLDERS' EQUITY, CONTINUED
     -------------------------------

     STOCK  WARRANTS,  CONTINUED
     ---------------------------

     During 2004, the Company granted warrants to purchase 76,923 shares of common stock at a price range of $5.20 to $9.75 per share to certain of its advisory board members. These warrants were exercisable immediately and expire three years from the date of grant. Using the Black Scholes Option Pricing Model, the issuance of the warrants resulted in $279,879 of additional compensation expense included in the accompanying statement of operations for the year ended December 31, 2004.

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock warrants because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options/warrants. Under APB 25, if the exercise price of the Company's employee stock options is greater than or equal to the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Proforma information regarding net income (loss) and earnings (loss) per share is required by Statements 123 and 148, and has been determined as if the Company had accounted for its employee stock warrants under the fair value method of these Statements. For warrants granted during the years ended December 31, 2004 and 2003, the fair value for such warrants was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

                                                        2004       2003
                                                     ----------  --------
       Dividend yield                                       -0-       -0-

       Expected volatility                                 135%      135%

       Risk free interest                                 2.25%      3.5%

       Expected lives                                 3-4 years   3 years

     The Black-Scholes option valuation model was developed for use in estimating fair value of traded options or warrants that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock warrants have characteristics significantly different from those of traded options/warrants, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock warrants.

     For purposes of proforma disclosures, the estimated fair value of the warrants is included in expense over the vesting period or expected life of the warrant.

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


11.  STOCKHOLDERS' EQUITY, CONTINUED
     -------------------------------

     STOCK  WARRANTS,  CONTINUED
     ---------------------------

                                                         2004          2003
                                                     ------------  ------------
  Net loss as reported                               $(1,571,120)  $  (204,673)

  Add: Stock-based employee compensation expense
    included in reported net loss, net of tax                  -             -

  Deduct: Stock-based employee compensation expense
    determined under the fair value method, net
    of tax                                            (6,619,962)   (7,536,102)
                                                     ------------  ------------

  Proforma net loss                                  $(8,191,082)  $(7,740,775)
                                                     ============  ============

  Basic and diluted net loss per common share,
    as reported                                      $     (0.09)  $     (0.01)
                                                     ============  ============

  Proforma basic and diluted net loss per common
    share                                            $     (0.48)  $     (0.50)
                                                     ============  ============

     No tax effects were included in the determination of proforma net loss because the deferred tax asset resulting from stock-based employee compensation would be offset by an additional valuation allowance for deferred tax assets.

     A summary of the Company's stock warrant activity (reverse split adjusted) and related information for the years ended December 31, 2004 and 2003 follows:

                                                               WEIGHTED
                                     NUMBER OF                  AVERAGE
                                   SHARES UNDER    EXERCISE    EXERCISE
                                      WARRANT        PRICE       PRICE
                                   -------------  -----------  ---------
     Balance outstanding at
       December 31, 2002                      -             -          -

       Issued                         1,645,700   $0.65-$9.75  $    5.46
       Effect of recapitalization     1,184,162   $0.65-$2.60  $    1.24
       Exercised                        (68,323)  $      0.65  $    0.65
                                   -------------

     Balance outstanding at
       December 31, 2003              2,761,539   $0.98-$9.75  $    4.62

       Issued                         1,050,000   $4.88-$9.75  $    4.62
       Effect of merger               3,637,738   $      1.95  $    1.95
       Exercised                       (115,385)  $      2.60  $    2.60
                                   -------------

     Balance outstanding at
       December 31, 2004              7,333,892   $0.98-$9.75  $    3.77
                                   =============

     All outstanding stock warrants are exercisable at December 31, 2004, other than 1,818,869 warrants with an exercise price of $1.95 which become exercisable in November 2005 and 115,384 warrants with an exercise price of $5.20 which become exercisable in July 2005. A summary of outstanding stock warrants at December 31, 2004 follows:

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


12.  RELATED  PARTY  TRANSACTIONS
     ----------------------------

                                                               WEIGHTED
      NUMBER OF                      REMAINING                  AVERAGE
     COMMON STOCK                    CONTRACTED    EXERCISE    EXERCISE
     EQUIVALENTS   EXPIRATION DATE  LIFE (YEARS)     PRICE       PRICE
     ------------  ---------------  ------------  -----------  ---------
        1,569,332  September 2006           1.67  $ 0.98-1.63  $    1.24
        1,076,923  November 2006            1.92  $      9.75  $    9.75
        3,637,738  November 2008            3.92  $      1.95  $    1.95
          211,538  February 2007            2.17  $      9.75  $    9.75
          300,000  April 2007               2.34  $      9.75  $    9.75
          161,538  May 2007                 2.42  $6.50-$9.75  $    7.28
           30,769  March 2007               2.25  $      9.75  $    9.75
           76,923  July 2007                2.50  $5.20-$6.50  $    6.24
          269,131  September 2007           2.67  $4.88-$5.20  $    5.14

     During the years ended December 31, 2004 and 2003, the Company was engaged in various transactions with related parties as follows:

     During 2003, the Company entered into note receivable agreements with four executives of the Company for issuance of a total of 1,494,100 shares of stock to the executives at a price of $0.10 per share, which approximated the fair market value at the date of issuance, in exchange for notes receivable in the total amount of $149,410. The notes bear interest at 5% per year and have maturity periods of one year. The notes provide that the executives have the right to extend the maturity date by an additional 12 months by notice to the Company and payment of an extension fee in the amount of $500. The balance of $149,410 relating to these note receivable agreements is included in stock subscription receivable in stockholders' equity at December 31, 2003. Interest receivable of $3,774 on the notes receivable due from executives is included in interest receivable from related parties in the accompanying December 31, 2003 consolidated balance sheet. During 2004, the Company's board of directors provided these executives an option to repay the notes receivable in cash or a return of shares of common stock at $1.56 per share, when the current fair market value of the common stock was $1.95 per share, resulting in the executives having to return 20% more shares to the Company rather than what would have been returned based on the fair market value of the common stock. The principal of $149,410 and interest balance of $9,366 were repaid by all officers in December 2004 through the return of 95,776 and 6,004 shares of the Company's common stock, respectively, held by the executives.

     During 2003, the Company issued an additional 2,200,000 shares of common stock to executives for notes receivable at a price of $0.10 per share which approximated the fair market value at the date of issuance. Of the total price of $220,000, $75,000 was paid through a reduction in compensation paid in 2003, and the remaining $145,000 was included in stock subscription receivable in stockholders' equity in the accompanying December 31, 2003 consolidated balance sheet. The stock subscription receivables of $100,000 were repaid in 2004 through the return of 64,103 shares of the Company's common stock under the terms described in the previous paragraph. The stock subscription receivable of $45,000 was repaid in lieu of compensation.

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


12.  RELATED  PARTY  TRANSACTIONS,  CONTINUED
     ----------------------------------------

     During the year ended December 31, 2003, the Company advanced $51,900 to the Company's Vice President of Corporate Finance pursuant to a letter of commitment between him and the Company. This balance was included in receivable from related party at December 31, 2003. The related party receivable balance increased to $63,234 in 2004 as a result of advances to two officers of the Company. The total balance was repaid to the Company in 2004 through the return and cancellation of 40,480 shares of common stock of the Company personally held by the two officers.

     During 2003, the Company's chief executive officer assigned to the Company a $10,000 check he received for services he performed outside of the scope of his contract with the Company. The deposit was recorded as contributed capital in the accompanying statement of stockholder's equity for the year ended December 31, 2003.

     The bond payable balance of $200,000 at December 31, 2003 included $50,000 of bonds payable owed to the father of the Company's Chief Financial Officer. This balance was repaid in 2004.

     As of January 1, 2003, the Company had $80,000 of prepaid credits for oil and gas drilling services from a vendor owned by the spouse of a director of the Company. The director's spouse is a 30% working interest owner in the projects being performed within the Company's subsidiary, TK Petrosearch, LLC. During 2003, the Company acquired additional prepaid services with a value of $100,000 for the issuance of 76,923 (post-reverse split) shares of the Company's common stock to the vendor. During 2004, $280,457 of drilling services were performed by the vendor. The prepaid credits were reduced by $54,769 and $125,231 during 2004 and 2003, respectively, for services performed. As of December 31, 2004 and 2003, the Company had net prepaid credits from the vendor of $-0- and $54,769, respectively.


13.  EARNINGS  PER  SHARE
     --------------------

     Following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations for the years ended December 31, 2004 and 2003:

                                                   2004          2003
                                               ------------  ------------
     Net loss                                  $(1,571,120)  $  (204,673)
     Less:  Preferred stock dividends              (38,673)      (25,469)
                                               ------------  ------------

     Net loss available to common
       stockholders (numerator)                $(1,609,793)  $  (230,142)
                                               ============  ============

     Weighted average shares of common stock
       (denominator)                            17,576,294    15,424,662
                                               ============  ============

     Basic and diluted net loss per share      $     (0.09)  $     (0.01)
                                               ============  ============

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


14.  NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES
     -----------------------------------------------

     During the years ended December 31, 2004 and 2003, the Company engaged in various non-cash financing and investing activities as follows:

                                                         2004       2003
                                                       --------  ----------
     Issuance of common stock for prepaid services     $      -  $  289,500
                                                       ========  ==========

     Reduction of prepaid services for development
       of oil and gas properties                       $333,765  $  163,402
                                                       ========  ==========

     Issuance of common stock for acquisition of
       property                                        $ 51,920  $   20,000
                                                       ========  ==========

     Issuance of common stock for subscription
       receivable                                      $      -  $   35,000
                                                       ========  ==========

     Cancellation of common stock for reduction in
       subscription receivable                         $249,410  $        -
                                                       ========  ==========

     Cancellation of common stock for reduction in
       related party receivable                        $ 72,600  $        -
                                                       ========  ==========

     Issuance of common stock for accrued liabilities  $      -  $    9,355
                                                       ========  ==========

     Increase in accounts payable and accrued
       liabilities for property costs                  $429,069  $  542,328
                                                       ========  ==========

     Common stock committed for subscription
       receivable                                      $      -  $1,196,250
                                                       ========  ==========

     Issuance of common stock to officers for
       subscription receivable                         $      -  $  369,410
                                                       ========  ==========

     Common stock committed for deferred costs
       included in other current assets                $      -  $   50,000
                                                       ========  ==========

     Assumption of liabilities in reverse merger       $      -  $  349,050
                                                       ========  ==========

     Reduction of liabilities assumed in reverse
       merger through commitment of common stock       $      -  $   75,000
                                                       ========  ==========

     Reduction in accumulated depletion for loss on
       sale of oil and gas properties                  $117,617  $        -
                                                       ========  ==========

15.  IMPAIRMENT AND SALE OF OIL AND GAS PROPERTIES
     ---------------------------------------------

     At December 31, 2004 and 2003, the net capitalized costs of crude oil and natural gas properties did not exceed the present value of the estimated reserves; as such, no write-down was recorded.


16.  BUSINESS  SEGMENTS
     ------------------

     The Company believes that all of its material operations are conducted in the exploration and production of oil and gas in the United States and currently reports as a single segment.

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


17.  SUPPLEMENTAL OIL AND GAS INFORMATION - UNAUDITED
     ------------------------------------------------

     The following supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission ("SEC") and SFAS No. 69, Disclosures About Oil and Gas Producing Activities (`Statement 69").

     ESTIMATED QUANTITIES OF PROVED OIL AND GAS RESERVES
     ---------------------------------------------------

     Set forth below is a summary of the changes in the estimated quantities of the Company's crude oil and condensate, and gas reserves for the periods indicated, as estimated by the Company as of December 31, 2004. All of the Company's reserves are located within the United States. Proved reserves cannot be measured exactly because the estimation of reserves involves numerous judgmental determinations. Accordingly, reserve estimates must be continually revised as a result of new information obtained from drilling and production history, new geological and geophysical data and changes in economic conditions.

     Proved reserves are estimated quantities of gas, crude oil, and condensate, which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

                                                      OIL        GAS
     QUANTITY OF OIL AND GAS RESERVES               (BBLS)      (MCF)
     --------------------------------              ---------  ----------
     Total proved reserves at December 31, 2002           -           -

     Extensions and discoveries                     481,512     177,438
     Production                                     (20,858)          -
                                                   ---------  ----------

     Total proved reserves at December 31, 2003     460,654     177,438

     Extensions and discoveries                      25,856   1,158,000
     Production                                    (120,525)    (64,009)
     Revisions to previous estimate                   7,812     (24,392)
                                                   ---------  ----------

       Total proved reserves at December 31, 2004   373,797   1,247,037
                                                   =========  ==========


     Proved developed reserves:

       December 31, 2004                            181,945      94,075
                                                   =========  ==========

       December 31, 2003                            460,654     177,438
                                                   =========  ==========

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


17.  SUPPLEMENTAL OIL AND GAS INFORMATION - UNAUDITED, CONTINUED
     -----------------------------------------------------------

     CAPITALIZED COSTS OF OIL AND GAS PRODUCING ACTIVITIES
     -----------------------------------------------------

     The following table sets forth the aggregate amounts of capitalized costs relating to the Company's oil and gas producing activities and the aggregate amount of related accumulated depletion, depreciation and amortization as of December 31, 2004 and 2003:

                                                     2004         2003
                                                 ------------  -----------
       Unproved oil and gas properties           $ 3,548,812   $  648,954
       Proved oil and gas properties               5,490,447    1,495,123
                                                 ------------  -----------

         Total                                     9,039,259    2,144,077

       Less accumulated depletion, depreciation
         and amortization                         (2,152,511)     (60,686)
                                                 ------------  -----------

           Net capitalized costs                 $ 6,886,748   $2,083,391
                                                 ============  ===========

     COSTS INCURRED IN OIL AND GAS PRODUCING ACTIVITIES
     --------------------------------------------------

     The following table reflects the costs incurred in oil and gas property acquisition, exploration and development activities during the years ended December 31, 2004 and 2003:

                                                           2004        2003
                                                        ----------  ----------
       Acquisition costs                                $3,298,830  $  603,347
                                                        ==========  ==========

       Exploration costs                                $2,288,195  $1,081,060
                                                        ==========  ==========

       Development costs                                $1,397,403  $  414,063
                                                        ==========  ==========

     STANDARDIZED  MEASURE  OF  DISCOUNTED  FUTURE  NET  CASH  FLOWS
     ---------------------------------------------------------------

     The following table reflects the Standardized Measure of Discounted Future Net Cash Flows relating to the Company's interest in proved oil and gas reserves as of December 31, 2004 and 2003:

                                                            2004          2003
                                                        ------------  ------------
       Future cash inflows                              $23,742,174   $14,707,712
       Future development and production costs           (6,250,065)   (1,600,237)
                                                        ------------  ------------

       Future net cash inflows before income taxes       17,492,109    13,107,475
       Future income taxes                               (4,961,317)   (3,538,239)
                                                        ------------  ------------

       Future net cash flows                             12,530,792     9,569,236
       10% discount factor                               (2,704,002)   (1,186,229)
                                                        ------------  ------------

         Standardized measure of discounted future net
           cash inflow                                  $ 9,826,790   $ 8,383,007
                                                        ============  ============

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


17.  SUPPLEMENTAL OIL AND GAS INFORMATION - UNAUDITED, CONTINUED
     -----------------------------------------------------------

     STANDARDIZED  MEASURE  OF  DISCOUNTED  FUTURE  NET  CASH  FLOWS,  CONTINUED
     ---------------------------------------------------------------------------

     Future net cash flows at each year end, as reported in the above schedule, were determined by summing the estimated annual net cash flows computed by:
     (1) multiplying estimated quantities of proved reserves to be produced during each year by current prices, and (2) deducting estimated expenditures to be incurred during each year to develop and produce the proved reserves (based on current costs).

     Income taxes were computed by applying year-end statutory rates to pretax net cash flows, reduced by the tax basis of the properties and available net operating loss carryforwards. The annual future net cash flows were discounted, using a prescribed 10% rate, and summed to determine the standardized measure of discounted future net cash flow.

     The Company cautions readers that the standardized measure information which places a value on proved reserves is not indicative of either fair market value or present value of future cash flows. Other logical assumptions could have been used for this computation which would likely have resulted in significantly different amounts. Such information is disclosed solely in accordance with Statement 69 and the requirements promulgated by the SEC to provide readers with a common base for use in preparing their own estimates of future cash flows and for comparing reserves among companies. Management of the Company does not rely on these computations when making investment and operating decisions.


18.  RESTATEMENT
     -----------

     The accompanying consolidated financial statements as of and for the year ended December 31, 2004 have been restated to correct an error in the accounting for the sale of a royalty interest in an oil and gas property. The Company had previously incorrectly recorded this transaction as a $89,246 gain on sale of oil and gas properties instead of a reduction of capitalized oil and gas properties as required by accounting principles generally accepted in the United States of America. The effect of the correction of this error is as follows:

                                                   AS PREVIOUSLY
                                                      REPORTED      AS RESTATED
                                                  ---------------  -------------
     Net loss                                     $   (1,481,874)  $ (1,571,120)

     Basic and diluted net loss per common share  $        (0.09)  $      (0.09)

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________


19.  SUBSEQUENT  EVENT
     -----------------

     In June 2005, the Company entered into an Option Agreement with the individual that has managed the TK Petrosearch, LLC subsidiary, to sell all of the assets of the subsidiary for a cash purchase price of approximately $2,140,000. The Option Agreement was exercised on August 3, 2005 with the effective date of transfer being July 1, 2005. The assets sold account for $1,370,110 of the Company's PV-10 of Proved Reserves as of December 31, 2004, or approximately 10% of the Company's total PV-10 value. The following represents the unaudited proforma effect on the 2004 consolidated balance sheet and statement of operations as if the transaction occurred on January 1, 2004.

                                                              PROFORMA       PROFORMA
                                              AS REPORTED    ADJUSTMENTS   (UNAUDITED)
                                             -------------  -------------  ------------
     CONDENSED BALANCE SHEET
     --------------------------------------

     Total current assets                    $  3,314,402   $  2,139,138   $ 5,453,540
     Total property and equipment, net          6,943,459     (2,440,264)    4,503,195
     Other assets                                 148,181              -       148,181
                                             -------------  -------------  ------------

       Total assets                          $ 10,406,042   $   (301,126)  $10,104,916
                                             =============  =============  ============


     Total current liabilities               $  5,075,973   $          -   $ 5,075,973
     Total stockholders' equity                 5,330,069       (301,126)    5,028,943
                                             -------------  -------------  ------------

       Total liabilities and stockholders'
         equity                              $ 10,406,042   $   (301,126)  $10,104,916
                                             =============  =============  ============


     CONDENSED STATEMENT OF OPERATIONS
     --------------------------------------

     Oil and gas production revenues         $  4,718,313   $  1,299,230   $ 3,419,083
     Cost and expenses                          6,232,905        998,104     5,234,801
                                             -------------  -------------  ------------

     Operating income (loss)                   (1,514,592)       301,126    (1,815,718)

     Other income (expense)                       (56,528)             -       (56,528)
                                             -------------  -------------  ------------

       Net income (loss)                     $ (1,571,120)  $    301,126   $(1,872,246)
                                             =============  =============  ============


     Basic and diluted net income (loss)
       per common share                      $      (0.09)  $       0.02   $     (0.11)
                                             =============  =============  ============

                         PETROSEARCH ENERGY CORPORATION
                                   __________





              UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

                         PETROSEARCH ENERGY CORPORATION
                                TABLE OF CONTENTS
                                   __________


                                                                            PAGE
                                                                            ----
Unaudited Consolidated Condensed Financial Statements:

  Consolidated Condensed Balance Sheets as of
    March 31, 2005 (Unaudited) and December 31, 2004                        F-3

  Unaudited Consolidated Condensed Statements of Operations
    for the three months ended March 31, 2005 and 2004                      F-4

  Unaudited Consolidated Condensed Statement of Stockholders'
    Equity for the three months ended March 31, 2005                        F-5

  Unaudited Consolidated Condensed Statements of Cash Flows
    for the three months ended March 31, 2005 and 2004                      F-6

Notes to Unaudited Consolidated Condensed Financial Statements              F-7

                                    PETROSEARCH ENERGY CORPORATION
                                CONSOLIDATED CONDENSED BALANCE SHEETS
                                 MARCH 31, 2005 AND DECEMBER 31, 2004
                                              __________


                                                                          MARCH 31,     DECEMBER 31,
                                                                             2005           2004
     ASSETS                                                              (UNAUDITED)       (NOTE)
     ------                                                              ------------  --------------
Current assets:
  Cash                                                                   $ 1,083,652   $   1,100,568
  Accounts receivable:
    Joint owners-billed                                                      781,092         935,622
    Joint owners-unbilled                                                    949,742         624,541
    Oil and gas production sales                                             323,218         264,623
  Prepaid expenses and other current assets                                  748,595         389,048
                                                                         ------------  --------------

      Total current assets                                                 3,886,299       3,314,402
                                                                         ------------  --------------

Property and equipment:
  Oil and gas properties, full cost method of accounting:
    Proved                                                                 6,796,714       5,490,447
    Unproved, not subject to amortization                                  3,388,532       3,548,812
  Other property and equipment                                                69,136          69,136
                                                                         ------------  --------------

    Total                                                                 10,254,382       9,108,395

  Less accumulated depreciation, depletion and amortization               (2,499,395)     (2,164,936)
                                                                         ------------  --------------

    Total property and equipment, net                                      7,754,987       6,943,459

Prepaid oil and gas costs                                                     77,804          82,280

Other assets                                                                  67,094          65,901
                                                                         ------------  --------------

      Total assets                                                       $11,786,184   $  10,406,042
                                                                         ============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Notes payable                                                          $ 3,310,000   $   2,890,000
  Accounts payable                                                         1,749,153         847,332
  Accrued liabilities                                                      1,316,722       1,338,641
                                                                         ------------  --------------

    Total current liabilities                                              6,375,875       5,075,973
                                                                         ------------  --------------
Stockholders' equity:
  Preferred stock, par value $1.00 per share, 20,000,000 shares authorized:
    Series A 8% convertible preferred stock, 1,000,000 shares
      authorized; 483,416 shares issued and out-standing at
      March 31, 2005 and December 31, 2004                                   483,416         483,416
    Series B convertible preferred stock, 100,000 shares auth-
      orized; 43,000 shares issued and outstanding at March 31,
      2005 and December 31, 2004                                              43,000          43,000
  Common stock, par value $0.001 per share, 100,000,000 shares authorized; 19,200,325 and 18,792,120 shares issued and
      outstanding at March 31, 2005 and December 31, 2004, respectively       19,200          18,792
  Additional paid-in capital                                               7,505,188       6,884,784
  Unissued common stock                                                       60,000               -
  Deferred compensation                                                      (56,250)              -
  Accumulated deficit                                                     (2,644,245)     (2,099,923)
                                                                         ------------  --------------

      Total stockholders' equity                                           5,410,309       5,330,069
                                                                         ------------  --------------

        Total liabilities and stockholders' equity                       $11,786,184   $  10,406,042
                                                                         ============  ==============

Note: The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.



                  See accompanying notes to unaudited condensed
                       consolidated financial statements.

                   PETROSEARCH ENERGY CORPORATION
       UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
          FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                              __________


                                                2005         2004
                                             -----------  -----------
Oil and gas production revenues              $  654,164   $2,068,264
                                             -----------  -----------

Operating costs and expenses:
  Lease operating and production taxes          177,060      214,817
  Depreciation, depletion and amortization      334,459      321,676
  General and administrative                    638,080      943,872
                                             -----------  -----------

    Total costs and expenses                  1,149,599    1,480,365
                                             -----------  -----------

Operating income (loss)                        (495,435)     587,899

Other income (expense):
  Interest income                                   416        1,868
  Interest expense                              (49,303)      (8,938)
                                             -----------  -----------

    Total other income (expense)                (48,887)      (7,070)
                                             -----------  -----------

      Net income (loss)                      $ (544,322)  $  580,829
                                             ===========  ===========


Basic net income (loss) per share            $    (0.03)  $     0.03
                                             ===========  ===========

Fully diluted net income (loss) per share    $    (0.03)  $     0.03
                                             ===========  ===========



                  See accompanying notes to unaudited condensed
                       consolidated financial statements.
                                       F-4

                                              PETROSEARCH ENERGY CORPORATION
                            UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
                                        FOR THE THREE MONTHS ENDED MARCH 31, 2005


                                                      SERIES A          SERIES B      ADDITIONAL UNISSUED
                                 COMMON STOCK      PREFERRED STOCK   PREFERRED STOCK   PAID-IN    COMMON      DEFERRED
                               SHARES    AMOUNT   SHARES    AMOUNT   SHARES  AMOUNT    CAPITAL     STOCK    COMPENSATION
                             ----------  -------  -------  --------  ------  -------  ----------  -------  --------------
Balance at December 31,
  2004                       18,792,120  $18,792  483,416  $483,416  43,000  $43,000  $6,884,784  $     -  $           -

Common stock issued for
  cash                          408,205      408        -         -       -        -     620,404        -              -

Compensation awarded to the
  board of directors                  -        -        -         -       -        -           -   60,000        (75,000)

Amortization of deferred
  compensation                        -        -        -         -       -        -           -        -         18,750

Net loss                              -        -        -         -       -        -           -        -              -
                             ----------  -------  -------  --------  ------  -------  ----------  -------  --------------

Balance at March 31,
  2005                       19,200,325  $19,200  483,416  $483,416  43,000  $43,000  $7,505,188  $60,000  $     (56,250)
                             ==========  =======  =======  ========  ======  =======  ==========  =======  ==============


                                             TOTAL
                                             STOCK-
                              ACCUMULATED   HOLDERS
                                DEFICIT      EQUITY
                             ------------  -----------
Balance at December 31,
  2004                       $(2,099,923)  $5,330,069

Common stock issued for
  cash                                 -      620,812

Compensation awarded to the
  board of directors                   -      (15,000)

Amortization of deferred
  compensation                         -       18,750

Net loss                        (544,322)    (544,322)
                             ------------  -----------

Balance at March 31,
  2005                       $(2,644,245)  $5,410,309
                             ============  ===========



                  See accompanying notes to unaudited condensed
                       consolidated financial statements.

                             PETROSEARCH ENERGY CORPORATION
               UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                       __________


                                                                 2005          2004
                                                              -----------  ------------
Cash flows from operating activities:
  Net income (loss)                                           $ (544,322)  $   580,829
  Adjustments to reconcile net income (loss) to net cash
    used in operating activities:
    Depletion, depreciation and amortization expense             334,459       321,676
    Amortization of deferred compensation                         18,750             -
    Reduction of subscription receivable in lieu of
      compensation                                                     -        30,000
    Common stock committed for services                                -        75,000
    Issuance of warrants for services                                  -       122,000
    Changes in operating assets and liabilities:
      Accounts receivable                                       (229,266)   (1,078,630)
      Related party receivable                                         -       (10,751)
      Prepaid expenses and other assets                         (360,740)       (6,127)
      Accounts payable and accrued liabilities                   (91,993)     (396,793)
                                                              -----------  ------------

        Net cash used in operating activities                   (873,112)     (362,796)
                                                              -----------  ------------

Cash flows from investing activities:
  Capital expenditures, including purchases and development
    of properties                                               (184,616)   (1,690,279)
  Proceeds from sale of overriding royalty interest                    -       100,000
                                                              -----------  ------------

        Net cash used in investing activities                   (184,616)   (1,590,279)
                                                              -----------  ------------

Cash flows from financing activities:
  Proceeds from the sale of common stock                         620,812       792,552
  Proceeds from common stock commitments                               -        70,867
  Proceeds from collection of stock subscription receivable            -     1,231,250
  Proceeds from notes payable                                  1,250,000             -
  Repayment of notes payable                                    (830,000)            -
                                                              -----------  ------------

        Net cash provided by financing activities              1,040,812     2,094,669
                                                              -----------  ------------

Net (decrease) increase in cash and cash equivalents             (16,916)      141,594

Cash and cash equivalents at beginning of period               1,100,568     1,860,464
                                                              -----------  ------------

Cash and cash equivalents at end of period                     1,083,652   $ 2,002,058
                                                              ===========  ============


Supplemental disclosures of cash flow information:

  Interest paid                                               $   24,885   $     8,938
                                                              ===========  ============

  Income taxes paid                                           $        -   $         -
                                                              ===========  ============



                  See accompanying notes to unaudited condensed
                       consolidated financial statements.

                         PETROSEARCH ENERGY CORPORATION
         NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   __________


1.   INTERIM  FINANCIAL  STATEMENTS
     ------------------------------

     The accompanying unaudited interim financial statements have been prepared without audit pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to such rules and regulations. These unaudited consolidated condensed financial statements should be read in conjunction with the audited financial statements and notes thereto of Petrosearch Energy Corporation (the "Company") for the year ended December 31, 2004. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of financial position, results of operations and cash flows for the interim periods presented have been included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the respective full year.


2.   INCOME  TAXES
     -------------

     The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management's assessment as to their realization.

     The difference between the 34% federal statutory income tax rate and amounts shown in the accompanying interim financial statements is primarily attributable to the utilization of net operating loss carryforwards and a valuation allowance recorded against net deferred tax assets.


3.   ACCRUED  LIABILITIES
     --------------------

     Accrued liabilities consist of the following at March 31, 2005 and December 31, 2004:

                                                       MARCH 31,    DECEMBER 31,
                                                         2005          2004
                                                     ------------  -------------
       Payable to working interest owners            $    110,437  $     139,270
       Accrued interest payable                            15,750         25,187
       Accrued liabilities for capital expenditures     1,054,599      1,017,058
       Other accrued expenses                             135,936        157,126
                                                     ------------  -------------

                                                     $  1,316,722  $   1,338,641
                                                     ============  =============


                                    Continued

                         PETROSEARCH ENERGY CORPORATION
    NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS, CONTINUED
                                   __________


4.   STOCK  WARRANTS
     ---------------

     The Company periodically issues incentive stock warrants to officers, executives, directors, consultants and advisory committee members to provide additional incentives to promote the success of the Company's business and to enhance the ability to attract and retain the services of qualified persons. The issuance of such warrants are approved by the Board of Directors. The exercise price of a warrant granted is determined by the fair market value of the stock on the date of grant.

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its employee stock options and warrants because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), requires use of option valuation models that were not developed for use in valuing employee stock options or warrants. Under APB 25, if the exercise price of the Company's employee stock warrants is greater than or equal to the market price of the underlying stock on the date of grant, no compensation expense is recognized. Compensation expense of $-0- and $122,000 related to warrants was recognized during the three month periods ended March 31, 2005 and 2004, respectively.

     Proforma information regarding net income (loss) and earnings per share is required by Statement 123 and 148, and has been determined as if the Company had accounted for its employee stock warrants under the fair value method of these Statements. For warrants granted during the three month periods ended March 31, 2005 and 2004, the fair value of such warrants was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

                             MARCH 31,   MARCH 31,
                               2005        2004
                            ----------  ----------
       Dividend yield              -0-         -0-

       Expected volatility        180%        135%

       Risk free interest        2.25%       2.25%

       Expected lives          3 years     3 years


     The Black-Scholes option valuation model was developed for use in estimating fair value of traded options or warrants that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock warrants have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock warrants.

     For purposes of proforma disclosures, the estimated fair value of the warrants is included in expense over the vesting period or expected life of the warrant.


                                    Continued

                         PETROSEARCH ENERGY CORPORATION
    NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS, CONTINUED
                                   __________


4.   STOCK WARRANTS, CONTINUED
     -------------------------

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                      --------------------------
                                                          2005          2004
                                                      ------------  ------------
       Net income (loss), as reported                 $  (544,322)  $   580,829

       Plus stock-based compensation included in net
         income, as reported                                    -       122,000

       Less stock-based compensation calculated in
         accordance with SFAS 123                        (540,000)   (1,640,138)
                                                      ------------  ------------

       Proforma net loss                              $(1,084,322)  $  (937,309)
                                                      ============  ============

       Basic net income (loss) per common share,
         as reported                                  $     (0.03)  $      0.03
                                                      ============  ============

       Fully diluted net income (loss) per common
         share, as reported                           $     (0.03)  $      0.03
                                                      ============  ============

       Basic and fully diluted proforma net loss
         per common share                             $     (0.06)  $     (0.05)
                                                      ============  ============

     A summary of the Company's warrant activity and related information for the three months ended March 31, 2005 follows:

                                                        WEIGHTED
                              NUMBER OF                  AVERAGE
                             SHARES UNDER   EXERCISE    EXERCISE
                               WARRANT        PRICE       PRICE
                             ------------  -----------  ---------
     Balance outstanding at
       December 31, 2004        7,333,892  $0.98-$9.75  $    3.77

       Issued                     650,000  $      1.95  $    1.95
                             ------------

     Balance outstanding at
       March 31, 2005           7,983,892  $0.98-$9.75  $    3.65
                             ============

     All outstanding stock warrants are exercisable at March 31, 2005. A summary of outstanding stock warrants at March 31, 2005 follows:

                                                               WEIGHTED
      NUMBER OF                      REMAINING                  AVERAGE
     COMMON STOCK                    CONTRACTED    EXERCISE    EXERCISE
     EQUIVALENTS   EXPIRATION DATE  LIFE (YEARS)     PRICE       PRICE
     ------------  ---------------  ------------  -----------  ---------
        1,569,332  September 2006           1.42  $ 0.98-1.63  $    1.24
        1,076,923  November 2006            1.67  $      9.75  $    9.75
        3,637,738  November 2008            3.67  $      1.95  $    1.95
          211,538  February 2007            1.92  $      9.75  $    9.75
          300,000  April 2007               2.09  $      9.75  $    9.75
          161,538  May 2007                 2.17  $6.50-$9.75  $    7.28
           30,769  March 2007               2.00  $      9.75  $    9.75
           76,923  July 2007                2.25  $5.20-$6.50  $    6.24
          269,131  September 2007           2.42  $4.88-$5.20  $    5.14
          650,000  March 2008               3.00  $      1.95  $    1.95


                                    Continued

                         PETROSEARCH ENERGY CORPORATION
    NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS, CONTINUED
                                   __________


5.   RELATED PARTY TRANSACTIONS
     --------------------------

     During the three months ended March 31, 2005, a vendor owned by the spouse of a director of the Company provided drilling services totaling $237,217. This director's spouse is also a 30% working interest owner in the projects being performed within the Company's subsidiary, TK Petrosearch, LLC. The balance owed to this vendor was $-0- at March 31, 2005.


6.   NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES
     -----------------------------------------------

     During the three months ended March 31, 2005 and 2004, the Company engaged in non-cash financing and investing activities as follows:

                                                        2005      2004
                                                      --------  --------
     Reduction in oil and gas properties due to loss
       on sale of properties                          $      -  $ 89,246
                                                      ========  ========

     Reduction of prepaid services for development
       of oil and gas properties                      $  4,476  $230,942
                                                      ========  ========

     Increase in accounts payable for property costs  $956,895  $393,484
                                                      ========  ========


7.   EARNINGS  PER  SHARE
     --------------------

     The Company has adopted SFAS No. 128, which provides for calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.

     Following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations for the three months ended March 31, 2005 and 2004:

                                                   2004          2003
                                               ------------  ------------
     Basic EPS:
       Net income (loss)                       $  (544,322)  $   580,829
       Less:  Preferred stock dividends                  -       (20,750)
                                               ------------  ------------

     Net income (loss) available to common
       stockholders (numerator)                $  (544,322)  $   560,079
                                               ============  ============

     Weighted average shares of common stock
       (denominator)                            19,114,331    17,153,901
                                               ============  ============

     Basic net income (loss) per share         $     (0.03)  $      0.03
                                               ============  ============



                                    Continued

                         PETROSEARCH ENERGY CORPORATION
    NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS, CONTINUED
                                   __________


7.   EARNINGS  PER  SHARE,  CONTINUED
     --------------------------------

                                                     2004         2003
                                                 ------------  -----------
     Diluted EPS:
       Income available to common stockholders   $  (544,322)  $   560,079
       Plus assumed conversions                            -        20,750
                                                 ------------  -----------

     Net income (loss) used for diluted EPS
       (numerator)                               $  (544,322)  $   580,829
                                                 ============  ===========

     Weighted average shares of common stock      19,114,331    17,153,901
     Plus effect of dilutive securities:
       Warrants                                            -     1,506,878
       Convertible preferred stock                         -     1,507,576
                                                 ------------  -----------

     Weighted average shares used for diluted
       EPS (denominator)                          19,114,331    20,168,355
                                                 ============  ===========

     Diluted net income (loss) per share         $     (0.03)  $      0.03
                                                 ============  ===========


     For the three months ended March 31, 2005, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share. For the three months ended March 31, 2005, these securities included in-the-money warrants for the purchase of 876,923 common shares and preferred stock convertible into 526,416 common shares.


8.   SUBSEQUENT  EVENTS
     ------------------

     Subsequent to March 31, 2005, the Company issued approximately 8.6 million shares of common stock of the Company for net proceeds of $9.9 million.


9.   SUBSEQUENT  EVENT
     -----------------

     In June 2005, the Company entered into an Option Agreement with the individual that has managed the TK Petrosearch, LLC subsidiary, to sell all of the assets of the subsidiary for a cash purchase price of approximately $2,140,000. The Option Agreement was exercised on August 3, 2005 with the effective date of transfer being July 1, 2005. The assets sold account for $1,370,110 of the Company's PV-10 of Proved Reserves as of December 31, 2004, or approximately 10% of the Company's total PV-10 value. The following represents the unaudited proforma effect on the 2004 consolidated balance sheet and statement of operations as if the transaction occurred on January 1, 2004.


                                    Continued

                         PETROSEARCH ENERGY CORPORATION
    NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS, CONTINUED
                                   __________


9.   SUBSEQUENT  EVENT,  CONTINUED
     -----------------------------

                                                              PROFORMA       PROFORMA
                                              AS REPORTED    ADJUSTMENTS   (UNAUDITED)
                                             -------------  -------------  ------------
     CONDENSED BALANCE SHEET
     --------------------------------------

     Total current assets                    $  3,886,299   $  2,139,138   $ 6,025,437
     Total property and equipment, net          7,754,987     (2,217,759)    5,537,228
     Other assets                                 144,898              -       144,898
                                             -------------  -------------  ------------

       Total assets                          $ 11,786,184   $    (78,621)  $11,707,563
                                             =============  =============  ============


     Total current liabilities               $  6,375,875   $          -   $ 6,375,875
     Total stockholders' equity                 5,410,309        (78,621)    5,331,688
                                             -------------  -------------  ------------

       Total liabilities and stockholders'
         equity                              $ 11,786,184   $    (78,621)  $11,707,563
                                             =============  =============  ============


     CONDENSED STATEMENT OF OPERATIONS
     --------------------------------------

     Oil and gas production revenues         $    654,164   $    255,128   $   399,036
     Cost and expenses                         (1,149,599)       176,507       973,092
                                             -------------  -------------  ------------

     Operating income (loss)                     (495,435)        78,621      (574,056)

     Other income (expense)                       (48,887)             -       (48,887)
                                             -------------  -------------  ------------

       Net income (loss)                     $   (544,322)  $     78,621   $  (622,943)
                                             =============  =============  ============


     Basic and diluted net income (loss)
       per common share                      $      (0.09)  $       0.00   $     (0.09)
                                             =============  =============  ============